File No. 024-12538

As filed with the Securities and Exchange Commission on March 3, 2025

PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated March 3, 2025

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

Raadr, Inc.

(doing business as Telvantis)

1,500,000,000 Shares of Common Stock

By this Offering Circular, Raadr, Inc., a Nevada corporation, is offering for sale a maximum of 1,500,000,000 shares of its common stock (the Offered Shares), at a fixed price of $0.003 per share, pursuant to Tier 1 of Regulation A of the United States Securities and Exchange Commission (the SEC). A minimum purchase of $10,000 of the Offered Shares is required in this offering, with any additional purchase required to be in an amount of at least $1,000. This offering is being conducted on a best-efforts basis, which means that there is no minimum number of Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Shares will not be entitled to a refund and could lose their entire investments.

Upon qualification of this offering by the SEC, a total of $1,150,000 of principal amount convertible promissory notes (the “Subject Convertible Notes”) will, by their terms, be eligible for conversion into Offered Shares (the Offered Shares issued upon conversion of the Subject Convertible Notes are referred to as the “Conversion Shares”), at the election of their respective holders, at the offering price for all of the Offered Shares, $0.003 per share converted. (See “Use of Proceeds” and “Plan of Distribution”).

This offering will commence within two days of its qualification by the SEC. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering circular being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”).

Title of Class of Securities Offered	Number of Offered Shares	Price to Public	Commissions(1)	Proceeds to Company(2)
Common Stock	1,500,000,000	$0.003	$-0-	$4,500,000(3)(4)

(1)We will not pay any commissions for the sale of Offered Shares in this offering. We do not intend to offer and sell the Offered Shares through registered broker-dealers or utilize finders. However, should we determine to employ a registered broker-dealer of finder, information as to any such broker-dealer or finder shall be disclosed in an amendment to this Offering Circular.

(2)Does not account for payment of expenses of this offering, which are estimated to not exceed $20,000 and which include, among other expenses, legal fees, accounting costs, administrative services, Blue Sky compliance and actual out-of-pocket expenses incurred by us in selling the Offered Shares. See “Plan of Distribution” and “Selling Shareholders.”

(3)The amount of total proceeds received by us includes a total of $1,232,500 of principal amount of the Subject Convertible Notes, plus accrued interest through the date of their respective conversions. After deducting the aggregate amount due (principal and interest) under the Convertible Notes, we will receive cash proceeds from sales of the Offered Shares equal to approximately $3,265,000. (See “Risk Factors–Risks Related to a Purchase of Offered Shares, “Use of Proceeds” and “Plan of Distribution”).

There is no escrow established for the proceeds of this offering. (See “Risk Factors - Risks Related to a Purchase of Offered Shares”).

Our common stock is quoted in the over-the-counter under the symbol “RDAR” in the OTC Pink marketplace of OTC Link. On February 28, 2025, the closing price of our common stock was $0.00085 per share.

Investing in the Offered Shares is speculative and involves substantial risks, including the superior voting rights of our outstanding shares of Series F Preferred Stock (the “Series F Preferred Stock”), which effectively precludes current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The holders of the Series F Preferred Stock, as a class, have voting rights in all matters requiring shareholder approval equal to 66.67% of all shares eligible to vote.

Mexedia S.p.A S.B., an Italy corporation (“Mexedia SPA”), is the owner of all outstanding shares of our Series F Preferred Stock; Orlando Taddeo is the President of Mexedia SPA and, as such, holds voting and dispositive control over the shares of Series F Preferred Stock owned by Mexedia SPA. As the owner of all outstanding shares of Series F Preferred Stock, Mexedia SPA will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors-Risks Related to a Purchase of the Offered Shares”).

You should purchase Offered Shares only if you can afford a complete loss of your investment. See “Risk Factors,” beginning on page 4, for a discussion of certain risks that you should consider before purchasing any of the Offered Shares.

THE SEC DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in Offered Shares.

No sale may be made to you in this offering if you do not satisfy the investor suitability standards described in this Offering Circular under “Plan of Distribution – State Law Exemption and Offerings to Qualified Purchasers,” including “Investor Suitability Standards” thereunder (page 13). Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is ______________, 2025.

FOR FLORIDA RESIDENTS:

PURSUANT TO SECTION 517.061(11)(A)(5) OF THE FLORIDA STATUTES, FLORIDA INVESTORS HAVE A THREE-DAY RIGHT OF RESCISSION. IF A FLORIDA INVESTOR HAS EXECUTED A SUBSCRIPTION AGREEMENT AND TENDERED THE CONSIDERATION FOR THE PURCHASE, HE MAY ELECT, WITHIN THREE BUSINESS DAYS AFTER SIGNING THE SUBSCRIPTION AGREEMENT OR BEING FIRST NOTIFIED OF THIS RIGHT, WHICHEVER IS LATER, TO WITHDRAW FROM THE SUBSCRIPTION AGREEMENT AND RECEIVE A FULL REFUND AND RETURN (WITHOUT INTEREST) OF ANY MONEY PAID BY HIM. A FLORIDA INVESTOR’S WITHDRAWAL WILL BE WITHOUT ANY FURTHER LIABILITY TO ANY PERSON. TO ACCOMPLISH SUCH WITHDRAWAL, A FLORIDA INVESTOR NEED ONLY SEND A LETTER OR TELEGRAM TO THE COMPANY AT THE ADDRESS SET FORTH IN THIS MEMORANDUM INDICATING HIS INTENTION TO WITHDRAW. SUCH LETTER OR TELEGRAM MUST BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED THIRD BUSINESS DAY. IF A FLORIDA INVESTOR SENDS A LETTER, IT IS PRUDENT TO SEND IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO AN OFFICER OF THE COMPANY TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME AND DATE WHEN IT IS MAILED. SHOULD A FLORIDA INVESTOR MAKE THIS REQUEST ORALLY, HE SHOULD ASK FOR WRITTEN CONFIRMATION THAT HIS REQUEST HAS BEEN RECEIVED. THE FOREGOING IS INTENDED TO CONSTITUTE THE NOTICE REQUIRED UNDER THE FLORIDA STATUTES. ACCORDINGLY, EACH PURCHASER WILL HAVE THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO VOID HIS PURCHASE OF THESE SECURITIES.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipates, believes, continue, could, estimates, expects, intends, may, might, plans, possible, potential, predicts, projects, seeks, should, will, would and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the Risk Factors section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. Unless otherwise indicated, the terms we, us and our refer and relate to Raadr, Inc., a Nevada corporation, including its subsidiaries.

History

Our company was incorporated in the State of Nevada on March 29, 2006, as White Dental Supply, Inc. On January 7, 2013, our corporate name changed to Pitooey!, Inc. On October 12, 2015, our corporate name changed to Raadr, Inc.

Our Board of Directors and majority shareholder have approved a change of our corporate name to Telvantis, Inc. In the near future, we will submit an application for approval of this corporate action to FINRA. The effective time, as it relates to the stock trading market, of this corporate action, which will include a change to our trading symbol, will depend on the date on which FINRA issues its approval of our related filing. We are unable to predict the date on which FINRA will issue such approval.

Recent Change in Control

Effective October 8, 2024, a change in control of our company, in connection with our acquisitions (the “Mexedia Acquisitions”) of Telvantis, Inc. (formerly known as Mexedia, Inc.), a Florida corporation with its operations headquartered in Miami Beach, Florida (“Telvantis Florida”), and Mexedia DAC, an Ireland corporation now wholly owned by Telvantis Florida (“Mexedia DAC”) (Telvantis Florida and Mexedia DAC are referred to as the “Mexedia Companies”). Following these transactions, Mexedia SPA controls our company. However, it is intended that, as soon as possible and in keeping with applicable Italian corporate laws and applicable Euronext Growth Paris exchange rules, Mexedia SPA would distribute to its shareholders the control shares issued to it pursuant to the Acquisition Agreements.

Also in connection with the Mexedia Acquisitions, Jacob DiMartino resigned as the Sole Director and Officer of our company and the following persons were appointed: Daniel Contreras, Chief Executive Officer and Director; Orlando Taddeo, President and Director; and Daniel Gilcher, Chief Financial Officer, Secretary, Treasurer and Director. (See “Directors, Executive Officers, Promoters and Control Persons”).

Acquisitions of the Mexedia Companies. Pursuant to separate Share Exchange Agreements (the “Acquisition Agreements”), we acquired 100% ownership of Telvantis Florida by the issuance of 40,000 shares of Series F Preferred Stock to Mexedia SPA and 100% ownership of Mexedia DAC by the issuance of 35,000 shares of Series F Preferred Stock to Mexedia SPA. Except for the consideration paid under the Acquisition Agreements, the Acquisition Agreements are substantially identical and contain the following provisions, among other customary provisions:

Regulation A Offering. Should we fail to have filed an Offering Statement on Form 1-A pursuant to Regulation A of the Securities and Exchange Commission (the “Reg A Offering”), on or before October 28th, Mexedia SPA has the right, but not the obligation, to rescind the Acquisition Agreements. This condition subsequent has been waived by Mexedia SPA.

Reg A Offering Proceeds. Should we fail to have obtained the sum of $1,500,000 in proceeds from the Reg A Offering, on or before the date that is six (6) months from the date of the SEC’s qualification of the Reg A Offering, Mexedia SPA has the right, but not the obligation, to rescind the Acquisition Agreements. This condition subsequent has been waived by Mexedia SPA.

Divestiture. Should we fail to have divested of our pre-closing operations, which divestiture shall include all debts, other than the trade payables of our company, as of the closing date of the Mexedia Acquisitions, on or before December 31, 2024, Mexedia SPA shall have the right, but not the obligation, to rescind the Acquisition Agreements. This condition has been satisfied by our company.

With the waivers and satisfaction of the conditions precedent in the Acquisition Agreements, our company’s ownership of the Mexedia Companies has fully vested.

Redemption Agreement. In connection with the Acquisition Agreements, our company and JanBella entered into the Redemption Agreement, pursuant to which JanBella sold 100% of the then-outstanding shares of Series E Preferred Stock to our company in exchange for the Redemption Note.

The principal amount of the Redemption Note is $540,000, with interest at 8% per annum and a maturity date of October 8, 2025. Under the Redemption Note, we are required to pay, on a monthly basis, 40% of the proceeds from the Reg A Offering that exceeds $100,000, until the principal and interest shall have been paid.

Following the date of payment in full of the principal balance of the Redemption Note (the “Balance Date”), we are to pay JanBella up to an additional $1,260,000 as additional principal (the “Additional Principal”), whether through monthly payments of 10% of Reg A Offering proceeds and/or, for a period of 18 months immediately following the issue date of the Redemption Note, 10% of funds obtained by our company from any third-party.

Pledge Agreement and Guaranty. In connection with the Acquisition Agreements, JanBella and Mexedia SPA entered into a pledge agreement (the “Pledge Agreement”) and a guaranty (“Guaranty”) with respect to our company’s obligations under the Redemption Note. Specifically, the Pledge Agreement and the Guaranty relate to our company’s timely payment of the $540,000 principal balance and accrued interest on the Redemption Agreement.

Share Cancellation Agreements. In connection with the Acquisition Agreements, our company entered into three separate share cancellation agreement (the “Share Cancellation Agreements”) with Dean Richards, Brenda Whitman and Christina Upham, respectively. Pursuant to the Share Cancellation Agreements, a total of 1,700,000,000 shares of our common stock were cancelled.

Series F Preferred Stock. Also in conjunction with the Mexedia Acquisitions, we designated a new Series F Preferred Stock and issued a total of 75,000 shares of such Series F Preferred Stock to Mexedia SPA, which now controls our company through its ownership of the Series F Preferred Stock. (See “Description of Securities-Series F Preferred Stock”).

New Business Focus

Following the acquisitions of the Mexedia Companies, our company has adopted the business plan of the Mexedia Companies as our company’s new business focus. Our prior business operations centered around an anti-bulling App known as “RAADR” are to be divested, in accordance with the Acquisition Agreements, which divestiture is expected to occur prior to the end of December 2024.

Our company now operates as a holding company in the telecommunications sector. Telvantis Florida and Mexedia DAC are intermediary operators that sell “segments” of telephone connections, taking place between a “calling” user and a “called” user, to other Telco operator or mobile operators. As telco operators, the volume of their revenues is closely linked to the number of interconnection agreements entered into with commercial partners, e.g. commercial contracts between telecom operators with the aim of interconnecting networks and exchanging services.

Our customers and supplier entities are predominantly based in the United States and the principal service we provide is the termination of international voice communication between customer entities in the context of global communication. The service is provided on a strictly digital basis through the internet. The specific rates charged and destinations serviced change over time, depending on commercial opportunities and customer needs. Further, a part of our business consists of the aggregation of voice traffic from different customers to be delivered to the same supplier. We are, therefore, in principle, able to serve any network operator who generates international voice activity. (See “Business”).

Figure 1 below depicts the structure of our company, following the acquisitions of the Mexedia Companies.

Offering Summary

Securities Offered	1,500,000,000 shares of common stock, par value $0.001

Offering Price	$0.003 per Offered Share.

Shares Outstanding Before This Offering	6,371,260,661 shares issued and outstanding as of the date hereof.

Shares Outstanding After This Offering	7,871,260,661 shares issued and outstanding, assuming the sale of all Offered Shares are sold.

Minimum Number of Shares to Be Sold in This Offering	None

Current Financial Condition

At December 31, 2024, our company had cash on hand of $1,431,921 (unaudited) and, for the year ended December 31, 2024, we reported revenues of $7,176,431 (unaudited) and a net loss of $32,673,750 (unaudited). The acquisition of the Mexedia Companies has transformed our company into a company that possesses adequate capital for operations and significant revenues. (See “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”).

Disparate Voting Rights

Our outstanding shares of Series F Preferred Stock possess superior voting rights, which effectively precludes current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The holders of the Series F Preferred Stock, as a class, have voting rights in all matters requiring shareholder approval equal to 66.67% of all shares eligible to vote. Mexedia SPA (Orlando Taddeo, a Director and President of our company, is the President of Mexedia SPA and, in such capacity, controls the vote and disposition of the Series F Preferred Stock), as the owner of all outstanding shares of our Series F Preferred Stock will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors-Risks Related to a Purchase of the Offered Shares”).

Investor Suitability Standards

The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

Market for our Common Stock	Our common stock is quoted in the over-the-counter market under the symbol “RDAR” in the OTC Pink marketplace of OTC Link.

Termination of this Offering

This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering circular being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion.

Use of Proceeds	We will apply the proceeds of this offering for acquisitions, debt payment, general and administrative expenses and working capital. (See “Use of Proceeds”).

Risk Factors

An investment in the Offered Shares involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares.

Corporate Information

Our principal place of business and our principal executive offices are located at 1680 Michigan Avenue, Suite 700, Miami Beach, Florida 33139; our telephone number is 954-456-3191; our corporate website is located at www.telvantis.com. No information found on our company’s website is part of this Offering Circular.

Continuing Reporting Requirements Under Regulation A

As a Tier 1 issuer under Regulation A, we will be required to file with the SEC a Form 1-Z (Exit Report Under Regulation A) upon the termination of this offering. We will not be required to file any other reports with the SEC following this offering.

However, during the pendency of this offering and following this offering, we intend to file quarterly and annual financial reports and other supplemental reports with OTC Markets, which will be available at www.otcmarkets.com.

All of our future periodic reports, whether filed with OTC Markets or the SEC, will not be required to include the same information as analogous reports required to be filed by companies whose securities are listed on the NYSE or NASDAQ, for example.

RISK FACTORS

An investment in the Offered Shares involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular, before purchasing any of the Offered Shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. (See “Cautionary Statement Regarding Forward-Looking Statements”).

Risks Related to Our Company

Currently, the Rule 144 safe harbor is unavailable for the resale of shares issued by us. Because our company was, in the distant past, a “shell company” as defined by Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, pursuant to Rule 144, one year must elapse from the time a “shell company” ceases to be a “shell company” and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144.

The term “Form 10 information” means the information that is required by SEC Form 10, to register under the Exchange Act each class of securities being sold under Rule 144. The Form 10 information is deemed filed when the initial filing is made with the SEC. Under Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at any time previously a reporting or non-reporting shell company can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Prior to our acquisitions of the Mexedia Companies, we did not have a successful operating history. Until October 2024, when we acquired the Mexedia Companies, we did not have a successful operating history. However, the Mexedia Companies have reported operating profits in past periods. Nevertheless, there is no assurance that the Mexedia Companies will continue to earn a profit from their operations.

To increase revenues, the Mexedia Companies require additional capital. We require additional working capital with which to increase the capacity of the Mexedia Companies to generate revenues. There is no assurance that we will be able to obtain sources of financing, including in this offering, in order to satisfy our working capital needs as they relate to achieving greater revenues.

A default under our $45 million credit facility agreement could result in our lender foreclosing on the Mexedia Companies, resulting in our company’s loss of ownership of the Mexedia Companies. Because substantially all of the assets of the Mexedia Companies are pledged to securitize our credit facility agreement with our lender, Fasanara Securitisation S.A., an uncured default under such credit facility could result in our company’s losing ownership of the Mexedia Companies pursuant to a foreclosure action of our lender. If such an event were to occur, our company would no longer have any business operations.

Our financial statements are not independently audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied. We are not required to have our financial statements audited by a firm that is certified by the Public Company Accounting Oversight Board (“PCAOB”). As such, we do not have a third party reviewing the accounting. We may also not be up to date with all publications and releases released by the PCAOB regarding accounting standards and treatments. This circumstance could mean that our unaudited financials may not properly reflect up to date standards and treatments, resulting in misstated financial statements.

If we are unable to manage future expansion effectively, our business may be adversely impacted. In the future, we may experience rapid growth in our business, which could place a significant strain on our company’s infrastructure, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we are unable to manage future expansion effectively, our business would be harmed. There is, of course, no assurance that we will enjoy rapid development in our business.

We currently depend on the efforts of our executive officers’ serving without current compensation; the loss of these persons could disrupt our operations and adversely affect the development of our business. Our success in establishing our products and services will depend, primarily, on the continued service of our executive officers, Daniel Contreras, Orlando Taddeo and Daniel Gilcher. We have entered into an employment agreement only with Mr. Contreras. We intend to enter into employment agreements with Messrs. Taddeo and Gilcher in the near future; terms of such employment agreements have yet to be determined. The loss of service of these persons, for any reason, could seriously impair our ability to execute our business plan, which could have a materially adverse effect on our business and future results of operations. We have not purchased any key-man life insurance.

Two of our officers do not devote all of their time to the business of our company. Our President, Orlando Taddeo, and our Chief Financial Officer, Daniel Gilcher, devote approximately 20 hours and 25 hours per week, respectively, to the business of our company. To date, these amounts of time has proven to be adequate to perform their respective duties. However, as our company grows, particularly if such growth is achieved by acquisition, it is possible that these amounts of time may not be sufficient for them to perform adequately their duties. Should such circumstance arise, it is likely that our results of operations would be negatively impacted.

Our management may encounter conflicts of interest, due to their having business interests outside our company. Due to their outside business interests, including those associated with Mexedia SPA for Orlando Taddeo and Daniel Gilcher, our officers and directors may encounter conflicts of interest. Should such a conflict of interest arise, the conflicted party will be required to resolve any such conflicts in accordance with the fiduciary duties owed to our company. There is, however, no assurance that any such conflict would be resolved successfully, in which circumstance, our company could be damaged. We are unable to make any prediction, in this regard. (See “Directors, Executive Officers, Promoters and Control Persons - Conflicts of Interest”).

If we are unable to recruit and retain key personnel, our business may be harmed. If we are unable to attract and retain key personnel, our business may be harmed. Our failure to enable the effective transfer of knowledge and facilitate smooth transitions with regard to our key employees could adversely affect our long-term strategic planning and execution.

Negative outcomes of legal proceedings may adversely affect our business and financial condition, results of operations and cash flows. We become involved in legal proceedings from time to time. While we are not currently involved in any material legal proceedings, potential future proceedings may be complicated, costly and disruptive to our business operations. We might also incur significant expenses in defending these matters or may be required to pay significant fines, awards and settlements. Any of these potential outcomes, such as judgments, awards, settlements or orders could have a material adverse effect on our business, financial condition, operating results or our ability to do business.

The business of the Mexedia Companies may be impacted by new or changing tax laws or regulations or how judicial authorities apply tax laws. In connection with the services we sell, we calculate, collect and remit various taxes, surcharges and regulatory fees to numerous governmental authorities.

Tax laws are subject to change as new laws are passed and new interpretations of the law are issued or applied. In many cases, the application of tax laws is uncertain and subject to differing interpretations, especially when evaluated against new technologies and telecommunications services, such as broadband internet access and cloud related services.

In the event that the Mexedia Companies have incorrectly calculated, assessed or remitted amounts that were due to governmental authorities, the Mexedia Companies could be subject to additional taxes, fines, penalties or other adverse actions, which could materially impact their businesses, financial condition and operating results.

Our Board of Directors may change our policies without shareholder approval. Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our Board of Directors or officers to whom our Board of Directors delegates such authority. Our Board of Directors will also establish the amount of any dividends or other distributions that we may pay to our shareholders. Our Board of Directors or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without shareholder vote. Accordingly, our shareholders will not be entitled to approve changes in our policies, which policy changes may have a material adverse effect on our financial condition and results of operations.

Risks Related to Our Business

Alternative technologies, changes in the regulatory environment and current uncertainties in the marketplace may reduce future demand for existing telecommunication services and materially increase our capital expenditures. The telecommunications industry is experiencing significant technological change, evolving industry standards, ongoing improvements in the capacity and quality of digital technology, shorter development cycles for new products and enhancements and changes in end-user requirements and preferences. Technological advances, industry changes and changes in the regulatory environment could cause the technologies we use to become obsolete. We may not be able to respond to such changes and implement new technology on a timely basis or at an acceptable cost. Additionally, we may be required to select one developing or new technology over another and may not choose the technology that is ultimately determined to be the most economic, efficient or attractive to customers. We may also encounter difficulties in implementing new technologies, products and services and may encounter disruptions in service as a result. As a result, our financial performance may be negatively impacted.

We may not benefit from our acquisition strategy. As part of our business strategy, we regularly evaluate opportunities to enhance the value of our company by pursuing acquisitions of other businesses. Although we remain subject to financial and other covenants in our credit facility agreement that may limit our ability to pursue certain strategic opportunities, we intend to continue to evaluate and, when appropriate, pursue strategic acquisition opportunities as they arise. We cannot provide any assurance, however, with respect to the timing, likelihood, size or financial effect of any potential transaction involving our company, as we may not be successful in identifying and consummating any acquisition or in integrating any newly acquired business into our operations.

Currently, we have not entered into any agreement, oral or written, or other understanding with respect to the acquisition of any going business and/or assets.

The evaluation of business acquisition opportunities and the integration of any acquired businesses pose a number of significant risks, including the following:

•acquisitions may place significant strain on our management and financial and other resources by requiring us to expend a substantial amount of time and resources in the pursuit of acquisitions that we may not complete, or to devote significant attention to the various integration efforts of any newly acquired businesses, all of which will require the allocation of limited resources;

•acquisitions may not have a positive impact on our cash flows or financial performance;

•even if acquired businesses eventually contribute to an increase in our cash flows or financial performance, such acquisitions may adversely affect our operating results in the short term as a result of transaction-related expenses we will have to pay or the higher operating and administrative expenses we may incur in the periods immediately following an acquisition as we seek to integrate the acquired business into our operations;

•we may not be able to realize anticipated synergies, achieve the desired level of integration of the acquired business or eliminate as many redundant costs;

•we may not be able to maintain relationships with customers, suppliers and other business partners of the acquired business;

•our operating and financial systems and controls and information services may not be compatible with those of the businesses we may acquire and may not be adequate to support our integration efforts, and any steps we take to improve these systems and controls may not be sufficient;

•our business plans and projections used to justify the acquisitions and expansion investments may be based on assumptions of revenues per subscriber, penetration rates in specific markets where we operate and expected operating costs and these assumptions may not develop as projected, which may negatively impact our profitability or the value of our intangible assets;

•growth through acquisitions will increase our need for qualified personnel, who may not be available to us or, if they were employed by a business we acquire, remain with us after the acquisition; and

•acquired businesses may have unexpected liabilities and contingencies, which could be significant.

Disruptions of our information technology infrastructure or operations could harm our business. A disruption of our information technology infrastructure or overall operations, or the infrastructure or operations of certain vendors who provide information technology or overall operations services to us or our customers, could be caused by a natural disaster, energy or manufacturing failure, telecommunications system failure, ransomware attack, cybersecurity attack, terrorist attack, intrusion or incident or defective or improperly installed new or upgraded business management systems. Although we make significant efforts to maintain the security and integrity of the Company’s operations and information technology infrastructure, there can be no assurance that our security efforts, business impact planning and disaster recovery measures will be effective or that attempted security breaches or catastrophic disruptions would not be successful or damaging, especially in light of the growing sophistication of cyber-attacks and intrusions sponsored by state or other interests. Portions of our information technology infrastructure also may experience interruptions, delays or cessations of service or produce errors in connection with systems integration or migration work that takes place from time to time. In the event of any such disruption, we may be unable to conduct our business in the normal course. Moreover, our business involves the processing, storage and transmission of data, which would also be negatively affected by such an event. A disruption of our information technology infrastructure or operations could also cause us to lose customers and revenue, particularly during a period of heavy demand for our services. We also could incur significant expense in repairing system damage and taking other remedial measures.

We could suffer a loss of revenue and increased costs, exposure to significant liability, reputational harm and other serious negative consequences if we sustain cyber-attacks or other data security breaches that disrupt our operations or result in the dissemination of proprietary or confidential information about us or our customers or other third parties. We utilize our information technology infrastructure to manage and store various proprietary information and sensitive or confidential data relating to our operations. We routinely process, store and transmit large amounts of data for our customers, including sensitive and personally identifiable information. We depend on our information technology infrastructure to conduct business operations and provide customer services. We may be subject to data breaches and disruptions of the information technology systems we use for these purposes. Our industry has witnessed an increase in the frequency, intensity and sophistication of cybersecurity incidents caused by threat actors such as foreign governments, criminals, hacktivists, terrorists and insider threats. Threat actors may be able to penetrate our network security and misappropriate or compromise our confidential, sensitive, personal or proprietary information, or that of third parties, and engage in the unauthorized use or dissemination of such information. They may be able to create system disruptions, or cause shutdowns. Threat actors may be able to develop and deploy viruses, worms, ransomware and other malicious software programs that attack our products or otherwise exploit security vulnerabilities of our systems causing operational damage that could impact our ability to serve customers and result in financial losses. In addition, sophisticated hardware and operating system software and applications that we procure from third parties may contain defects in design or manufacture, including “bugs,” cybersecurity vulnerabilities and other problems that could unexpectedly interfere with the operation or security of our systems.

Like many other companies, we increasingly leverage third-party SaaS solutions and external service providers to help us deliver services to our customers. In the delivery of these services, we are dependent on the security infrastructure of those third-party providers. These providers are also vulnerable to the cyber-attacks possible in today’s environment. In the case where a third-party provider becomes victim to an attack it could have an impact on our operations or ability to service customers.

To date, interruptions of our information technology infrastructure and third-party suppliers have been infrequent and have not had a material impact on our operations. However, because technology is increasingly complex and cyber-attacks are increasingly sophisticated and more frequent, there can be no assurance that such incidents will not have a material adverse effect on us in the future. The consequences of a breach of our security measures or those of a third-party provider, a cyber-related service or operational disruption, or a breach of personal, confidential, proprietary or sensitive data caused by a hacker or other malicious actor could be significant for us, our customers and other affected third parties. For example, the consequences could include damage to infrastructure and property, impairment of business operations, disruptions to customer service, financial costs and harm to our liquidity, costs associated with remediation, loss of revenues, loss of customers, competitive disadvantage, legal expenses associated with litigation, regulatory action, fines or penalties or damage to our brand and reputation.

In addition, the costs to us to eliminate or address the foregoing security challenges and vulnerabilities before or after a cyber-incident could be significant. In addition, our remediation efforts may not be successful and could result in interruptions, delays or cessation of service. We could also lose existing or potential customers for our services in connection with any actual or perceived security vulnerabilities in the services.

We are subject to payment processing risk. We rely on third parties to process payments from our customers. Acceptance and processing of these payment methods are subject to certain rules and regulations and require payment of interchange and other fees. To the extent there are disruptions in our payment processing systems, our revenue, operating expenses and results of operation could be adversely impacted.

Our business and operations would be adversely impacted in the event of a failure or interruption of our information technology infrastructure or as a result of a cybersecurity attack. The proper functioning of our own information technology (IT) infrastructure is critical to the efficient operation and management of our business. We may not have the necessary financial resources to update and maintain our IT infrastructure, and any failure or interruption of our IT system could adversely impact our operations. In addition, our IT is vulnerable to cyberattacks, computer viruses, worms and other malicious software programs, physical and electronic break-ins, sabotage and similar disruptions from unauthorized tampering with our computer systems. We believe that we have adopted appropriate measures to mitigate potential risks to our technology infrastructure and our operations from these IT-related and other potential disruptions. However, given the unpredictability of the timing, nature and scope of any such IT failures or disruptions, we could potentially be subject to downtimes, transactional errors, processing inefficiencies, operational delays, other detrimental impacts on our operations or ability to provide products to our customers, the compromising of confidential or personal information, destruction or corruption of data, security breaches, other manipulation or improper use of our systems and networks, financial losses from remedial actions, loss of business or potential liability, and/or damage to our reputation, any of which could have a material adverse effect on our cash flows, competitive position, financial condition or results of operations.

If we fail to comply with personal data protection and privacy laws, we could be subject to adverse publicity, government enforcement actions and/or private litigation, which could negatively affect our business and operating results. In the ordinary course of our business, we receive, process, transmit and store information relating to identifiable individuals (“personal data”), primarily employees, former employees and consumers with whom we interact. As a result, we are subject to various U.S. federal and state and foreign (E.U.) laws and regulations relating to personal data. These laws have been subject to frequent changes, and new legislation in this area may be enacted in other jurisdictions at any time. These laws impose operational requirements for companies receiving or processing personal data, and many provide for significant penalties for noncompliance. These requirements with respect to personal data have subjected and may continue in the future to subject our company to, among other things, additional costs and expenses and have required and may in the future require costly changes to our business practices and information security systems, policies, procedures and practices. Our security controls over personal data, the training of employees and vendors on data privacy and data security, and the policies, procedures and practices we implemented or may implement in the future may not prevent the improper disclosure of personal data by us or the third-party service providers and vendors whose technology, systems and services we use in connection with the receipt, storage and transmission of personal data. Unauthorized access or improper disclosure of personal data in violation of personal data protection or privacy laws could harm our reputation, cause loss of consumer confidence, subject us to regulatory enforcement actions (including fines), and result in private litigation against us, which could result in loss of revenue, increased costs, liability for monetary damages, fines and/or criminal prosecution, all of which could negatively affect our business and operating results.

We may not compete successfully with other businesses in our industry segment. The industry segment in which we compete is highly competitive and, in general, dominated by large companies. We may not be successful in competing against these competitors, many of whom have longer operating histories, significantly greater financial stability and better access to capital markets and credit than we do. There is no assurance that we will be able to compete successfully against our competition. (See “Business-Competition”).

Risks Related to Compliance and Regulation

We will not have reporting obligations under Sections 14 or 16 of the Securities Exchange Act of 1934, nor will any shareholders have reporting requirements of Regulation 13D or 13G, nor Regulation 14D. So long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers and beneficial holders will only be available through periodic reports we file with OTC Markets.

Our common stock is not registered under the Exchange Act and we do not intend to register our common stock under the Exchange Act for the foreseeable future; provided, however, that we will register our common stock under the Exchange Act if we have, after the last day of any fiscal year, more than either (1) 2,000 persons; or (2) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

Further, as long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.

The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer. A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company’s common stock for a limited period of time. This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on shareholders tendering a fixed number of their shares.

In addition, as long as our common stock is not registered under the Exchange Act, our company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which require the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than 5% of the class.

There may be deficiencies with our internal controls that require improvements. Our company is not required to provide a report on the effectiveness of our internal controls over financial reporting. We are in the process of evaluating whether our internal control procedures are effective and, therefore, there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such independent evaluations.

Risks Related to Our Organization and Structure

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for independent board members. As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-1 or listing on a national stock exchange would be. Accordingly, we are not required to have (a) a board of directors of which a majority consists of independent directors under the listing standards of a national stock exchange, (b) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (c) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/ corporate governance committee charter meeting a national stock exchange’s requirements, (d) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (e) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

Our holding company structure makes us dependent on our future subsidiaries for our cash flow and subordinates the rights of our shareholders to the rights of creditors of our subsidiaries, in the event of an insolvency or liquidation of any such future subsidiary. Our company, Raadr, Inc., acts as a holding company and, accordingly, substantially all of our operations are conducted through subsidiaries. Such subsidiaries are separate and distinct legal entities. As a result, our cash flow depends upon the earnings of our subsidiaries. In addition, we depend on the distribution of earnings, loans or other payments by our subsidiaries. No subsidiary has any obligation to provide our company with funds for our payment obligations. If there is an insolvency, liquidation or other reorganization of any of our subsidiaries, our shareholders would have no right to proceed against their assets. Creditors of our subsidiaries would be entitled to payment in full from the sale or other disposal of the assets of such subsidiaries before our company, as a shareholder, would be entitled to receive any distribution from that sale or disposal.

Risks Related to a Purchase of the Offered Shares

There is no minimum offering and no person has committed to purchase any of the Offered Shares. We have not established a minimum offering hereunder, which means that we will be able to accept even a nominal amount of proceeds, even if such amount of proceeds is not sufficient to permit us to achieve any of our business objectives. In this regard, there is no assurance that we will sell any of the Offered Shares or that we will sell enough of the Offered Shares necessary to achieve any of our business objectives. Additionally, no person is committed to purchase any of the Offered Shares.

There is no escrow established for the proceeds of this offering. Because there is no escrow established for the proceeds of this offering, proceeds derived from sales of Offered Shares will be deposited directly into our operating account, will be available for immediate use by our company and will be immediately subject to any claims of our creditors.

The outstanding shares of our Series F Preferred Stock effectively preclude current and future owners of our common stock from influencing any corporate decision. Mexedia SPA is the owner of all outstanding shares of our Series F Preferred Stock, which provides holders of the Series F Preferred Stock, as a class, voting rights in all matters requiring shareholder approval equal to 66.67% of all shares eligible to vote. Currently, Orlando Taddeo, as President of Mexedia SPA, the owner of all outstanding shares of our Series F Preferred Stock will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. Mexedia SPA’s ownership of all outstanding shares of our Series F Preferred Stock may also delay or prevent a future change of control of our company at a premium price, if it opposes it.

The outstanding shares of our Series F Preferred Stock, as a class, may be converted into a number of shares of our common stock equal to 75% of the post-conversion shares of common stock. Each 1,000 shares of Series F Preferred Stock have rights to convert into a number of shares of our common stock equal to one percent (1%) of the then-outstanding shares of our common stock, at any time. The effect of such rights of conversion is that their holder, Mexedia SPA, were Mexedia SPA to convert all outstanding shares of our Series F Preferred Stock into common stock, would be issued a number of shares of common stock equal to 75% of our then-outstanding shares of common stock. (See “Dilution-Ownership Dilution”).

Issuances of Conversion Shares in this offering will reduce the cash proceeds we are able to obtain. To the extent the holders of the Subject Convertible Notes elect to convert their notes into Offered Shares, the total amount of cash that we will be able to obtain in this offering would be reduced. Should we become obligated to issue a significant number of Conversion Shares, our inability to offer and sell such issued Offered Shares for cash could have a negative effect on our business and operating results. However, no prediction can be made, in this regard.

We may seek additional capital that may result in shareholder dilution or that may have rights senior to those of our common stock. From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, which could negatively affect the market price of our common stock or cause our shareholders to experience dilution.

You may never realize any economic benefit from a purchase of Offered Shares. Because the market for our common stock is volatile, there is no assurance that you will ever realize any economic benefit from your purchase of Offered Shares.

We do not intend to pay dividends on our common stock. We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends.

Our shares of common stock are Penny Stock, which may impair trading liquidity. Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC, which rule imposes certain requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

The market price of our common stock is highly volatile. The market for low priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon. No assurance can be given that the market for our common stock will continue. The price of our common stock may be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

•quarterly variations in our operating results;

•operating results that vary from the expectations of investors;

•changes in expectations as to our future financial performance, including financial estimates by investors;

•reaction to our periodic filings, or presentations by executives at investor and industry conferences;

•changes in our capital structure;

•announcements of innovations or new services by us or our competitors;

•announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•lack of success in the expansion of our business operations;

•announcements by third parties of significant claims or proceedings against our company or adverse developments in pending proceedings;

•additions or departures of key personnel;

•asset impairment;

•temporary or permanent inability to offer products or services; and

•rumors or public speculation about any of the above factors.

The terms of this offering were determined arbitrarily. The terms of this offering were determined arbitrarily by us. The offering price for the Offered Shares does not necessarily bear any relationship to our company’s assets, book value, earnings or other established criteria of valuation. Accordingly, the offering price of the Offered Shares should not be considered as an indication of any intrinsic value of such securities. (See “Dilution”).

You will suffer dilution in the net tangible book value of the Offered Shares you purchase in this offering. If you acquire any Offered Shares, you will suffer immediate dilution, due to the lower book value per share of our common stock compared to the purchase price of the Offered Shares in this offering. (See “Dilution”).

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward looking statements does not apply to us. Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

DILUTION

Ownership Dilution

The information under “Investment Dilution” below does not take into account the potential conversion of the outstanding shares of Series F Preferred Stock. Were the shares of Series F Preferred Stock to be converted into shares of common stock immediately after the sale of all of the Offered Shares, we would issue a total of approximately 23,613,781,983 shares of common stock. The outstanding shares of Series F Preferred Stock may be converted into shares of our common stock at anytime.

The conversion of the outstanding shares of Series F Preferred Stock into shares of our common stock would cause holders of our common stock, including the Offered Shares, to incur significant dilution in their ownership of our company. (See “Risk Factors-Risks Related to a Purchase of the Offered Shares,” “Description of Securities” and “Security Ownership of Certain Beneficial Owners and Management”).

Investment Dilution

Dilution in net tangible book value per share to purchasers of our common stock in this offering represents the difference between the amount per share paid by purchasers of the Offered Shares in this offering and the net tangible book value per share immediately after completion of this offering. In this offering, dilution is attributable primarily to our negative net tangible book value per share.

If you purchase Offered Shares in this offering, your investment will be diluted to the extent of the difference between your purchase price per Offered Share and the pro forma net tangible book value of our common stock after this offering. Our net tangible book value as of December 31, 2024, was $30,779,725 (unaudited), or $(0.0010) (unaudited) per share. Net tangible book value per share is equal to total assets minus the sum of total liabilities and intangible assets divided by the total number of shares outstanding.

The tables below illustrate the dilution to purchasers of Offered Shares in this offering, on a pro forma basis, assuming 100%, 75%, 50% and 25% of the Offered Shares are sold at an offering price of $0.003 per share.

Assuming the Sale of 100% of the Offered Shares
Assumed offering price per share	$0.003
Net tangible book value per share as of December 31, 2024 (unaudited)	$(0.005)
Increase in net tangible book value per share after giving effect to this offering	$0.002
Pro forma net tangible book value per share as of December 31, 2024 (unaudited)	$(0.003)
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.006

Assuming the Sale of 75% of the Offered Shares
Assumed offering price per share	$0.003
Net tangible book value per share as of December 31, 2024 (unaudited)	$(0.005)
Increase in net tangible book value per share after giving effect to this offering	$0.002
Pro forma net tangible book value per share as of December 31, 2024 (unaudited)	$(0.003)
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.006

Assuming the Sale of 50% of the Offered Shares
Assumed offering price per share	$0.003
Net tangible book value per share as of December 31, 2024 (unaudited)	$(0.005)
Increase in net tangible book value per share after giving effect to this offering	$0.001
Pro forma net tangible book value per share as of December 31, 2024 (unaudited)	$(0.004)
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.007

Assuming the Sale of 25% of the Offered Shares
Assumed offering price per share	$0.003
Net tangible book value per share as of December 31, 2024 (unaudited)	$(0.005)
Increase in net tangible book value per share after giving effect to this offering	$0.001
Pro forma net tangible book value per share as of December 31, 2024 (unaudited)	$(0.004)
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.007

USE OF PROCEEDS

The table below sets forth the estimated proceeds we would derive from this offering, assuming (1) the sale of 25%, 50%, 75% and 100% of the Offered Shares, (b) assuming an offering price of $0.003 and (c) assuming the payment of no sales commissions or finder’s fees. There is, of course, no guaranty that we will be successful in selling any of the Offered Shares in this offering.

	Assumed Percentage of Offered Shares Sold in This Offering
	25%	50%	75%	100%
Shares of Common Stock sold	375,000,000	750,000,000	1,125,000,000	1,500,000,000
Gross proceeds	$1,125,000	$2,250,000	$3,375,000	$4,500,000
Offering expenses	50,000	50,000	50,000	50,000
Net proceeds	$1,075,000	$2,200,000	$3,325,000	$4,450,000

The table below sets forth the proceeds we would derive from the sale of all of the Offered Shares, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares, assuming the payment of no sales commissions or finder’s fees and before the payment of expenses associated with this offering of approximately $50,000, and assuming an offering price of $0.003. There is, of course, no guaranty that we will be successful in selling any of the Offered Shares.

	Use of Proceeds for Assumed Percentage of Offered Shares Sold in This Offering
	25%	50%	75%	100%
Business Acquisitions(1)	$200,000	$567,500	$687,500	$687,500
Redemption Note Payments(2)	350,000	840,000	1,175,000	1,800,000
General and Administrative Expense	125,000	125,000	125,000	125,000
Working Capital - Voice Business	200,000	567,500	687,500	605,000
	975,000	2,100,000	2,675,000	3,217,500
Plus the cash value of the amount (principal and accrued interest attributable to the conversion of the Subject Convertible Notes(3)(4)(5)	100,000	100,000	650,000	1,232,500
Total	$1,075,000	$2,200,000	$3,325,000	$4,450,000

(1)Currently, we have not entered into any agreement, oral or written, or other understanding with respect to the acquisition of any going business and/or assets. There is no assurance that we will be able to acquire any going business and/or assets. To the extent we are unable to so-acquire a going business and/or assets, proceeds allocated for such use would be applied to sales and marketing expenses and to working capital for our voice business.

(2)The principal amount of the Redemption Note is $540,000, with interest at 8% per annum and a maturity date of October 8, 2025. Under the Redemption Note, we are required to pay, on a monthly basis, 40% of the proceeds from this offering that exceeds $100,000, until the principal and interest shall have been paid. Following the date of payment in full of the principal balance of the Redemption Note, we are to pay up to an additional $1,260,000 as additional principal, through monthly payments of 10% of the proceeds from this offering. The amounts indicated in each column in the table above are estimates.

(3)The Subject Convertible Notes were issued, as follows:

(a)On November 15, 2024 (and amended and restated on February 17, 2025), we issued a $50,000 principal amount convertible promissory note to our Chief Executive Officer, Daniel Contreras, at 8% per annum, that is due on November 15, 2025, and is convertible at this holder’s election, into Conversion Shares. This convertible promissory note was issued in payment of a performance bonus.

(b)On November 15, 2024 (and amended and restated on February 17, 2025), we issued a $300,000 principal amount convertible promissory note to our President, Orlando Taddeo, at 8% per annum, that is due on November 15, 2025, and is convertible at this holder’s election, into Conversion Shares. This convertible promissory note was issued in payment of a performance bonus.

(c)On November 15, 2024 (and amended and restated on February 17, 2025), we issued a $300,000 principal amount convertible promissory note to our President, Orlando Taddeo, at 8% per annum, that is due on November 15, 2025, and is convertible at this holder’s election, into Conversion Shares. This convertible promissory note was issued in payment of a performance bonus.

(d)On November 15, 2024 (and amended and restated on February 17, 2025), we issued a $200,000 principal amount convertible promissory note to Otus, LLC, a company owned by our Chief Financial Officer, Daniel Gilcher, at 8% per annum, that is due on November 15, 2025, and is convertible at this holder’s election, into Conversion Shares. This convertible promissory note was issued in payment of a performance bonus.

(e)On November 15, 2024 (and amended and restated on February 17, 2025), we issued a $200,000 principal amount convertible promissory note to Otus, LLC, a company owned by our Chief Financial Officer, Daniel Gilcher, at 8% per annum, that is due on November 15, 2025, and is convertible at this holder’s election, into Conversion Shares. This convertible promissory note was issued in payment of a performance bonus.

(f)On December 9, 2024 (and amended and restated on February 17, 2025), we issued a $27,500 principal amount convertible promissory note to FirstFire Global Opportunities Fund, LLC, at 8% per annum, that is due on December 9, 2025, and is convertible at this holder’s election, into Conversion Shares. This convertible promissory note was issued in consideration of $25,000 loan.

(g)On December 5, 2024 (and amended and restated on February 17, 2025), we issued a $27,500 principal amount convertible promissory note to GW Capital Ventures, LLC, at 8% per annum, that is due on December 5, 2025, and is convertible at this holder’s election, into Conversion Shares. This convertible promissory note was issued in consideration of $25,000 loan.

(h)On December 11, 2024 (and amended and restated on February 17, 2025), we issued a $27,500 principal amount convertible promissory note to Leonite Fund I, L.P., at 8% per annum, that is due on December 11, 2025, and is convertible at this holder’s election, into Conversion Shares. This convertible promissory note was issued in consideration of $25,000 loan.

(i)On July 15, 2024, we issued a $60,000 principal amount convertible promissory note to Newlan Law Firm, PLLC at 8% per annum, that is due on July 15, 2025, and is convertible into Conversion Shares, upon the qualification of the Offering Statement of which this Offering Circular forms a part. This convertible promissory note was issued in payment of Legal Services.

(j)On July 15, 2024, we issued a $40,000 principal amount convertible promissory note to Newlan Law Firm, PLLC at 8% per annum, that is due on July 15, 2025, and is convertible into Conversion Shares, upon the qualification of the Offering Statement of which this Offering Circular forms a part. This convertible promissory note was issued in payment of Legal Services.

(4)To the extent the Subject Convertible Notes are not converted into Conversion Shares, all unissued Conversion Shares would be available for sale by us hereunder. Any proceeds derived from such sales would be applied to working capital for our voice business.

(5)While the holders of the Subject Convertible Notes listed in paragraphs 3(a) - (j) above have indicated that they do not intend to convert their Subject Convertible Notes for the foreseeable future, these persons may change their determination at any time and without notice to us. The stated total of Subject Convertible Notes converted in each column is for illustration purposes only.

We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to our business, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of 1,500,000,000 Offered Shares on a best-efforts basis, at a fixed price of $0.003 per Offered Share; any funds derived from this offering will be immediately available to us for our use. There will be no refunds. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

There is no minimum number of Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned, once an investor’s subscription agreement has been accepted by us.

We intend to sell the Offered Shares in this offering through the efforts of our Chief Executive Officer, Daniel Contreras. Mr. Contreras will not receive any compensation for offering or selling the Offered Shares. We believe that Mr. Contreras is exempt from registration as a broker-dealers under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the Exchange Act). In particular, Mr. Contreras:

•is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and

•is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

•is not an associated person of a broker or dealer; and

•meets the conditions of the following:

oprimarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and

owas not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and

odid not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

As of the date of this Offering Circular, we have not entered into any agreements with selling agents for the sale of the Offered Shares. However, we reserve the right to engage FINRA-member broker-dealers. In the event we engage FINRA-member broker-dealers, we expect to pay sales commissions of up to 8.0% of the gross offering proceeds from their sales of the Offered Shares. In connection with our appointment of a selling broker-dealer, we intend to enter into a standard selling agent agreement with the broker-dealer pursuant to which the broker-dealer would act as our non-exclusive sales agent in consideration of our payment of commissions of up to 8.0% on the sale of Offered Shares effected by the broker-dealer.

Procedures for Subscribing

In General.  If you are interested in subscribing for Offered Shares in this offering, please submit a request for information by e-mail to Mr. Contreras at: dcontreras@telvantis.com; all relevant information will be delivered to you by return e-mail via electronic PDF format. Additionally, this Offering Circular will be available for viewing and download 24 hours per day, 7 days per week on our website at www.telvantis.com, as well as on the SEC’s website, www.sec.gov.

Thereafter, should you decide to subscribe for Offered Shares, you are required to follow the procedures described therein, which are:

•Electronically execute and deliver to us a subscription agreement via e-mail to:

dcontreras@telvantis.com; and

•Deliver funds directly by check or by wire or electronic funds transfer via ACH to our specified bank account.

Subscription Review Process. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us and shall have cleared, we have the right to review and accept or reject your subscription, in whole or in part. In determining whether to accept or reject a subscription, we will consider the following factors: whether the subscriber or an affiliate of the subscriber qualifies as a “bad actor” as defined in Rule 262(d) of the SEC; the reputation of the subscriber and its affiliates within the securities industry; our then-current need for a cash investment; the state of the securities markets, in general, and the market for our common stock, in particular.

Within three (3) days after we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us and shall have cleared, we will notify you of our decision, and the reason therefor, to reject or accept your subscription.

Rejection of Subscriptions. Should we determine to reject your subscription, we will return all monies from your rejected subscription via wire transfer (or such other method as directed by you) within one (1) business day of our notifying you of such determination, without interest or deduction.

Acceptance of Subscriptions. Should we determine to accept your subscription, we will countersign the subscription agreement and, within one (1) business day, issue and deliver the Offered Shares subscribed in accordance with your delivery instructions. Once your subscription has been accepted by us, you may not revoke or change your subscription or request the return of your subscription funds. All accepted subscription agreements are irrevocable.

An investor will become a shareholder of our company, upon our acceptance of our acceptance of a subscription, with the Offered Shares being issued immediately thereafter. For clarity, the subscription settlement will not occur until an investor’s funds have cleared and we accept an investor’s subscription.

By executing the subscription agreement and paying the total purchase price for the Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards. (See “State Law Exemption and Offerings to Qualified Purchasers” below).

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially purchase at least $10,000 of the Offered Shares in this offering. If you have satisfied the minimum purchase requirement, any additional purchase must be in an amount of at least $1,000.

State Law Exemption and Offerings to Qualified Purchasers

State Law Exemption. This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Offered Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so.

An investment in the Offered Shares involves substantial risks and possible loss by investors of their entire investments. (See “Risk Factors”).

The Offered Shares have not yet been qualified under the securities laws of any state or jurisdiction. Currently, we plan to sell the Offered Shares in Colorado, Connecticut, Delaware, Florida, Georgia and New York. However, we may, at a later date, decide to sell Offered Shares in all or any of other states. In the case of each state in which we sell the Offered Shares, we will qualify the Offered Shares for sale with the applicable state securities regulatory body or we will sell the Offered Shares pursuant to an exemption from registration found in the applicable state’s securities, or Blue Sky, law.

Certain of our offerees may be broker-dealers registered with the SEC under the Exchange Act, who may be interested in reselling the Offered Shares to others. Any such broker-dealer will be required to comply with the rules and regulations of the SEC and FINRA relating to underwriters.

Investor Suitability Standards. The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

Issuance of Offered Shares

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will either issue such investor’s purchased Offered Shares in book-entry form or issue a certificate or certificates representing such investor’s purchased Offered Shares.

Transferability of the Offered Shares

The Offered Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Offered Shares.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of (1) 15,000,000,000 shares of common stock, $0.001 par value per share, and (2) 100,000,000 shares of preferred stock, $0.001 par value per share, of which 75,000 shares are designated Series F Preferred Stock.

As of the date of this Offering Circular, there were 6,371,260,661 shares of our common stock issued and outstanding, held by approximately 100 holders of record; and 75,000 shares of Series F Preferred Stock issued and outstanding held by one (1) holder.

Common Stock

General. The holders of our common stock currently have (a) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company; (c) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Our Bylaws provide that, at all meetings of the shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or our Articles of Incorporation, as amended, a majority of the votes cast at a meeting of the shareholders shall be necessary to authorize any corporate action to be taken by vote of the shareholders.

Non-cumulative Voting. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Pre-emptive Rights. As of the date of this Offering Circular, no holder of any shares of our common stock or Series A Super Voting Preferred Stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not disclosed herein.

Dividend Policy. We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Shareholder Meetings. Our bylaws provide that special meetings of shareholders may be called only by our Board of Directors, the chairman of the board, or our president, or as otherwise provided under Nevada law.

Series F Preferred Stock

Designation and Amount. 75,000 shares were designated as Series F Preferred Stock.

Voting Rights. The holders of the Series F Preferred Stock shall, as a class, have rights in all matters requiring shareholder approval to a number of votes equal to two (2) times the sum of: (a) the total number of shares of common stock which are issued and outstanding at the time of any election or vote by the shareholders; plus (b) the number of votes allocated to shares of Preferred Stock issued and outstanding of any other class that shall have voting rights.

Dividends. The Series F Preferred Stock shall be treated pari passu with the Company’s common stock, except that the dividend on each share of Series F Preferred Stock shall be equal to the amount of the dividend declared and paid on each share of the Company’s common stock multiplied by the conversion rate.

Conversion Rate. The Series F Preferred Stock shall be convertible into shares of the Company’s common stock, as follows: each share of Series F Preferred Stock shall be convertible at any time into a number of shares of the Company’s common stock that equals 0.001 percent (0.001%) of the number of issued and outstanding shares of the Company’s common stock outstanding on the date of conversion, such that 1,000 shares of Series F Preferred Stock would convert into one percent (1%) of the number of issued and outstanding shares of the Company’s common stock outstanding on the date of conversion. A holder of shares of Series F Preferred Stock shall be required to convert all of such holder’s shares of Series F Preferred Stock, should any such holder exercise his, her or its rights of conversion.

Transfer Agent

Manhattan Transfer Registrar Co. is the transfer agent for our common stock. Manhattan Transfer Registrar Co.’s address is One Grand Central Place, 60 East 42nd Street, Suite 1201, New York, New York 10165; its telephone number is 631-928-7655; its website is www.mtrco.com. No information found on Manhattan Transfer Registrar Co.’s website is part of this Offering Circular.

BUSINESS

History of Our Company

Our company was incorporated in the State of Nevada on March 29, 2006, as White Dental Supply, Inc. On January 7, 2013, our corporate name changed to Pitooey!, Inc. On October 12, 2015, our corporate name changed to Raadr, Inc.

Our Board of Directors and majority shareholder have approved a change of our corporate name to Telvantis, Inc. In the near future, we will submit an application for approval of this corporate action to FINRA. The effective time, as it relates to the stock trading market, of this corporate action, which will include a change to our trading symbol, will depend on the date on which FINRA issues its approval of our related filing. We are unable to predict the date on which FINRA will issue such approval.

Recent Change in Control

Effective October 8, 2024, a change in control of our company, in connection with our acquisitions (the Mexedia Acquisitions) of Mexedia, Inc., a Florida corporation with its operations headquartered in Miami, Florida (Telvantis Florida), and Mexedia DAC, an Ireland corporation now wholly owned by Telvantis Florida (Mexedia DAC) (Telvantis Florida and Mexedia DAC are referred to as the Mexedia Companies). Following these transactions, Mexedia SPA controls our company. However, it is intended that, as soon as possible and in keeping with applicable Italian corporate laws and applicable Euronext Growth Paris exchange rules, Mexedia SPA would distribute to its shareholders the control shares issued to it pursuant to the Acquisition Agreements.

Also In connection with the Mexedia Acquisitions, Jacob DiMartino resigned as the Sole Director and Officer of our company and the following persons were appointed: Daniel Contreras, Chief Executive Officer and Director; Orlando Taddeo, President and Director; and Daniel Gilcher, Chief Financial Officer, Secretary, Treasurer and Director. (See “Directors, Executive Officers, Promoters and Control Persons”).

Acquisitions of the Mexedia Companies. Pursuant to separate Share Exchange Agreements (the “Acquisition Agreements”), we acquired 100% ownership of Telvantis Florida by the issuance of 40,000 shares of Series F Preferred Stock to Mexedia SPA and 100% ownership of Mexedia DAC by the issuance of 35,000 shares of Series F Preferred Stock to Mexedia SPA. Except for the consideration paid under the Acquisition Agreements, the Acquisition Agreements are substantially identical and contain the following provisions, among other customary provisions:

Regulation A Offering. Should we fail to have filed an Offering Statement on Form 1-A pursuant to Regulation A of the Securities and Exchange Commission (the “Reg A Offering”), on or before October 28th, Mexedia SPA has the right, but not the obligation, to rescind the Acquisition Agreements. This condition subsequent has been waived by Mexedia SPA.

Reg A Offering Proceeds. Should we fail to have obtained the sum of $1,500,000 in proceeds from the Reg A Offering, on or before the date that is six (6) months from the date of the SEC’s qualification of the Reg A Offering, Mexedia SPA has the right, but not the obligation, to rescind the Acquisition Agreements. This condition subsequent has been waived by Mexedia SPA.

Divestiture. Should we fail to have divested of our pre-closing operations, which divestiture shall include all debts, other than the trade payables of our company, as of the closing date of the Mexedia Acquisitions, on or before December 31, 2024, Mexedia SPA shall have the right, but not the obligation, to rescind the Acquisition Agreements. This condition has been satisfied by our company.

With the waivers and satisfaction of the conditions precedent in the Acquisition Agreements, our company’s ownership of the Mexedia Companies has fully vested.

Redemption Agreement. In connection with the Acquisition Agreements, our company and JanBella entered into the Redemption Agreement, pursuant to which JanBella sold 100% of the then-outstanding shares of Series E Preferred Stock to our company in exchange for the Redemption Note.

The principal amount of the Redemption Note is $540,000, with interest at 8% per annum and a maturity date of October 8, 2025. Under the Redemption Note, we are required to pay, on a monthly basis, 40% of the proceeds from the Reg A Offering that exceeds $100,000, until the principal and interest shall have been paid.

Following the date of payment in full of the principal balance of the Redemption Note (the “Balance Date”), we are to pay JanBella up to an additional $1,260,000 as additional principal (the “Additional Principal”), whether through monthly payments of 10% of Reg A Offering proceeds and/or, for a period of 18 months immediately following the issue date of the Redemption Note, 10% of funds obtained by our company from any third-party.

Pledge Agreement and Guaranty. In connection with the Acquisition Agreements, JanBella and Mexedia SPA entered into a pledge agreement (the “Pledge Agreement”) and a guaranty (“Guaranty”) with respect to our company’s obligations under the Redemption Note. Specifically, the Pledge Agreement and the Guaranty relate to our company’s timely payment of the $540,000 principal balance and accrued interest on the Redemption Agreement.

Share Cancellation Agreements. In connection with the Acquisition Agreements, our company entered into three separate share cancellation agreement (the “Share Cancellation Agreements”) with Dean Richards, Brenda Whitman and Christina Upham, respectively. Pursuant to the Share Cancellation Agreements, a total of 1,700,000,000 shares of our common stock were cancelled.

Series F Preferred Stock. Also in conjunction with the Mexedia Acquisitions, we designated a new Series F Preferred Stock and issued a total of 75,000 shares of such Series F Preferred Stock to Mexedia SPA, which now controls our company through its ownership of the Series F Preferred Stock. (See “Description of Securities-Series F Preferred Stock).

New Business Focus

Following the acquisitions of the Mexedia Companies, our company has adopted the business plan of the Mexedia Companies as our company’s new business focus. Our prior business operations centered around an anti-bulling App known as “RAADR” are to be divested, in accordance with the Acquisition Agreements, which divestiture is expected to occur prior to the end of December 2024.

Our company now operates as a holding company in the telecommunications sector. Telvantis Florida and Mexedia DAC are intermediary operators that sell “segments” of telephone connections, taking place between a “calling” user and a “called” user, to other Telco operator or mobile operators. As telco operators, the volume of their revenues is closely linked to the number of interconnection agreements entered into with commercial partners, e.g. commercial contracts between telecom operators with the aim of interconnecting networks and exchanging services.

Figure 1 below depicts the structure of our company, following the acquisitions of the Mexedia Companies.

History of the Mexedia Companies

Phonetime, Inc. (“Phonetime”) was incorporated in the State of Florida in 2006 and has operated as a telecommunications sales company since its incorporation. Prior to its being acquired by Telvantis Florida in 2023, Phonetime had established a robust wholesale voice services business on its proprietary digital infrastructure (or backbone).

Matchcom Telecommunication, Inc. (“Matchcom”) was incorporated in the State of Delaware in 2018 and has operated as a telecommunications sales company since its incorporation.

Telvantis, Inc., Telvantis Florida (formerly Mexedia, Inc.), was incorporated on September 9, 2020, in the State of Florida as a wholly-owned subsidiary of Mexedia SPA. In forming Telvantis Florida, it was Mexedia SPA’s stated purpose to seek acquisition opportunities in the telecommunications industry in the U.S. market. Due to the lingering effects of the Covid-19 pandemic, these efforts were unsuccessful throughout 2020 and 2021. During 2022, however, Mexedia SPA engaged in extensive discussions and negotiations with Tellza, Inc., a telecommunications holding company and then-owner of our now subsidiaries, Phonetime and Matchcom Telecommunications.

As a combined enterprise, Phonetime and Matchcom had, at that time, an extensive history and a strong wholesale voice business portfolio, including well-known global operators and an excellent reputation in the telecommunications marketplace, as well as extensive network of contacts and stable agreements with customers and suppliers.

As a result of the negotiations with Tellza, Inc., effective January 1, 2023, Televantis Florida acquired 100% of the stock of both Phonetime and Matchcom Communications, with many of their employees continuing to work for Phonetime and Matchcom Communications to this day, driving the growth of Telvantis Florida’s voice business in the U.S. Since the acquisition, Telvantis Florida has continued to expand its U.S.-based digital infrastructure to support its growth.

Plan of Business

In connection with our acquisitions of the Mexedia Companies, our company now operates as a holding company in the telecommunications sector. Telvantis Florida and Mexedia DAC are intermediary operators that sell “segments” of telephone connections, taking place between a “calling” user and a “called” user, to other Telco operator or mobile operators. As telco operators, the volume of their revenues is closely linked to the number of interconnection agreements entered into with commercial partners, e.g. commercial contracts between telecom operators with the aim of interconnecting networks and exchanging services.

In addition, we believe that there are available significant business acquisition opportunities within our industry segment. It is our estimation that any such acquisition opportunity would require us to deliver funds as part of the acquisition. Should we sell at least 50% of the Offered Shares in this offering, our management believes our company would be positioned to make one or more such acquisitions (no current agreement, written or otherwise exists, in this regard). However, there is no assurance that we will obtain sufficient funds in this offering, or from other sources, that would permit us to make any such acquisition.

With the proceeds of this offering, we intend to increase our working capital position, such that we will be able to increase our revenues, which are, in large measure, a function of our levels of available working capital, from time to time.

We believe that the proceeds of this offering will satisfy our cash requirements for at least the next twelve months.

Principal Market

The principal market for our telecommunications services and products is the United States, with additional sales generated in other developed countries stemming from United States customer affiliations. Our business focus is purely one business-to-business communications and we engage with the world’s largest network operators (mostly through their United States subsidiaries), as well as smaller local providers to send and receive large volumes of voice traffic between these entities.

Our customers and supplier entities are predominantly based in the United States and the principal service we provide is the termination of international voice communication between customer entities in the context of global communication. The service is provided on a strictly digital basis through the internet. The specific rates charged and destinations serviced change over time, depending on commercial opportunities and customer needs. Further, a part of our business consists of the aggregation of voice traffic from different customers to be delivered to the same supplier. We are, therefore, in principle, able to serve any network operator who generates international voice activity.

Customers

The overwhelming majority of Telvantis Florida’s customers are U.S.-based companies or U.S.-based subsidiaries of international companies, with eight of our 10 largest customers falling into these categories. No single customer of Telvantis Florida represents more than 10% of its total revenues.

Current Operations

Overview. The Mexedia Companies provide connectivity for two distinct target customers: (1) mobile operators and (2) enterprises:

•Mobile operators are offered voice traffic wholesale services, while enterprises are provided messaging services and certain value-added services that are upsold to existing and new clients.

•Services are offered through a multichannel CPaaS platform which integrates different communication channels across voice and message and efficiently manages all customers’ communication activities.

Mexedia Companies’ Communication Platform as a Service (CPaaS). The Mexedia Companies’ CPaaS is a cloud-based platform for mobile operators and enterprises which integrates different voice and messaging communication channels. Mobile operators are offered global network connectivity through the Mexedia Companies’ proprietary voice wholesale software, a business that is continuously contracted on large volumes. Enterprises are provided with a range of messaging services to efficiently communicate with their customers through traditional SMS and messaging applications, e.g., Whatsapp and Viber, while being offered a range of additional value-added services within the same technical infrastructure.

The Mexedia Companies’ CPaaS platform offers a comprehensive suite of communication services for enterprises and mobile operators spanning both message and voice traffic. Hosted through a proprietary data platform in Stockholm, Sweden, the CPaaS platform minimizes reliance on third-party cloud services, to enable full system control and continuous maintenance by the Mexedia Companies. Mobile operators typically connect to the platform via direct switches to the MNO cloud while enterprises typically connect via an API through their CRM, facilitating their direct communication with customers while bypassing intermediary operators.

Wholesale of voice traffic is offered to mobile operators and enabled through the Mexedia Companies’ automated wholesale software. The wholesale software automatically selects the optimal route for each call and message based on certain criteria, e.g., cost, quality, capacity and availability. The software continuously monitors changes in price, quality, availability and traffic limits of traffic providers, adjusts routes accordingly and manages billing on behalf of its users.

Messaging services are offered to the Mexedia Companies’ enterprise clients seeking an efficient way to communicate with its customers through different messaging channels. The CPaaS solution offers channel unification by integrating traditional application-to-peer (“A2P”) SMS messaging and OTT messaging, e.g., Whatsapp and Viber, onto one platform. In addition, various add-on services are offered and upsold to enterprise clients on the platform, including number filtering, number validation and unsubscribing services.

Mobile Operators - Voice Wholesale. The Mexedia Companies offer large volume connectivity to mobile network operators (“MNOs”) for voice traffic at a wholesale level. Wholesale of voice traffic is enabled through The Mexedia Companies’ cloud-based automated wholesale software which is connected to the core digital switchboards of more than 300 MNOs globally. The Mobile Operator segment operates on a volume-based model and facilitates connections between sending and receiving operators across international networks.

The Mobile Operator segment mainly handles voice traffic and focuses on providing large volume connectivity to MNOs for voice traffic and text aggregation businesses for SMS traffic. The Mexedia Companies connect sending parties to receiving parties outside their network and generates a profit margin on each connection. The mobile operator offering is volume-based where the Mexedia Companies are connected to the core digital switchboards of more than 300 MNOs globally via a cloud-based wholesale software application. Voice and text traffic currently accounts for approximately 96% and 4%, respectively, of Mobile Operator revenues. Voice traffic remains stable, whereas text traffic is a fast-growing part of the Mobile Operator segment. The Mobile Operator segment maintains a consistent customer base of companies in the telecommunications sector and a relatively strong customer retention record.

Automated Voice Wholesale Software. The Mexedia Companies’ automated voice wholesale software delivers a comprehensive call routing solution for mobile operators, integrating essential functionalities to optimize traffic routing efficiency across different mobile networks. The voice wholesale software dashboard presents essential key operational statistics for a specified period, encompassing, e.g., total calls, revenues, connected calls, costs, margins, total minutes and live platform sessions. The dashboard provides a comprehensive overview of top suppliers,

i.e., frequently used traffic providers, with additional information on quality, volumes, costs and margins, as well as top destinations and customers, providing insights into routes, quality, volumes and margins.

Specifically, the automated voice wholesale software offers:

•Data Collection and Analysis: data collection and analysis of service providers, e.g., rates, connection quality, and available capacity.

•Call Routing Execution: following a routing decision, voice calls are routed via the selected provider to reach the desired destination.

•Monitoring and Adjustments: continuous monitoring and adjusting of routes based on changes in price, quality, availability and traffic limits.

•Billing: based on clients’ contracts with providers.

•Credit and Traffic Control: ensures the credit limits and maximum routed volume thresholds of clients are not exceeded.

•Least-cost Routing Decision: selects the most efficient route for each voice call based on preceding analysis and clients’ set limits.

Enterprises - Messaging. The Mexedia Companies leverage their technology, regulatory approvals and experience in the Mobile Operator segment to provide text-based communication to medium and large-sized enterprises. The Mexedia Companies’ direct connectivity to operators eliminates the need for intermediary operators between enterprises and their customers, thereby reducing operational costs.

The Enterprise segment strategically leverages the Mexedia Companies’ direct operator connectivity, technical infrastructure, and regulatory expertise to enable direct text-based communication between enterprises and customers, bypassing intermediary operators. The offering comprises both Messaging and Value-Added Services provided to enterprises for effective customer communication with customers via different channels. Messaging Services represent the core offering and include an SMS platform and a two-way SMS feature while Value-Added Services comprise of add-ons products, e.g., phone number filtering and subscription features, and are upsold to existing clients. The Enterprise segment actively triggers both revenue and cost synergies by harmonizing operations with the Mobile Operator segment, achieving operational efficiency and minimizing the investment required for organic growth.

Messaging Services. The Mexedia Companies’ automated messaging software offers the services described below.

•Campaign Portal: Enables enterprises to automate SMS campaigns in real-time through a user-friendly API connection. Utilizing SS7 and SMPP connectivity, the Mexedia Companies ensure optimal routing for high-volume SMS traffic, enhancing reliability. Offers enterprises a simple interface for designing and sending SMS messages to customers without requiring an API interface.

•Two-Way SMS: Two-way SMS facilitates customer communication by enabling customers to provide feedback on support, sales and general inquiries. Enhances brand image and customer satisfaction, positively impacting the overall bottom-line business. Fosters a customer-centric approach by reinforcing the enterprise’s commitment to personalized service.

•Voice Engage: Voice Engage enables enterprises to broadcast messages worldwide through direct voice calls to customer mobile or land line phones. Enterprises can broadcast pre-recorded audio or convert text to a chosen language through Text-To-Speech (TTS). The voice solution includes a control panel for making customer journeys, utilizing key-press responses for interactive experiences.

•Messaging Portal.

•Broadcast Messenger. A robust white-label bulk communication tool offering cost-effective, compliant messaging that fosters creativity without compromising on restrictions.

•Mexedia Messenger. A two-way messenger platform providing enterprises with full control of their communication in a branded, familiar and secure solution.

•2FA & OTP: Empowers enterprises with an extra layer of security for user logins, mitigating the risk of fraudulent website access. The API facilitates user identity confirmation through OTP sent via SMS, ensuring a secure process where users validate received codes. Enables enterprises to bolster security, authenticate user identities and minimize the vulnerability to unauthorized access attempts.

Value-Added Services. The Mexedia Companies’ automated messaging software offers the value-added services described below.

•Optimyze™: Phone number verification and filtering solution integrated within the SMS platform for efficient database management. Particularly important for enterprises with large phone number databases that are constantly being updated. Continuous database maintenance and updates mitigates unnecessary costs, with an automatic provision of invalid numbers via API ensuring seamless, manual-free updates to in-house systems.

•Number Validation: Powerful tool ensuring an up-to-date customer number database, supporting smart decisions and cost savings crucial for business efficiency. Enterprises benefit from the tool’s capability to facilitate smart decision-making, fostering cost savings. Streamline number validation with automated routines and logical checks, effortlessly filtering out invalid numbers from the phone number database.

•UN5UB™: Provides enterprises with an opt-out solution, allowing their customers to easily choose not to receive messages. Fully multilingual tool offering extensive customization options, including branding, 2FA message, buttons and an optional unsubscribe reason in various formats.

•Subscribe: Facilitates seamless engagement with subscribers, verifying mobile numbers via two-factor authentication. Facilitates a GDPR-compliant method to seamlessly and securely transition subscribers from various channels to a designated mobile number list, enabling subsequent messaging through SMS or IM campaigns.

Strengths and Weaknesses

We believe our company possesses the following competitive strengths and weaknesses:

Competitive Strengths

•we enjoy a strong customer retention track record.

•our Enterprise customer base engages in an array of industries, including fintech, igaming, banking, finance and healthcare.

•our services offerings are of a high quality and the quality of our customer service is high.

•we enjoy relatively low overhead costs.

Competitive Weaknesses

•our brand name recognition is not as strong as many of our competitors.

•our capital levels vary during operating periods, which causes our revenues to fluctuate and, during period of low capital levels, to be impaired.

•our debt payment obligations under our credit facility agreement could, over time, impair our cash flows available for operations.

Cyber Risk Management and Strategy

We use, store and process data for and about our customers, employees, partners and suppliers. We have not yet implemented a formal cybersecurity risk management program designed to identify, assess and mitigate risks from cybersecurity threats to this data, our systems and business operations. We intend to implement a cybersecurity risk management program during 2025.

Risks from cybersecurity threats have, to date, not materially affected us, our business strategy, results of operations or financial condition.

Regulatory Considerations

Telvantis Florida and Mexedia DAC are subject to varying degrees of regulation, as discussed below.

Telvantis Florida. Telecommunication operators in Florida are primarily regulated under Chapter 364, Florida Statutes and are subject to the supervisory powers of the Public Service Commission (“PSC”). Currently, With the approval of the “Regulatory Reform Act” (“Act”), effective July 1, 2011, most of the PSC retail oversight authority over the telecommunications wireline companies were eliminated, yet the PSC’s authority over telco operators issues was maintained. The Act eliminated most of the retail regulation of local exchange telecommunications services by the PSC, including the elimination of rate caps on all retail telecommunications services; elimination of telecommunications-related consumer protection and assistance duties of the PSC; and elimination of the PSC’s remaining oversight of telecommunications service quality.

Incumbent local exchange companies and competitive local exchange companies enter into interoperators contracts, which are generally called interconnection agreements. Parties to interconnection agreements are expected to negotiate rates, terms, and conditions wherever possible, and to petition the PSC in the event an agreement cannot be reached. Pursuant to Florida Regulation and U.SA. Federal regulation, Telvantis Florida is entitled to freely carry out its telecommunication business without the need to obtain any authorization, license or certification.

Mexedia DAC.

The UE Regulatory Framework. At EU level, the framework on telecommunications regulation includes Directives, Regulations, Recommendations and Communications.

The telecommunication market started to be liberalized to competition in the early 90’s and, in particular, the competition of public voice telephony and public network infrastructure began in 1998.

The previous regulatory framework proved to be inadequate towards the new market needs and, therefore, a new set of Directives was adopted in 2002, regulating all forms of fixed and wireless telecommunications, data transmission and broadcasting:

•Framework Directive (Directive 2002/21/EC of the European Parliament and of the Council of 7 March 2002), adopted in order to establish a common regulatory framework for electronic communications networks and services. The Framework Directive obliges, among other things, National Regulatory Authorities to run market analyses before imposing appropriate obligations on individual operators having Significant Market Power (“SMP”), to ensure a competitive market;

•Authorization Directive (Directive 2002/20/EC of the European Parliament and of the Council of 7 March 2002) concerning authorizations for electronic communications networks and services. Such Directive sets out that the provision of electronic communications networks or the provision of electronic communications services may only be subject to a general authorization. As a consequence, authorized undertakings are entitled to (i) provide electronic communications networks and services and (ii) have their application for the necessary rights to install facilities considered. Furthermore, undertakings providing for electronic communication networks have the right to negotiate interconnection with, and where applicable obtain access to or interconnection from, other providers of publicly available communications networks and services covered by a general authorization anywhere in the Europe under the conditions of and in accordance with the Access Directive;

•Access Directive (Directive 2002/19/EC of the European Parliament and of the Council of 7 March 2002) concerning the access to and interconnection of electronic communications networks and associated facilities. In this regard, operators of public communications networks have a right and, when requested by other authorized undertakings, an obligation to negotiate interconnection with each other for the purpose of providing publicly available electronic communications services, in order to ensure provision and interoperability of services throughout the Community;

•Universal Service Directive (Directive 2002/22/EC of the European Parliament and of the Council of 7 March 2002) regulating the universal service and users’ rights relating to electronic communications networks and services;

•E-Privacy Directive (Directive 2002/58/EC of the European Parliament and of the Council of 12 July 2002) regarding the processing of personal data and the protection of privacy in the electronic communications sector. Aim of such Directive is to ensure an equivalent level of protection of fundamental rights and freedoms, and in particular the right to privacy, with respect to the processing of personal data in the electronic communication sector and to ensure the free movement of such data and of electronic communication equipment and services in the Community.

Once again, the EU legal framework was revised in 2009, with the aim of defining a new European regulatory framework for the sector, adapting it to the constant evolving needs of the market. In particular the following Directives were adopted:

•Directive 2009/140/EC of the European Parliament and of the Council of 25 November 2009, which has partially amended the Framework Directives, the Access Directive and the Authorization Directive;

•Directive 2009/136/EC of the European Parliament and of the Council of 25 November 2009, which has partially amended the Universal Service Directive, the E-Privacy Directive and Regulation (EC) No 2006/2004 on cooperation between national authorities responsible for the enforcement of consumer protection laws.

Legislation in Ireland. The primary legal sources for the regulation of the telecommunications sector in Ireland are the following:

•the Telecommunications (Miscellaneous Provisions) Act, 1996, that made provision for the establishment of the office of Director of Telecommunications Regulation, for the transfer of functions from the Minister to the Director, for the imposition of a levy on providers of telecommunications services and for the regulation of tariffs for certain telecommunications services. In addition, the act amended the Postal and Telecommunications Services Act, 1983, and provided for related matters;

•the Communications Regulation Act, 2002 that provides for the establishment of a body to be known as the Commission for Communications Regulation, for the definition of its functions, for the dissolution of the office of the Director of Telecommunications Regulation, for the transfer of the functions of the Director of Telecommunications Regulation to the Commission for Communications Regulation. In addition, the act established further provisions in respect of the opening of public roads for electronic communications infrastructure, provided for the sharing of infrastructure, repealed certain enactments and provisions of enactments and provided for connected matters;

•the Communications Regulation (Amendment) Act 2007 that amended (i) the Communications Regulation Act 2002 in order to confer additional functions on the Commission for Communications Regulation;

•the S.I. No. 333/2011 - European Communities (Electronic Communications Networks and Services) (Framework) Regulations 2011, giving effect to the Framework Directive, and the amendments to that Directive as introduced by Directive 2009/140/EC of the European Parliament and of the Council of 25 November 2009;

•the S.I. No. 334/2011 - European Communities (Electronic Communications Networks and Services) (Access) Regulations 2011, giving effect to the Access Directive, and the amendments to that Directive as introduced by Directive 2009/140/EC of the European Parliament and of the Council of 25 November 2009;

•the S.I. No. 335/2011 - European Communities (Electronic Communications Networks and Services) (Authorization) Regulations 2011, giving effect to the Authorization Directive, and the amendments to that Directive as introduced by Directive 2009/140/ EC of the European Parliament and of the Council of 25 November 2009;

•the S.I. No. 336/2011 - European Communities (Electronic Communications Networks and Services) (Privacy and Electronic Communications) Regulations 2011, giving effect to the Eprivacy Directive, and the amendments to that Directive as introduced by Directive 2009/136/EC of the European Parliament and of the Council of 25 November 2009.

Pursuant to the foregoing rules, Mexedia DAC was authorized to provide electronic communications services in Ireland by means of an authorization granted by the Irish Commission for Communications Regulation on April 26, 2018.

Competition

Our telco operations are conducted in a highly competitive market, characterized by the presence of numerous competitors that operate in the sector of telecommunications electronic termination services, both at national and international levels. We may not be successful in competing against these competitors, many of whom have longer operating histories, significantly greater financial stability and better access to capital markets and credit than we do. There is no assurance that we will be able to compete successfully against our competition.

Intellectual Properties

We do not own any patents. We are the owner of proprietary software programs and numerous tradenames, including “Mexedia” and “Telvantis,” for which we intend to apply for a trademark from the USPTO, in the near future.

Properties

Telvantis Florida leases approximately 1,100 square feet of office space in Miami Beach, Florida, at a monthly rental of $4,750. Our principal corporate offices are located at this location. These premises are expected to be adequate for the operations of Telvantis Florida, as well as for our company’s principal corporate officers, for the foreseeable future. In this regard, as our business provides services in the digital domain, we do not require a large office space to house our operations, as we lease our digital infrastructure, such as servers, in multiple secure locations. Additionally, many of our employees make use of the opportunity to work remotely, thereby lessening our need for office space. During 2025, it is possible that Telvantis Florida would add a small office in New York, to support increased sales. No final determination has been made in this regard.

Mexedia DAC leases approximately 1.000 square feet of office space in Dublin, Ireland, at a monthly rental of $5.240. These premises are expected to be adequate for the operations of Mexedia DAC for the foreseeable future.

We own no real property.

Employees

We have 12 employees, including our executive officers. We believe our relations with our employees to be good and have never experienced a work stoppage.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement

The following discussion and analysis should be read in conjunction with our unaudited financial statements and related notes, beginning on page F-1 of this Offering Circular.

Our actual results may differ materially from those anticipated in the following discussion, as a result of a variety of risks and uncertainties, including those described under Cautionary Statement Regarding Forward-Looking Statements and Risk Factors. We assume no obligation to update any of the forward-looking statements included herein.

Recent Change in Control

Effective October 8, 2024, a change in control of our company, in connection with our acquisitions (the Mexedia Acquisitions) of Mexedia, Inc., a Florida corporation with its operations headquartered in Miami, Florida (Telvantis Florida), and Mexedia DAC, an Ireland corporation now wholly owned by Telvantis Florida (Mexedia DAC) (Telvantis Florida and Mexedia DAC are referred to as the Mexedia Companies). Following these transactions, Mexedia SPA controls our company. However, it is intended that, as soon as possible and in keeping with applicable Italian corporate laws and applicable Euronext Growth Paris exchange rules, Mexedia SPA would distribute to its shareholders the control shares issued to it pursuant to the Acquisition Agreements.

Also In connection with the Mexedia Acquisitions, Jacob DiMartino resigned as the Sole Director and Officer of our company and the following persons were appointed: Daniel Contreras, Chief Executive Officer and Director; Orlando Taddeo, President and Director; and Daniel Gilcher, Chief Financial Officer, Secretary, Treasurer and Director. (See “Directors, Executive Officers, Promoters and Control Persons”).

Acquisitions of the Mexedia Companies. Pursuant to separate Share Exchange Agreements (the “Acquisition Agreements”), we acquired 100% ownership of Telvantis Florida by the issuance of 40,000 shares of Series F Preferred Stock to Mexedia SPA and 100% ownership of Mexedia DAC by the issuance of 35,000 shares of Series F Preferred Stock to Mexedia SPA. Except for the consideration paid under the Acquisition Agreements, the Acquisition Agreements are substantially identical and contain the following provisions, among other customary provisions:

Regulation A Offering. Should we fail to have filed an Offering Statement on Form 1-A pursuant to Regulation A of the Securities and Exchange Commission (the “Reg A Offering”), on or before October 28th, Mexedia SPA has the right, but not the obligation, to rescind the Acquisition Agreements. This condition subsequent has been waived by Mexedia SPA.

Reg A Offering Proceeds. Should we fail to have obtained the sum of $1,500,000 in proceeds from the Reg A Offering, on or before the date that is six (6) months from the date of the SEC’s qualification of the Reg A Offering, Mexedia SPA has the right, but not the obligation, to rescind the Acquisition Agreements. This condition subsequent has been waived by Mexedia SPA.

Divestiture. Should we fail to have divested of our pre-closing operations, which divestiture shall include all debts, other than the trade payables of our company, as of the closing date of the Mexedia Acquisitions, on or before December 31, 2024, Mexedia SPA shall have the right, but not the obligation, to rescind the Acquisition Agreements. This condition has been satisfied by our company.

With the waivers and satisfaction of the conditions precedent in the Acquisition Agreements, our company’s ownership of the Mexedia Companies has fully vested.

Redemption Agreement. In connection with the Acquisition Agreements, our company and JanBella entered into the Redemption Agreement, pursuant to which JanBella sold 100% of the then-outstanding shares of Series E Preferred Stock to our company in exchange for the Redemption Note.

The principal amount of the Redemption Note is $540,000, with interest at 8% per annum and a maturity date of October 8, 2025. Under the Redemption Note, we are required to pay, on a monthly basis, 40% of the proceeds from the Reg A Offering that exceeds $100,000, until the principal and interest shall have been paid.

Following the date of payment in full of the principal balance of the Redemption Note (the “Balance Date”), we are to pay JanBella up to an additional $1,260,000 as additional principal (the “Additional Principal”), whether through monthly payments of 10% of Reg A Offering proceeds and/or, for a period of 18 months immediately following the issue date of the Redemption Note, 10% of funds obtained by our company from any third-party.

Pledge Agreement and Guaranty. In connection with the Acquisition Agreements, JanBella and Mexedia SPA entered into a pledge agreement (the “Pledge Agreement”) and a guaranty (“Guaranty”) with respect to our company’s obligations under the Redemption Note. Specifically, the Pledge Agreement and the Guaranty relate to our company’s timely payment of the $540,000 principal balance and accrued interest on the Redemption Agreement.

Share Cancellation Agreements. In connection with the Acquisition Agreements, our company entered into three separate share cancellation agreement (the “Share Cancellation Agreements”) with Dean Richards, Brenda Whitman and Christina Upham, respectively. Pursuant to the Share Cancellation Agreements, a total of 1,700,000,000 shares of our common stock were cancelled.

Series F Preferred Stock. Also in conjunction with the Mexedia Acquisitions, we designated a new Series F Preferred Stock and issued a total of 75,000 shares of such Series F Preferred Stock to Mexedia SPA, which now controls our company through its ownership of the Series F Preferred Stock. (See “Description of Securities-Series F Preferred Stock”).

New Business Focus

Following the acquisitions of the Mexedia Companies, our company has adopted the business plan of the Mexedia Companies as our company’s new business focus. Our prior business operations centered around an anti-bulling App known as “RAADR” are to be divested, in accordance with the Acquisition Agreements, which divestiture is expected to occur prior to the end of December 2024.

Our company now operates as a holding company in the telecommunications sector. Telvantis Florida and Mexedia DAC are intermediary operators that sell “segments” of telephone connections, taking place between a “calling” user and a “called” user, to other Telco operator or mobile operators. As telco operators, the volume of their revenues is closely linked to the number of interconnection agreements entered into with commercial partners, e.g. commercial contracts between telecom operators with the aim of interconnecting networks and exchanging services.

The principal market for our telecommunications services and products is the United States, with additional sales generated in other developed countries stemming from United States customer affiliations. Our business focus is purely one business-to-business communications and we engage with the world’s largest network operators (mostly through their United States subsidiaries), as well as smaller local providers to send and receive large volumes of voice traffic between these entities.

Our customers and supplier entities are predominantly based in the United States and the principal service we provide is the termination of international voice communication between customer entities in the context of global communication. The service is provided on a strictly digital basis through the internet. The specific rates charged and destinations serviced change over time, depending on commercial opportunities and customer needs. Further, a part of our business consists of the aggregation of voice traffic from different customers to be delivered to the same supplier. We are, therefore, in principle, able to serve any network operator who generates international voice activity (See “Business”).

Plan of Operation

In connection with our acquisitions of the Mexedia Companies, our company now operates as a holding company in the telecommunications sector. Telvantis Florida and Mexedia DAC are intermediary operators that sell “segments” of telephone connections, taking place between a “calling” user and a “called” user, to other Telco operator or mobile operators. As telco operators, the volume of their revenues is closely linked to the number of interconnection agreements entered into with commercial partners, e.g. commercial contracts between telecom operators with the aim of interconnecting networks and exchanging services.

In addition, we believe that there are available significant business acquisition opportunities within our industry segment. It is our estimation that any such acquisition opportunity would require us to deliver funds as part of the acquisition. Should we sell at least 50% of the Offered Shares in this offering, our management believes our company would be positioned to make one or more such acquisitions (no current agreement, written or otherwise exists, in this regard). However, there is no assurance that we will obtain sufficient funds in this offering, or from other sources, that would permit us to make any such acquisition.

With the proceeds of this offering, we intend to increase our working capital position, such that we will be able to increase our revenues, which are, in large measure, a function of our levels of available working capital, from time to time.

We believe that the proceeds of this offering will satisfy our cash requirements for at least the next twelve months.

Basis of Presentation

Effective October 8, 2024, our company acquired the Mexedia Companies. From at least 2012 until our acquisition of the Mexedia Companies, our company had not been a “shell company.” However, during that extended period of time, our company did not generate significant revenues.

In addition to information concerning our company, this section presents information concerning the each of the Mexedia Companies, Telvantis Florida and Mexedia DAC, for the periods and as of the dates indicated.

For the year ended December 31, 2024, the operating results and financial condition of our company reflect those of the Mexedia Companies.

Results of Operations

Our Company For the Years Ended December 31, 2024 and 2023

Pursuant to the Acquisition Agreements, our operations as they existed prior to the October 8, 2024, acquisitions of the Mexedia Companies were divested as of December 31, 2024. Our reported operating results and financial condition for the year ended December 31, 2024, include the Mexedia Companies from October 8, 2024, forward. The operations of our company prior to such date, which were divested effective December 31, 2024, were relatively insignificant, as compared to those of Telvantis Florida and Mexedia DAC. Operating results of our company beginning January 1, 2025, will reflect only those of Telvantis Florida and Mexedia DAC, on a consolidated basis.

Years Ended December 31, 2024 (“Fiscal 2024”) and 2023 (“Fiscal 2023”). Our results of operations for Fiscal 2024 provide an indication of our operations for periods after December 31, 2024, as compared to prior periods that do not include the operations of the Mexedia Companies. Our telecom business is low-margin, high-volume in nature, requiring increased levels of operating capital to increase sales revenues. Currently, we have a $45 million credit facility that has allowed for sustained operations. Nevertheless, we will be required to obtain significant additional capital, including in this offering, in order to expand capacity for sales volumes. There is no assurance that we will be successful in garnering any such additional capital.

During Fiscal 2024, we generated $7,192,705 (unaudited) in revenues and recognized $7,707,625 (unaudited) in cost of sales, resulting in a gross loss of $514,920 (unaudited). Because we are unable to predict the timing of our obtaining additional capital, if at all, we are unable to predict our level of revenues for all of 2025 and, therefore, our future ability to earn a profit. Our operating expenses for Fiscal 2024 totaled $1,161,666 (unaudited), which were comprised of $122,311 (unaudited) in sales and marketing expense, $282,275 (unaudited) in amortization expense, $110,889 (unaudited) in executive compensation and $646,191 (unaudited) in general and administrative expense, resulting in a loss from operations of $1,676,586 (unaudited). Other expense during Fiscal 2024 totaled $26,245,776 (unaudited), which were comprised of $37,900 (unaudited) in loss on anti-dilution clause, $793,628 (unaudited) in interest and financing expense and $31,908,247 (unaudited) in a one-time charge associated with the write-off of certain accounts receivable, offset by $5,460,066 (unaudited) in gain on write-off of debt and $1,033,933 in change in fair value of derivative liability (unaudited), resulting in a net loss of $27,903,412 (unaudited).

During Fiscal 2023, we did not generate any revenues. Our operating expenses for Fiscal 2023 totaled $559,709 (unaudited), which were comprised of $225,000 (unaudited) in executive compensation and $334,709 (unaudited) in general and administrative expense, resulting in a loss from operations of $559,709 (unaudited). Other expense during Fiscal 2023 totaled $139,446 (unaudited), which were comprised of $2,720,000 (unaudited) in loss on forbearance agreement, $270,542 (unaudited) in loss on anti-dilution clause, $261,852 (unaudited) in interest and financing expense, offset by $3,112,948 (unaudited) change in fair value of derivative liability (unaudited), resulting in a net loss of $699,155 (unaudited).

Information Concerning Telvantis Florida Prior to the Acquisition Agreements

Six Months Ended June 30, 2024 (“Interim 2024” and 2023 (“Interim 2023”).

Revenues. For Interim 2024 and Interim 2024, Telvantis Florida generated revenues of $17,663,834 (unaudited) and $100,000,366 (unaudited).

Cost of Sales. For Interim 2024 and Interim 2024, Telvantis Florida incurred cost of sales of $16,948,183 (unaudited) and $96,485,394 (unaudited), respectively.

Gross Profit. For Interim 2024 and Interim 2024, Telvantis Florida reported a gross profit of $715,651 (unaudited) and $3,514,972 (unaudited), respectively.

Operating Expenses. For Interim 2024, Telvantis Florida operating expenses totaled $1,352,490 (unaudited) and consisted of $564,000 (unaudited) in depreciation and amortization and $787,940 (unaudited) in general and administrative expenses. For Interim 2023, Telvantis Florida operating expenses totaled $1,483,558 (unaudited) and consisted of $23,428 (unaudited) in other expenses and $1,460,130 (unaudited) in general and administrative expenses.

Profit/Loss From Operations. For Interim 2024 and Interim 2023, Telvantis Florida incurred a loss from operations of $636,839 (unaudited) and reported a net profit from operations of $2,031,414 (unaudited), respectively.

Net Profit/Loss. For Interim 2024, we incurred a net loss of $630,531 (unaudited). For Interim 2023, we reported a net profit of $1,271,469 (unaudited).

Years Ended December 31, 2023 and 2022.

Revenues. For the years ended December 31, 2023 and 2022, Telvantis Florida generated $215,325,822 (unaudited) and $276,535 (unaudited) in revenues, respectively.

Cost of Sales. For the years ended December 31, 2023 and 2022, Telvantis Florida incurred cost of sales of $207,738,077 (unaudited) and $-0- (unaudited), respectively.

Gross Profit. For the years ended December 31, 2023 and 2022, Telvantis Florida reported a gross profit of $7,587,745 (unaudited) and $276,535 (unaudited), respectively.

Operating Expenses. For the year ended December 31, 2023, Telvantis Florida operating expenses totaled $3,797,790 (unaudited) and consisted of $1,703,710 (unaudited) in salaries and benefits, $326,550 (unaudited) in professional fees, $200,971 (unaudited) in bad debt expense, $1,129,100 (unaudited) in amortization expense and $437,459 (unaudited) in other operating expenses. For the year ended December 31, 2022, Telvantis Florida operating expenses totaled $439,270 (unaudited) and consisted of $148,265 (unaudited) in salaries and benefits, $35,575 (unaudited) in professional fees and $255,430 (unaudited) in other operating expenses.

Profit/Loss From Operations. For the years ended December 31, 2023 and 2022, Telvantis Florida reported a profit from operations of $3,789,955 (unaudited) and incurred an loss from operations of $162,735 (unaudited), respectively.

Other Expenses. For the year ended December 31, 2023, Telvantis Florida reported finance costs of $1,928,631 (unaudited) and tax expense of $528,344.

Net Profit/Loss. For the year ended December 31, 2023, we reported a net profit of $1,332,983 (unaudited). For the year ended December 31, 2022, Telvantis Florida incurred a net loss of $162,735.

Information Concerning Mexedia DAC Prior to the Acquisition Agreements

Six Months Ended June 30, 2024 (“Interim 2024” and 2023 (“Interim 2023”).

Revenues. For Interim 2024 and Interim 2024, Mexedia DAC generated revenues of $19,290,476 (unaudited) and $39,768,401 (unaudited).

Cost of Sales. For Interim 2024 and Interim 2024, Mexedia DAC incurred cost of sales of $17,729,909 (unaudited) and $35,091,883 (unaudited), respectively.

Gross Profit. For Interim 2024 and Interim 2024, Mexedia DAC reported a gross profit of $1,560,567 (unaudited) and $4,676,519 (unaudited), respectively.

Operating Expenses. For Interim 2024, Mexedia DAC operating expenses totaled $676,772 (unaudited) comprised entirely of general and administrative expenses. For Interim 2023, our operating expenses totaled $1,717,390 (unaudited) comprised entirely of general and administrative expenses.

Profit From Operations. For Interim 2024 and Interim 2023, Mexedia DAC reported a profit from operations of $883,795 (unaudited) and $2,959,129 (unaudited), respectively.

Other Income/Expense. For Interim 2024 and Interim 2023, Mexedia DAC incurred finance costs of $3,100,749 (unaudited) and $1,786,459 (unaudited), respectively, other non-operating income of $80,812 (unaudited) and $3,466 (unaudited), respectively, and other non-operating expense of $292,567 (unaudited) and $99,042 (unaudited), respectively.

Net Profit/Loss. For Interim 2024, Mexedia DAC incurred a net loss of $2,428,709 (unaudited). For Interim 2023, Mexedia DAC reported a net profit of $942,456 (unaudited).

Years Ended December 31, 2023 and 2022. During 2023, we completed the development of our RAADR App and had a small number of non-paying users. While the RAADR App is currently available in the Apple Store, due to a lack of capital, we have not yet commenced marketing and sales activities.

Revenues. For the years ended December 31, 2023 and 2022, Mexedia DAC generated revenues of $112,626,233 (unaudited) and $140,871,413 (unaudited), respectively.

Cost of Sales. For the years ended December 31, 2023 and 2022, Mexedia DAC incurred cost of sales of $102,949,336 (unaudited) and $127,696,740 (unaudited), respectively.

Gross Profit. For the years ended December 31, 2023 and 2022, Mexedia DAC reported a gross profit of $9,676,897 (unaudited) and $13,714,673 (unaudited), respectively.

Operating Expenses. For the year ended December 31, 2023, Mexedia DAC operating expenses totaled $3,823,761 (unaudited) comprised entirely of general and administrative expenses. For the year ended December 31, 2022, Mexedia DAC operating expenses totaled $4,107,763 (unaudited) comprised entirely of general and administrative expenses.

Profit From Operations. For the years ended December 31, 2023 and 2022, we reported a profit from operations of $6,023,934 (unaudited) and $9,063,928 (unaudited), respectively.

Other Expenses. For the years ended December 31, 2023 and 2022, we incurred interest payable and other similar expenses of $4,402,570 (unaudited) and $9,063,928 (unaudited), respectively.

Net Profit. For the year ended December 31, 2023, we reported a net profit of $1,431,309 (unaudited) and $5,263,323 (unaudited), respectively.

Financial Condition, Liquidity and Capital Resources

Our Company

At December 31, 2024. At December 31, 2024, our company had current liabilities of $43,987,298 (unaudited), comprised of $1,431,921 (unaudited) in cash, $41,040,385 (unaudited) in accounts receivable and other current assets of $1,514,992 (unaudited), current liabilities of $89,868,685 (unaudited), comprised of $86,078,362 (unaudited) in accounts payable, $528,341 (unaudited) in income taxes payable, $198 (unaudited) in accrued provider costs, $75,000 (unaudited) in loans payable, $900,000 (unaudited) in amounts due to Fasanara and $286,785 (unaudited) in other current liabilities, and a working capital deficit of $43,881,387 (unaudited), compared to December 31, 2023, when our company had $13,364 in cash and a working capital deficit of $10,341,129 (unaudited).

Recent Transactions Affecting Our Balance Sheet.

Credit Facility. Effective October 31, 2024, Mexedia DAC, Phonetime and Matchcom became obligors under a $45 million credit facility (the “Fasanara Facility”) established to supplement the cash flow of Telvantis Florida (Mexedia DAC is only an administrative support entity). The liquidity provided by the Fasanara Facility is expected to facilitate sales growth of Telvantis Florida. Substantially all of the assets of the Mexedia Companies are pledged to securitize the Fasanara Facility. The credit facility agreement is with Fasanara Securitisation S.A. (“Fasanara”). An uncured default under the Fasanara Facility could result in our company’s losing ownership of the Mexedia Companies pursuant to a foreclosure action of Fasanarar. If such an event were to occur, our company would no longer have any business operations. (See “Risk Factors – Risks Related to Our Company”).

Share Cancellation Agreements. In connection with the Acquisition Agreements, our company entered into the Share Cancellation Agreements, pursuant to which a total of 1,700,000,000 shares of our common stock were cancelled in October 2024.

Settlement of Convertible Promissory Notes. During October and November 2024, we entered into settlement agreements with each holder of our then-outstanding convertible promissory notes, all of which had conversion rights at conversion prices averaging approximately 60% below market prices for our common stock. Pursuant to these agreements, we issued a total of 2,273,000,000 shares in payment of a total of approximately $1,053,817 of indebtedness, including default interest and penalties, represented by such convertible promissory notes. After completion of these settlements, we had no outstanding convertible instruments.

Convertible Promissory Notes. In December 2024, we issued three convertible promissory notes to third parties, each with a principal amount of $27,500, a total principal amount of $82,500 (a total of $7,500 of OID), in consideration of three separate loans of $25,000, a total loan amount of $75,000. These notes bear interest at 8% per annum and are due in December 2025. These notes are convertible into our common stock at any time during the period beginning on the earlier of (a) the day immediately following the SEC’s qualification of a Regulation A Offering of our company and (b) the date that is 180 days immediately following their respective issue dates at a 25% discount to the then-market price of our common stock; provided, however, that, should the holders elect to convert into shares qualified in a Regulation A Offering of our company, the conversion price shall be the fixed offering price for our common stock in such Regulation A Offering.

Divestiture. Effective December 31, 2024, pursuant to a Share Exchange Agreement (the “Divestiture Agreement”), we sold our company’s pre-change-in-control operations to New Generation Consumer Group, Inc., a publicly-traded Delaware corporation (symbol: NGCG), in exchange for 100,000,000 shares, or approximately 7%, of NGCG’s common stock, which shares were valued at $0.0006 per share, the closing price of NGCG’s common stock on December 31, 2024, or $60,000, in the aggregate. However, for financial reporting purposes, we have assigned no value to such shares in our accompanying financial statements, given their restricted nature and expect two-year holding period. At the time of closing of the Divestiture Agreement, the sole officer and director of NCGC was Jacob DiMartino, the former officer and director of our company. No standard method of valuation was used in determining the number of shares of NGCG common stock that was issued by NGCG to our company. (See “Certain Relationships and Related Transactions”).

This divestiture is expected to have a net positive effect on our company, due to such divested operations’ lack of revenues and associated operational and administrative expenses.

Information Concerning Telvantis Florida Prior to the Acquisition Agreements

At June 30, 2024. At June 30, 2024, Telvantis Florida had $46,041 (unaudited) in cash and a working capital deficit of $4,896,852 (unaudited), compared to December 31, 2023, when Telvantis Florida had $24,303 in cash and a working capital deficit of $5,408,158 (unaudited).

At December 31, 2023. At December 31, 2023, Telvantis Florida had $24,303 (unaudited) in cash and a working capital deficit of $5,408,158, (unaudited), compared to December 31, 2022, when Telvantis Florida had $25,267 in cash and working capital of $2,551,396 (unaudited).

Information Concerning Mexedia DAC Prior to the Acquisition Agreements

At June 30, 2024. At June 30, 2024, Mexedia DAC had $82,067 (unaudited) in cash and a working capital deficit of $1,993,676 (unaudited), compared to December 31, 2023, when Mexedia DAC had $98,617 in cash and working capital of $1,880,454 (unaudited).

At December 31, 2023. At December 31, 2023, Mexedia DAC had $98,617 (unaudited) in cash and working capital of $1,880,454 (unaudited), compared to December 31, 2022, when Mexedia DAC had $2,307,680 in cash and working capital of $5,358,636 (unaudited).

Contractual Obligations

To date, we have not entered into any significant long-term obligations that require us to make monthly cash payments.

Capital Expenditures

We made no capital expenditures during the years ended December 31, 2024 and 2023. Without the proceeds from this offering, or from other sources, no such expenditures are expected to be made during the remainder of 2025.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth certain information concerning our company’s executive management.

Name	Age	Positions(1)
Daniel Contreras	66	Chief Executive Officer and Director
Orlando Taddeo	50	President and Director
Daniel Gilcher	37	Chief Financial Officer, Secretary, Treasurer and Director

(1)Messrs. Contreras, Taddeo and Gilcher meet regularly in our Miami Beach, Florida, headquarters for in-person meetings, where they set corporate policy in their roles as directors of our company and its subsidiaries (prior to our company’s acquisition Telvantis Florida, these persons would meet regularly in Miami Beach for in-person meetings as the directors of Telvantis Florida.

Our company’s Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of their respective successors at the next meeting of shareholders, death, resignation or removal by the Board of Directors. Officers serve at the discretion of our Board of Directors. There exist no family relationships between the listed officers and directors. Certain information regarding the backgrounds of each of our officers and directors is set forth below.

Daniel Contreras - Chief Executive Officer and Director. Mr. Contreras is a multi-cultural financial executive with over 30 years of experience with Global 500 and start-up companies in the Telecom/Technology/FinTech sectors, developing them from design to multimillion dollar enterprises. Mr. Contreras is a strategic and entrepreneurially-driven global financial management leader with strong expertise in developing multi-functional teams with an applied management style.

Prior to the Mexedia Acquisitions, Mr. Contreras served as CEO for Telvantis Florida, providing financial services to companies in the telecom and technology sector.  Previously, has was CEO and CFO of the “CIMA Telecom Group” of companies, a $1.4B international, privately-held integrated telecommunications services group based in Coral Gables, Florida. From 1994 to 2000, he served as VP Finance & Administration for “start-up” AmericaTel, where he was instrumental in developing the company from the ground up to a multinational telecommunication services provider, and with over $350 million in annualized revenues. From 1990 and 1994, Mr. Contreras was Financial Manager of Minera Escondida, the largest copper ore mine operation and foreign direct investment in Chile. Previously to that, Mr. Contreras held the position of Financial Controller responsible for the Country of Chile’s financial operations for ING Bank (Netherlands) and worked as a Bank Analyst for Regions Bank (f/k/a Landmark Bancshares in St. Louis, Missouri). He holds a Bachelor of Science Degree in Business Administration with Emphasis in Finance from St. Louis University, St. Louis, Missouri, and a Master Degree in Business Administration (MBA) from Fontbonne University, St. Louis, Missouri.

Mr. Contreras, as Chief Executive Officer of our company, directs, controls and coordinates our business activities, including those of our subsidiaries, from our Miami Beach, Florida, offices. Since Telvantis Florida’s acquisition of Phonetime and Matchcom in 2023, Mr. Contreras has performed his corporate assignments from Telvantis Florida’s, now our company’s, Miami Beach, Florida, headquarters. Mr. Contreras began his in-person service with Telvantis Florida, upon its acquisition of Phonetime and Matchcom. Mr. Contreras devotes all of his time to the business of our company.

Orlando Taddeo - President and Director. Born in Formia, Italy, in 1974, Mr. Taddeo is an entrepreneur who has been a key player in successful ventures in the innovation and telecommunications market for 30 years, both in Italy and abroad. In recent years, he has led the growth of Airtime Partecipazioni, a publicly-traded company in Paris, which, last May, changed its name to “Mexedia” (Mexedia SPA) and became a Benefit Company, leading it to now being a tech company that offers innovative technologies in an integrated ecosystem that allows it to manage all customer communication activities. Since 2021, he has been a member of the B20, the business forum through which companies and their associations produce policy recommendations for the G20, and which represents 6.5 million companies from all sectors and all sizes.

Mr. Taddeo devotes at least 20 hours per week to his duties as President of our company; approximately 50% of this time is in person in our Miami Beach, Florida, headquarters; the balance of the time, he performs his duties from Rome, Italy. Mr. Taddeo began his in-person service with Telvantis Florida, upon its acquisition of Phonetime and Matchcom. (See “Risk Factors-Risks Related to Our Company”).

Daniel Gilcher - Chief Financial Officer, Secretary Treasurer and Director. Mr. Gilcher currently serves as Chief Financial Officer of Mexedia SPA. Prior to joining Mexedia SPA, Mr. Gilcher served as the Interim CFO for a digital healthcare company from Israel, where he was responsible for complex capital raising structures and a going-public transaction. Prior to these operational roles, he advised a broad range of global companies on capital allocation and other strategic initiatives, including as the responsible party of a special situations fund. Mr. Gilcher’s career started as a buy-side equity analyst and portfolio manager for small/mid caps in Frankfurt, Germany. He received his MBA from the Indian Institute of Management, Ahmedabad, India. He also holds an MSc in Finance from EBS University, Germany, where he was a Gold Scholar. Mr. Gilcher graduated in 2009 from Johannes-Gutenberg University, Mainz, Germany, with an M.A. in Politics, Psychology and Philosophy.

Mr. Gilcher devotes at least 25 hours per week to his duties as Chief Financial Officer of our company; currently and until such time as his U.S. work visa is obtained, Mr. Gilcher spends approximately 10% of this time in person in our Miami Beach, Florida, headquarters, with the balance of that time spent in Frankfurt, Germany. Mr. Gilcher began his in-person service with Telvantis Florida in April 2024. (See “Risk Factors-Risks Related to Our Company”).

Key Employees

Maickel Abdou – Chief Executive Officer of Telvantis Florida. Mr. Abdou was hired as Chief Executive Officer of Telvantis Florida in November 1, 2024, with the primary charge of increasing overall sales of Telvantis Florida, with an emphasis on its voice service products. From January 2021 until he joined Telvantis Florida, Mr. Abdou was Regional Director for sales of Apelby Communications, a global provider of ICT (information and communications technology) and telecommunications services specializing in the wholesale purchase and sale of international voice traffic services, gaming services, data centers, software and outsourcing services for retail customers and ICT solutions between operators. From 2011 until January 2021, Mr. Abdou served as a Vice President of PCCW Global, a leading communications service provider, offering the latest mobility, voice and data solutions to multinational enterprises, telecommunications partners, cloud and application service providers.

Based in Wayne, New Jersey, Mr. Maickel performs his duties as Chief Executive Officer of Telvantis Florida, largely on a remote basis with occasional visits to our headquarters in Miami Beach, Florida.

Sonja Maggi – Telvantis Florida, Head of Voice. In her position with Telvantis Florida, Ms. Maggi oversees sales of voice service products. From 2006 to March 2023, she served as Vice President - Carrier Relations of Phonetime, Inc., which was acquired by Telvantis Florida in March 2023. Since March 2023, Ms. Maggi has served as Head of Voice for Telvantis Florida.

Based in Long Beach, New York, Ms. Maggi performs her duties as Head of Voice for Telvantis Florida, largely on a remote basis with occasional visits to our headquarters in Miami Beach, Florida.

Employment Agreement

In November 2024, we entered into an employment agreement (the “Contreras Agreement”), pursuant to which Mr. Contreras is paid an annual salary of $100,000 and is paid an additional $2,111 per month to cover Mr. Contreras’ health insurance premiums and similar items.

Conflicts of Interest

At the present time, we do not foresee any direct conflict between our officers and directors, their other business interests and their involvement in our company.

Corporate Governance

We do not have a separate Compensation Committee, Audit Committee or Nominating Committee. These functions are conducted by our Board of Directors acting as a whole.

During the year ended December 31, 2024, our Board of Directors held two meetings, and took all other necessary actions by written consent in lieu of a meeting.

Independence of Board of Directors

None of our Directors is independent, within the meaning of definitions established by the SEC or any self-regulatory organization. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include independent directors.

Shareholder Communications with Our Board of Directors

Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our Chief Executive Officer, Daniel Contreras, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with OTC Markets, so that all shareholders have access to information about us at the same time. Mr. Contreras collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

Code of Ethics

As of the date of this Offering Circular, our Board of Directors has not adopted a code of ethics with respect to our directors, officers and employees.

EXECUTIVE COMPENSATION

As of the date of this Offering Circular, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by or contributed to by our company.

The following table summarizes information concerning the compensation awarded, paid to or earned by, our executive officers.

Name and Principal Position	Year Ended 12/31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
Jacob DiMartino Former Chief Executive Officer	2024 2023	90,000(1) 180,000	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	90,000(1) 180,000
Daniel Contreras(2) Chief Executive Officer	2024 2023	16,667 ---	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	16,667 ---
Orlando Taddeo(2) President	2024 2023	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---
Daniel Gilcher(2) Chief Financial Officer and Secretary	2024 2023	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---

(1)This amount was accrued through June 30, 2024, and subsequently.

(2)This officer did not take office until October 2024.

Employment Agreements

We have not entered into an employment agreement with any of our executive officers. However, in the near future, it is expected that we will enter into an employment agreement with each of such persons, although none of the terms of such employment agreements has been determined.

Outstanding Option Awards

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested and equity-incentive plan awards outstanding as of the date of this Offering Circular, for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Daniel Contreras	---	---	---	N/A	N/A	---	---	---	---
Orlando Taddeo	---	---	---	N/A	N/A	---	---	---	---
Daniel Gilcher	---	---	---	N/A	N/A	---	---	---	---

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director Compensation

Our directors receive no compensation for their serving in such capacity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Offering Circular, information regarding beneficial ownership of our common stock by the following: (a) each person, or group of affiliated persons, known by our company to be the beneficial owner of more than five percent of any class of our voting securities; (b) each of our directors; (c) each of the named executive officers; and (d) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC, based on voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying convertible instruments, if any, held by that person are deemed to be outstanding if the convertible instrument is exercisable within 60 days of the date hereof.

Name of Shareholder	Number of Shares Beneficially Owned	% Beneficially Owned(1)	Number of Shares Beneficially Owned	% Beneficially Owned(2)	Effective Voting Power
Common Stock Executive Officers & Directors
Daniel Contreras	1,666,667(3)	*	1,666,667(4)	*
Orlando Taddeo(5)	19,313,781,983(6)	75.78%	23,813,781,983(7)	75.63%	See Note 13 and Note 14
Daniel Gilcher	133,333,333(8)	*	133,333,333(9)	*
Officers and directors, as a group (3 persons)	19,448,781,983(10)	76.31%	23,948,781,983(11)	76.06%
5% or Greater Shareholders Mexedia S.p.A. S.B.(12)	19,113,781,983(6)	75.00%	23,948,781,983(7)	75.00%
Series F Preferred Stock(13) Mexedia S.p.A. S.B.(12)	75,000	100%	75,000	100%	See Note 13 and Note 14

* Less than 1%

(1)Based on 25,485,042,644 shares outstanding, which includes (a) 6,371,260,661 issued shares and (b) 19,113,781,983 unissued shares that underlie currently convertible shares of Series F Preferred Stock and currently convertible promissory notes, before this offering.

(2)Based on 31,485,042,644 shares outstanding, which includes (a) 7,871,260,661 issued shares, assuming the sale of all of the Offered Shares (including 383,333,000 Offered Shares issued in payment of $1,150,000 of convertible promissory notes – see “Use of Proceeds”), and (b) 23,613,781,983 unissued shares that underlie convertible shares of Series F Preferred Stock, after this offering.

(3)None of the indicated shares is issued, but underlie a currently convertible promissory note.  (See “Use of Proceeds”).

(4)Assumes the indicated shares are issued in this offering in payment of a promissory note. (See “Use of Proceeds”).

(5)Mr. Taddeo is the President of Mexedia S.p.A. S.B., a publicly-held Italy corporation listed for trading on the Euronext Growth Paris exchange, of which he is also the majority shareholder. As President, Mr. Taddeo possesses dispositive and voting control of the shares of Series F Preferred Stock.

(6)None of the indicated shares is issued, but underlie the currently convertible shares of Series A Preferred Stock (as to 19,313,781,983 of such shares) and currently convertible promissory notes (as to 200,000,000 of such shares) (See “Use of Proceeds”).

(7)23,613,781,983 of such shares are not issued, but underlie the currently convertible shares of Series A Preferred Stock; assumes 200,000,000 of such shares are issued in this offering in payment of promissory notes. (See “Use of Proceeds”).

(8)None of the indicated shares is issued, but underlie currently convertible promissory notes.  (See “Use of Proceeds”).

(9)Assumes the indicated shares are issued in this offering in payment of promissory notes. (See “Use of Proceeds”).

(10)None of the indicated shares is issued, but underlie the currently convertible shares of Series A Preferred Stock (as to 19,113,781,983 of such shares) and currently convertible promissory notes (as to 383,333,333 of such shares) (See “Use of Proceeds”).

(11)23,813,781,983 of such shares are not issued, but underlie the currently convertible shares of Series A Preferred Stock; assumes 383,333,333 of such shares are issued in this offering in payment of promissory notes. (See “Use of Proceeds”).

(12)Orlando Taddeo is the President of Mexedia S.p.A. S.B., a publicly-held Italy corporation listed for trading on the Euronext Growth Paris exchange, of which he is also the majority shareholder. As President, Mr. Taddeo possesses dispositive and voting control of the shares of Series F Preferred Stock. The address of this shareholder is Via di Affogalasino, 105, 00148 Rome, Italy.

(13)Due to the superior voting rights of the Series F Preferred Stock, Orlando Taddeo, as the President of Mexedia S.p.A. S.B., the owner of all outstanding shares of the Series F Preferred Stock, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction.

(14)The holders of the Series F Preferred Stock, as a class, have voting rights in all matters requiring shareholder approval equal to 66.67% of all shares eligible to vote. Each share of Series F Preferred Stock shall be convertible at any time into a number of shares of our common stock that equals 0.001 percent (0.001%) of the number of issued and outstanding shares of our common stock outstanding on the date of conversion, such that 1,000 shares of Series F Preferred Stock would convert into one percent (1%) of the number of issued and outstanding shares of our common stock outstanding on the date of conversion.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Change-in-Control Transaction

Effective October 8, 2024, a change in control of our company, in connection with our acquisitions (the Mexedia Acquisitions) of Mexedia, Inc., a Florida corporation with its operations headquartered in Miami, Florida (Telvantis Florida), and Mexedia DAC, an Ireland corporation now wholly owned by Telvantis Florida (Mexedia DAC) (Telvantis Florida and Mexedia DAC are referred to as the Mexedia Companies). Following these transactions, Mexedia SPA controls our company. However, it is expected that, in the near future, Mexedia SPA will distribute to its shareholders the control shares issued to it pursuant to the Acquisition Agreements.

Also In connection with the Mexedia Acquisitions, Jacob DiMartino resigned as the Sole Director and Officer of our company and the following persons were appointed: Daniel Contreras, Chief Executive Officer and Director; Orlando Taddeo, President and Director; and Daniel Gilcher, Chief Financial Officer, Secretary, Treasurer and Director. (See “Directors, Executive Officers, Promoters and Control Persons”).

Acquisitions of the Mexedia Companies. Pursuant to separate Share Exchange Agreements (the Acquisition Agreements), we acquired 100% ownership of Telvantis Florida by the issuance of 40,000 shares of Series F Preferred Stock to Mexedia SPA and 100% ownership of Mexedia DAC by the issuance of 35,000 shares of Series F Preferred Stock to Mexedia SPA. Except for the consideration paid under the Acquisition Agreements, the Acquisition Agreements are substantially identical and contain the following provisions, among other customary provisions:

Regulation A Offering. Should we fail to have filed an Offering Statement on Form 1-A pursuant to Regulation A of the Securities and Exchange Commission (the Reg A Offering), on or before October 28th, Mexedia SPA has the right, but not the obligation, to rescind the Acquisition Agreements. This condition subsequent has been waived by Mexedia SPA.

Reg A Offering Proceeds. Should we fail to have obtained the sum of $1,500,000 in proceeds from the Reg A Offering, on or before the date that is six (6) months from the date of the SEC’s qualification of the Reg A Offering, Mexedia SPA has the right, but not the obligation, to rescind the Acquisition Agreements. This condition subsequent has been waived by Mexedia SPA.

Divestiture. Should we fail to have divested of our pre-closing operations, which divestiture shall include all debts, other than the trade payables of our company, as of the closing date of the Mexedia Acquisitions, on or before December 31, 2024, Mexedia SPA shall have the right, but not the obligation, to rescind the Acquisition Agreements. This condition has been satisfied by our company.

With the waivers and satisfaction of the conditions precedent in the Acquisition Agreements, our company’s ownership of the Mexedia Companies has fully vested.

Redemption Agreement. In connection with the Acquisition Agreements, our company and JanBella entered into the Redemption Agreement, pursuant to which JanBella sold 100% of the then-outstanding shares of Series E Preferred Stock to our company in exchange for the Redemption Note.

The principal amount of the Redemption Note is $540,000, with interest at 8% per annum and a maturity date of October 8, 2025. Under the Redemption Note, we are required to pay, on a monthly basis, 40% of the proceeds from the Reg A Offering that exceeds $100,000, until the principal and interest shall have been paid.

Following the date of payment in full of the principal balance of the Redemption Note (the “Balance Date”), we are to pay JanBella up to an additional $1,260,000 as additional principal (the “Additional Principal”), whether through monthly payments of 10% of Reg A Offering proceeds and/or, for a period of 18 months immediately following the issue date of the Redemption Note, 10% of funds obtained by our company from any third-party.

Pledge Agreement and Guaranty. In connection with the Acquisition Agreements, JanBella and Mexedia SPA entered into a pledge agreement (the Pledge Agreement) and a guaranty (Guaranty) with respect to our company’s obligations under the Redemption Note. Specifically, the Pledge Agreement and the Guaranty relate to our company’s timely payment of the $540,000 principal balance and accrued interest on the Redemption Agreement.

Share Cancellation Agreements. In connection with the Acquisition Agreements, our company entered into three separate share cancellation agreement (the Share Cancellation Agreements) with Dean Richards, Brenda Whitman and Christina Upham, respectively. Pursuant to the Share Cancellation Agreements, a total of 1,700,000,000 shares of our common stock were cancelled.

Series F Preferred Stock. Also in conjunction with the Mexedia Acquisitions, we designated a new Series F Preferred Stock and issued a total of 75,000 shares of such Series F Preferred Stock to Mexedia SPA, which now controls our company through its ownership of the Series F Preferred Stock. (See “Description of Securities-Series F Preferred Stock”).

Officer Bonuses

In November 2024, the Company paid bonuses to its executive officers, as follows:

•We issued a $50,000 principal amount convertible promissory note to our Chief Executive Officer, Daniel Contreras, in payment of a performance bonus, which convertible promissory note was amended and restated on February 17, 2025.

•We issued a $300,000 principal amount convertible promissory note to our President, Orlando Taddeo, in payment of a performance bonus, which convertible promissory note was amended and restated on February 17, 2025.

•We issued a $300,000 principal amount convertible promissory note to our President, Orlando Taddeo, in payment of a bonus associated with Mexedia DAC’s debt restructuring, which convertible promissory note was amended and restated on February 17, 2025.

•We issued a $200,000 principal amount convertible promissory note to our Chief Financial Officer, Daniel Gilcher, in payment of a performance bonus (this note was issued in the name of Otus, LLC, a company owned by Mr. Gilcher), which convertible promissory note was amended and restated on February 17, 2025.

•We issued a $200,000 principal amount convertible promissory note to our Chief Financial Officer, Daniel Gilcher, in payment of a bonus associated with Mexedia DAC’s debt restructuring (this note was issued in the name of Otus, LLC, a company owned by Mr. Gilcher), which convertible promissory note was amended and restated on February 17, 2025.

Each of these convertible promissory notes is convertible into Conversion Shares. (See “Use of Proceeds”).

Employment Agreement

In November 2024, we entered into an employment agreement (the “Contreras Agreement”), pursuant to which Mr. Contreras is paid an annual salary of $100,000 and is paid an additional $2,111 per month to cover Mr. Contreras’ health insurance premiums and similar items.

Divestiture

Effective December 31, 2024, pursuant to a Share Exchange Agreement (the “Divestiture Agreement”), we sold our company’s pre-change-in-control operations to New Generation Consumer Group, Inc., a publicly-traded Delaware corporation (symbol: NGCG), in exchange for 100,000,000 shares, or approximately 7%, of NGCG’s common stock, which shares were valued at $0.0006 per share, the closing price of NGCG’s common stock on December 31, 2024, or $60,000, in the aggregate. However, for financial reporting purposes, we have assigned no value to such shares in our accompanying financial statements, given their restricted nature and expect two-year holding period. At the time of closing of the Divestiture Agreement, the sole officer and director of NCGC was Jacob DiMartino, the former officer and director of our company. No standard method of valuation was used in determining the number of shares of NGCG common stock that was issued by NGCG to our company.

Guaranty by Director

In November 2022, our former CEO, Jacob DiMartino, guaranteed our performance under a promissory note, $112,500 principal amount (the “JanBella Note”), issued to JanBella Group, LLC (“JanBella”), by which we obtained $100,000 in cash proceeds. As part of his guaranty, Mr. DiMartino pledged his shares of our then-outstanding Series E Preferred Stock, through which shares he possessed voting control of our company. At the time of our acquisition of the Mexedia Companies, we were in default under the JanBella Note. In conjunction with our acquisition of the Mexedia Companies, JanBella foreclosed on Mr. DiMartino’s pledge and, subsequently, entered into the Redemption Agreement.

LEGAL MATTERS

Certain legal matters with respect to the Offered Shares offered by this Offering Circular will be passed upon by Newlan Law Firm, PLLC. Newlan Law Firm, PLLC is the holder of two convertible promissory notes in the principal amounts of $60,000 and $40,000, respectively. These notes were issued by our company in payment of legal services, pursuant to a legal services agreement, and are convertible into Conversion Shares in this offering. (See “Use of Proceeds”).

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the site is www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

RAADR, INC.

Unaudited Financial Statements for the Years Ended December 31, 2024 and 2023

TELVANTIS VOICE SERVICES, INC. (formerly Mexedia, Inc.) AND SUBSIDIARIES

Unaudited Consolidated Financial Statements for the Six Months Ended June 30, 2024 and 2023

Unaudited Consolidated Financial Statements for the Years Ended December 31, 2023 and 2022

MEXEDIA, DAC

Unaudited Consolidated Financial Statements for the Six Months Ended June 30, 2024 and 2023

Unaudited Consolidated Financial Statements for the Years Ended December 31, 2023 and 2022

RAADR, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(unaudited)

	December 31, 2024		December 31, 2023
ASSETS
Current Assets
Cash		$1,431,921	$13,364
Accounts receivable		41,040,385	---
Other current assets		1,514,992	---
Total Current Assets		43,987,298	13,364
Fixed Assets, Net		134,861	---
Total Fixed Assets		134,861	---
Other Assets
IP, net		12,665,467	---
Loans receivable		5,488,418	---
Total Other Assets		18,153,885	---
Total Assets		$62,276,044	$13,364

LIABILITIES AND EQUITY
Current Liabilities
Accrued expenses	$	---	$3,164,552
Accounts payable		86,078,362	525,269
Advances		---	105,700
Preferred stock to be issued		---	259,900
Common stock to be issued		---	1,066,138
Line of credit		---	38,998
Convertible notes payable		82,500	1,701,018
Notes payable		---	757,863
Notes payable - related party		---	118,104
Derivative liabilities		---	2,616,951
Income taxes payable		528,341	---
Accrued provider costs		198	---
Loans payable		75,000	---
Due to Fasanara		900,000	---
Other current liabilities		286,785	---
Total Current Liabilities		87,951,185	10,354,493
Long-Term Liabilities
Notes payable		---	146,769
Total Long-Term Liabilities		---	146,769
Total Liabilities		87,951,185	10,501,262

Stockholders’ Equity (Deficit)
Series A Preferred Stock, par value $.001, 20,000,000 shares authorized, -0- shares and -0- shares issued and outstanding as of December 31, 2024 and 2023, respectively		1	1
Series E Preferred Stock , par value $.001, 1,000,000 shares authorized, 1,000,000 shares and -0- shares issued and outstanding as of December 31, 2024 and 2023, respectively		1,000	1,000
Series F Preferred Stock, par value $.001, 75,000 shares authorized, 75,000 shares and -0- shares issued and outstanding as of December 31, 2024 and 2023, respectively		75	---
Common Stock, par value $.001, 15,000,000,000 shares authorized, 6,371,260,661 shares and 2,346,499,236 shares issued and outstanding as of December 31, 2024 and 2023, respectively		6,371,261	2,346,501
Additional paid-in capital		32,861,547	24,170,213
Accumulated deficit		(64,909,025)	(37,005,613)
Total Stockholders’ Equity (Deficit)		(25,675,141)	(10,487,898)
Total Liabilities and Stockholders’ Equity (Deficit)		$62,276,044	$13,364

The accompanying notes are an integral part of these unaudited consolidated financial statements.

RAADR, INC. AND SUBSIDIARIES

Consolidated Statement of Profit and Loss

For the Years Ended December 31, 2024 and 2023

(unaudited)

	Year Ended December 31,
	2024	2023

Revenues	$7,192,705	$	---
Cost of sales	(7,707,625)		---
Gross profit (loss)	(514,920)		---
Operating expenses
Sales and marketing	122,311		---
Amortization expense	282,275		---
Executive compensation	110,889		225,000
General and administrative	646,191		334,709
Total operating expenses	1,161,666		559,709
Operating profit (loss)	(1,676,586)		(559,709)
Other income (expense)
Loss on forbearance agreement	---		(2,720,000)
Loss on anti-dilution clause	(37,900)		(270,542)
Gain on write-off of debt	5,460,066		---
Change in fair value of derivative liability	1,033,933		3,112,948
Interest and financing expense	(793,628)		(261,852)
Other expenses	(31,908,247)		---
Total other income (expense)	(26,245,776)		(139,446)
Profit (loss) before tax expense	(27,903,412)		(699,155)
Tax expense	---		---
Net profit (loss)	$(27,903,412)		$(699,155)

Net loss per common share
Basic and Diluted	$(0.00)		$(0.00)
Weighted average common shares outstanding
Basic and Diluted	4,957,249,879		827,335,589

The accompanying notes are an integral part of these unaudited consolidated financial statements.

RAADR, INC. AND SUBSIDIARIES

Consolidated Statement of Changes in Equity

For the Year Ended December 31, 2024 and 2023

(unaudited)

	Series A		Series E		Series F		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total
Balance, December 31, 2022	---	$ 1	1,000,000	$ 1,000	---	$ ---	82,634,170	$ 82,636	$ 23,005,273	$ (36,954,799)	$ (13,865,890)
Common stock issued for conversion of convertible notes	---	---	---	---	---	---	137,174,000	137174	(94,184)		50,454
Issuance of common stock for compensation	---	---	---	---	---	---	127,820,746	127821	173,703		301,524
Issuance of common stock for cash	---	---	---	---	---	---	89,500,000	89500	4,250		93,750
Issuance of common stock for anti-dilution clause	---	---	---	---	---	---	209,370,320	209370	61,171		270,541
Issuance of common stock for forbearance upon defaulted notes	---	---	---	---	---	---	1,700,000,000	1,700,000	1,020,000		2,720,000
Net profit (loss)	---	---	---	---	---	---	---	---	---	(50,813)	(50,813)
Balance, December 31, 2023	---	1	1,000,000	1,000	---	---	2,346,499,236	2,346,501	24,170,213	(37,005,612)	(10,487,898)
Issuance of common stock for cash	---	---	---	---	---	---	450,000,000	450,000	(405,000)	---	45,000
Common stock issued for conversion of convertible notes	---	---	---	---	---	---	427,000,000	427,000	(375,520)	---	51,480
Issuance of common stock for cash	---	---	---	---	---	---	1,040,000,000	1,040,000	(936,000)	---	104,000
Issuance of common stock for anti-dilution clause	---	---	---	---	---	---	94,750,468	94,750	(75,800)	---	18,950
Issuance of common stock for compensation	---	---	---	---	---	---	100,000,000	100,000	(80,000)	---	20,000
Issuance of common stock for anti-dilution clause	---	---		---	---	---	94,500,000	94,500	(75,800)	---	18,700
Redemption of Series E Preferred Stock	---	---	(1,000,000)	---	---	---	---	---	---	---	---
Issuances of Series F Preferred Stock in acquisitions	---	---	---	---	75,000	75	---	---	1,671,770	---	1,671,845
Common stock issued for conversion of convertible notes	---	---	---	---	---	---	1,645,611,000	1,645,611	(1,481,050)	---	164,561
Cancellation of common stock	---	---	---	---	---	---	(1,700,000,000)	---	---	---	---
Common stock issued for debt settlement agreements	---	---	---	---	---	---	1,898,000,000	1,898,000	(972,153)	---	925,847
Net profit (loss)	---	---	---	---	---	---			---	(27,903,412)	(27,903,412)
Balance, December 31, 2024	---	$ 1	---	$ ---	75,000	$ ---	6,371,260,661	$ 6,371,261	$ 32,861,547	$ (64,909,025)	$ (25,675,141)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

RAADR, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Year Ended December 31, 2024 and 2023

(unaudited)

	Year Ended December 31,
	2024		2023

Cash flows from operating activities
Net loss		$(27,903,412)		$(50,813)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation		---		1,828
Change in fair value of derivative liabilities		1,033,933		(3,828,593)
Stock-based compensation		20,000		301,524
Loss on forbearance agreement		---		2,720,000
Loss on anti-dilution clause		37,900		270,541
Gain on write-off of debt		5,460,066		---
Write-off of other items		31,908,247		---
Effect of changes in:
Accounts payable		262,588		16,518
Pre-paid expenses		3,780		331,016
Net cash provided by (used in) operating activities		1,173,307		(237,979)

Investing activities		---		---
Net cash provided by (used in) investing activities		---		---

Financing activities
Proceeds from issuance of convertible notes payable		96,250		126,150
Payments on line of credit		---		(2,936)
Proceeds from notes payable		---		33,508
Proceeds from sale of common stock		149,000		93,750
Net cash provided by (used in) financing activities		245,250		250,472
Net increase (decrease) in cash		1,418,557		12,493
Cash at beginning of period		13,364		871
Cash at end of period		$1,431,921		$13,364

Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for interest
Cash paid during the year for income taxes paid	$	---	$	---
		$198	$	---
Non-cash investing and financing activities:
Conversions of notes payable	$	---		$50,454

The accompanying notes are an integral part of these unaudited consolidated financial statements.

RAADR, INC. AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements

December 31, 2024

Note 1 – NATURE OF OPERATIONS

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements (“U.S. GAAP”). Accordingly, they do not contain all information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements.

In the opinion of the Company’s management, the accompanying unaudited financial statements contain all of the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of Raadr, Inc., a Nevada corporation (the “Company”) as of December 31, 2024 and 2023, and the results of operations and cash flows for the periods presented.

Management acknowledges its responsibility for the preparation of the accompanying unaudited financial statements which reflect all adjustments, consisting of normal recurring adjustments, considered necessary in its opinion for a fair statement of its financial position and the results of its operations for the periods presented.

Note 2 – GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

As shown in the accompanying financial statements, as of December 31, 2024, the Company had cash on hand of $1,431,412 and working capital deficit of $43,963,887.  During the year ended December 31, 2024, the net loss was $27,903,412, which included a one-time charge of $31,908,247 associated with the write-off of certain accounts receivable.

The Company has incurred significant losses since its inception and has not demonstrated an ability to generate sufficient revenues from the sales of its products or services to achieve profitable operations. There can be no assurance that profitable operations will ever be achieved, or if achieved, could be sustained on a continuing basis. In making this assessment we performed a comprehensive analysis of our current circumstances including: our financial position, our cash flows and cash usage forecasts for the twelve months ended December 31, 2024, and our current capital structure including equity-based instruments and our obligations and debts.

The Company expects to continue to incur significant losses from operations and have negative cash flows from operating activities for the near-term. These losses could be significant as the Company has not yet generated revenues, but has continuing operating expenses including, but not limited to, compensation costs, professional fees, software development costs and regulatory fees.

Management’s current business plan is primarily to: (i) pursue additional capital raising opportunities, (ii) continue to explore and execute prospective partnering ; and (iii) identify unique market opportunities that represent potential positive short-term cash flow.

The Company’s existence is dependent upon management’s ability to establish profitable operations and to obtain additional funding sources. There can be no assurance that the Company’s financing efforts will result in profitable operations or the resolution of the Company’s liquidity problems.

If the Company does not obtain additional capital, the Company will be required to reduce the scope of its business development activities or cease operations. The Company continues to explore obtaining additional capital financing and the Company is closely monitoring its cash balances, cash needs, and expense levels.

These factors create substantial doubt about the Company’s ability to continue as a going concern within the twelve-month period subsequent to the date that these financial statements are issued. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Segments and Concentrations

The Company uses the “management approach” to identify its reportable segments. The management approach requires companies to report segment financial information consistent with information used by management for making operating decisions and assessing performance as the basis for identifying the Company’s reportable segments. The Company manages its business as one reportable segment.

Organization

The Company was organized March 29, 2006, under the laws of the State of Nevada, as White Dental Supply, Inc. On December 27, 2012, the Company formed two wholly owned subsidiaries, Choice One Mobile, Inc. and PITOOEY! Mobile, Inc., under the laws of the State of Nevada. On January 7, 2013, the Board of Directors of the Company authorized and a majority of the stockholders of the Company ratified, by written consent, resolutions to change the name of the Company to PITOOEY!, Inc. The name change was effective with the State of Nevada February 7, 2013. On February 6, 2013, the Company formed a wholly owned subsidiary, Rockstar Digital, Inc., under the laws of the State of Nevada. On October 31, 2013, the Company, as part of its settlement agreement with the employees of Rockstar Digital, ceased operations of its wholly owned subsidiary, Rockstar Digital, Inc. On July 29, 2015, the Company changed their name to Raadr, Inc. The name change was effective with the State of Nevada on July 29, 2015.

Business

Until October 8, 2024, the Company offered a unique software tool in www.raadr.com that allows individuals to monitor social media activity online.

Effective October 8, 2024, a change in control of the Company, in connection with our acquisitions (the Mexedia Acquisitions) of Telvantis Voice Services, Inc. (formerly Mexedia, Inc.), a Florida corporation with its operations headquartered in Miami, Florida (Telvantis Florida), and Mexedia DAC, an Ireland corporation now wholly owned by Telvantis Florida (Mexedia DAC) (Telvantis Florida and Mexedia DAC are referred to as the Mexedia Companies). Following these transactions, Mexedia SPA controls the Company. However, it is intended that, as soon as possible and in keeping with applicable Italian corporate laws and applicable Euronext Growth Paris exchange rules, Mexedia SPA would distribute to its shareholders the control shares issued to it pursuant to the Acquisition Agreements.

Effective December 31, 2024, the Company divested its pre-Acquisition Agreements business, by selling its discreet subsidiary, Signature Apps, Inc., a Colorado corporation, to New Generation Consumer Group, Inc., a publicly-traded Delaware corporation (symbol: NGCG). NCGC issued 100,000,000 shares of its common stock to the Company, in such transaction.

Use of Estimates and Assumptions

Preparing financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates, and those estimates may be material.

Changes in estimates are recorded in the period in which they become known. The Company bases its estimates on historical experience and other assumptions, which include both quantitative and qualitative assessments that it believes to be reasonable under the circumstances.

Significant estimates during the nine months ended September 30, 2024 and 2023, respectively, include, allowance for doubtful accounts and other receivables, inventory reserves and classifications, valuation of loss contingencies, valuation of stock-based compensation, estimated useful lives related to property and equipment, impairment of intangible assets, implicit interest rate in right-of-use operating leases, uncertain tax positions, and the valuation allowance on deferred tax assets.

Cash

For purposes of the statements of cash flows, the Company considers all highly liquid instruments with a maturity of six months or less at the purchase date and money market accounts to be cash equivalents.

At December 31, 2024 and 2023, respectively, the Company did not have any cash equivalents.

The Company is exposed to credit risk on its cash and cash equivalents in the event of default by the financial institutions to the extent account balances exceed the amount insured by the FDIC, which is $250,000.

At December 31, 2024 and 2023, respectively, the Company did not experience any losses on cash balances in excess of FDIC insured limits.

Fair Value of Financial Instruments

The Company accounts for financial instruments under Financial Accounting Standards Board (“FASB”) ASC 820, Fair Value Measurements. ASC 820 provides a framework for measuring fair value and requires disclosures regarding fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, based on the Company’s principal or, in absence of a principal, most advantageous market for the specific asset or liability.

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value.

The three tiers are defined as follows:

•Level 1 – Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;

•Level 2 – Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and

•Level 3 – Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

The determination of fair value and the assessment of a measurement’s placement within the hierarchy requires judgment. Level 3 valuations often involve a higher degree of judgment and complexity. Level 3 valuations may require the use of various cost, market, or income valuation methodologies applied to unobservable management estimates and assumptions. Management’s assumptions could vary depending on the asset or liability valued and the valuation method used. Such assumptions could include estimates of prices, earnings, costs, actions of market participants, market factors, or the weighting of various valuation methods. The Company may also engage external advisors to assist us in determining fair value, as appropriate. Although the Company believes that the recorded fair value of our financial instruments is appropriate, these fair values may not be indicative of net realizable value or reflective of future fair values. The Company’s financial instruments, including cash, accounts payable and accrued expenses, and convertible notes payable, are carried at historical cost. As of December 31, 2024 and 2023, respectively, the derivative liabilities are considered a level 2 item.

ASC 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (“fair value option”). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding financial instruments.

Leases

We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liabilities – current and operating lease liabilities - noncurrent on the balance sheets. The initial lease liability is equal to the future fixed minimum lease payments discounted using the Company’s incremental borrowing rate, on a secured basis. The initial measurement of the right-of-use asset is equal to the initial lease liability plus any initial direct costs.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term.

Derivative Liabilities

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC Topic No. 480, (“ASC 480”), “Distinguishing Liabilities from Equity” and FASB ASC Topic No. 815, (“ASC 815”) “Derivatives and Hedging”. Derivative liabilities are adjusted to reflect fair value at each reporting period, with any increase or decrease in the fair value recorded in the results of operations (other income/expense) as a gain or loss on the change in fair value of derivative liabilities. The Company uses a binomial pricing model to determine fair value of these instruments.

Upon conversion or repayment of a debt instrument in exchange for shares of common stock, where the embedded conversion option has been bifurcated and accounted for as a derivative liability (generally convertible debt and warrants), the Company records the shares of common stock at fair value, relieves all related debt, derivative liabilities, and any remaining unamortized debt discounts, and where appropriate recognizes a net gain or loss on debt extinguishment (debt based derivative liabilities). In connection with any extinguishments of equity based derivative liabilities (typically warrants), the Company records an increase to additional paid-in capital for any remaining liability balance extinguished.

Equity instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date.

Income Taxes

The Company accounts for income tax using the asset and liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740 “Income Taxes”. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities.

At December 31, 2024 and 2023, respectively, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

The Company recognizes interest and penalties related to uncertain income tax positions in other expense. No interest and penalties related to uncertain income tax positions were recorded for the years ended December 31, 2024 and 2023, respectively.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs are included as a component of general and administrative expense in the statements of operations.

The Company recognized $122,311 and $-0- in marketing and advertising costs during the years ended December 31, 2024 and 2023, respectively.

Stock-Based Compensation

The Company accounts for our stock-based compensation under ASC 718 “Compensation – Stock Compensation” using the fair value-based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. This guidance establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

The Company uses the fair value method for equity instruments granted to non-employees and uses the Black-Scholes model for measuring the fair value of options.

The fair value of stock-based compensation is determined as of the date of the grant or the date at which the performance of the services is completed (measurement date) and is recognized over the vesting periods.

When determining fair value of stock options, the Company considers the following assumptions in the Black-Scholes model:

•Exercise price,

•Expected dividends,

•Expected volatility,

•Risk-free interest rate; and

•Expected life of option

Basic and Diluted Earnings (Loss) per Share

Basic earnings per share is calculated using the two-class method and is computed by dividing net earnings available to common shareholders by the weighted average number of common shares outstanding and certain other shares committed to be, but not yet issued. Net earnings available to common shareholders represent net earnings to common shareholders reduced by the allocation of earnings to participating securities. Losses are not allocated to participating securities. Common shares outstanding and certain other shares committed to be, but not yet issued, include restricted stock and restricted stock units (“RSUs”) for which no future service is required.

Diluted earnings per share is calculated under both the two-class and treasury stock methods, and the more dilutive amount is reported. Diluted earnings per share is computed by taking the sum of net earnings available to common shareholders, dividends on preferred shares and dividends on dilutive mandatorily redeemable convertible preferred shares, divided by the weighted average number of common shares outstanding and certain other shares committed to be, but not yet issued, plus all dilutive common stock equivalents outstanding during the period (stock options, warrants, convertible preferred stock, and convertible debt).

Preferred shares and unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and, therefore, are included in the earnings allocation in computing earnings per share under the two-class method of earnings per share.

Unvested shares of common stock are excluded from the denominator in computing net loss per share.

Restricted stock and RSUs granted as part of share-based compensation contain nonforfeitable rights to dividends and dividend equivalents, respectively, and therefore, prior to the requisite service being rendered for the right to retain the award, restricted stock and RSUs meet the definition of a participating security. RSUs granted under an executive compensation plan are not considered participating securities as the rights to dividend equivalents are forfeitable.

Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own          separate interests.

In November 2024, the Company entered into an employment agreement with its Chief Executive Officer, pursuant to which Mr. Contreras is paid an annual salary of $100,000 and is paid an additional $2,111 per month to cover Mr. Contreras’ health insurance premiums and similar items.

Recent Pronouncements

Management does not believe that any other recently issued, but not yet effective, authoritative guidance, if currently adopted, would have a material impact on the Company’s consolidated financial statement presentation or disclosures.

Note 4 - Promissory Notes

Convertible Promissory Notes

Commencing in December 2015 and through June 2018, the Company issued various convertible promissory notes to third parties in the amount of $276,838 to be used for operations. In addition, these convertible promissory notes include various default provisions in which increase the interest rate to rates ranging from 12% to 35% and at times the principal balance at rates ranging from 5% to 50%. Additionally, most convertible promissory notes have prepayment penalties in which range from 15% to 50%.

In April, 2020, a total of $90,000 in convertible notes were received. The notes bear an interest rate of 10% and mature on April 1, 2021. The notes are convertible into common stock based upon a 50% discount to the lowest traded price within the 20 trading days preceding the conversion. The note contains various prepayment and default provisions, similar to those disclosed above.

On July 23, 2020, the Company entered into a convertible note payable with a third party for proceeds of $25,000. The  convertible note incurs interest at 20% per annum, is due 180 days from the date of issuance and is convertible upon issuance into shares of the Company’s common stock at a 50% discount to the average closing bid price during the preceding 10 trading  days. The note contains various prepayment and default provisions, similar to those disclosed above.

During the year ended December 31, 2021, the Company entered into convertible notes payable totaling $329,536. The terms of the notes range from six months to one year, interest ranging from 8-20% and conversion prices with discounts of up to 50% of the lowest bid prices in the ten days prior to conversion.

At various times during the year ended December 31, 2022, the Company entered into convertible notes payable totaling $150,900 receiving proceeds of $126,150. The terms of the notes range from six months to one year, interest ranging from 8% - $20% and conversion prices ranging from $0.00005 - $0.000025.

During the year ended December, 2023, the Company entered into convertible notes payable totaling $927,646 receiving proceeds of $927,646. The terms of the notes range from six months to one year, interest ranging from 8% - 20% and conversion prices with discounts of up to 65% of the average lowest bid prices in the ten days prior to conversion.

During the six months ended June 30, 2024, the Company entered into two convertible notes payable totaling $21,250, receiving proceeds of $21,250. The terms of the notes are for six months, interest at 20% and conversion prices with discounts of up to 65% of the average lowest bid prices in the ten days prior to conversion.

Other Loans

On July 13, 2020, the Company entered into a $150,000 loan with the Small Business Administration. The note incurs interest at 3.75% per annum with principal and interest due over the period of thirty years. The note is secured by substantially all of the Company’s asset and requires the funds to be used for operational purposes. As of December 31, 2023, the remaining principal balance was $147,500. As of June 30, 2024, the Company has determined that the debt exceeds the statute of limitations for collection and as such as written off the amount owed and it is included in the gain from write off of debt.

During the year ended December 31, 2022, the Company issued $209,145 in short-term promissory notes to various parties with interest rates ranging from 20%-50%. The Company also issued approximately $40,000 in short-term promissory notes to various third parties for expenses paid by the third parties on behalf of the Company. These mature on demand or on various dates from April 2022 through September 2022. During the year ended December 31, 2022, the Company repaid approximately $37,558 of these promissory notes. During 2024, the Company has determined that the debt exceeds the statute of limitations for collection and as such as written off the amount owed and it is included in the gain from write off of debt.

During the year ended December 31, 2022, the Company also entered into two 18-month business loan agreements totaling $160,000. The loans require fixed weekly payments of principal and interest totaling $2,897 through November 2023 and have effective interest rates ranging from 34% to 63%. These loans are also secured by substantially all assets of the Company and have various default provisions as defined within the agreement, whereby the debt can be called immediately. As certain of these default provisions have been triggered, the full amount of the remaining principal balance of the loans of $145,942 as of December 31, 2023, has been presented as current although default has not been called by the lender. Net proceeds of $158,175 were received from these loans. An additional $8,000 was paid to a third party for brokering the deal. The on-issuance discount and additional fees paid were recorded as a discount to the loans and are being amortized over the life of the loan. During the year ended December 31, 2022, all of the discount was amortized to interest. During 2024, the Company has determined that the debt exceeds the statute of limitations for collection and as such as written off the amount owed and it is included in the gain from write off of debt.

Demand Notes Issued to Related Parties

The Company has various notes outstanding to related parties totaling $30,659 as of December 31, 2023. These notes are due on demand and have no stated interest rate. The Company records imputed interest in connection with these related party notes. During 2024, the Company has determined that the debt exceeds the statute of limitations for collection and as such as written off the amount owed and it is included in the gain from write-off of debt.

Advances

As of December 31, 2023, the Company previously received advances from a third parties totaling $105,700. These advances bear interest at 20% per annum and are due 90 days after the funds are received. As of the date of this filing, these advances are considered in default as they are past their maturity date. During 2024, the Company has determined that the debt exceeds the statute of limitations for collection and as such as written off the amount owed and it is included in the gain from write-off of debt.

Line of Credit

During the year ended December 31, 2022, the Company took out a business line of credit with a financial institution that provides a credit line of up to $35,000. Advances under this line incur interest as an annual rate of 12.25% plus various other periodic finance charges. As of December 31, 2023, $38,998 was outstanding on the line of credit, respectively. During 2024, the Company has determined that the debt exceeds the statute of limitations for collection and as such as written off the amount owed and it is included in the gain from write-off of debt.

Note 5 - Capital

Authorized Shares

As of December 31, 2024, the Company is authorized to issue 15,000,000,000 shares of $0.001 par value common stock and 101,000,000 shares of $0.001 par value preferred stock (of which 20,000,000 have been designated as Series A Preferred Stock, 1,000,000 have been designated as Series E Preferred Stock, 75,000 have been designated as Series F Preferred Stock and 7,925,000 shares of preferred stock are available for the Company to assign or designate such provisions or preferences as may be assigned by the Board of Directors).

Series F Preferred Stock

Designation and Amount. 75,000 shares were designated as Series F Preferred Stock.

Voting Rights. The holders of the Series F Preferred Stock shall, as a class, have rights in all matters requiring shareholder approval to a number of votes equal to two (2) times the sum of: (a) the total number of shares of common stock which are issued and outstanding at the time of any election or vote by the shareholders; plus (b) the number of votes allocated to shares of Preferred Stock issued and outstanding of any other class that shall have voting rights.

Dividends. The Series F Preferred Stock shall be treated pari passu with the Company’s common stock, except that the dividend on each share of Series F Preferred Stock shall be equal to the amount of the dividend declared and paid on each share of the Company’s common stock multiplied by the conversion rate.

Conversion Rate. The Series F Preferred Stock shall be convertible into shares of the Company’s common stock, as follows: each share of Series F Preferred Stock shall be convertible at any time into a number of shares of the Company’s common stock that equals 0.001 percent (0.001%) of the number of issued and outstanding shares of the Company’s common stock outstanding on the date of conversion, such that 1,000 shares of Series F Preferred Stock would convert into one percent (1%) of the number of issued and outstanding shares of the Company’s common stock outstanding on the date of conversion. A holder of shares of Series F Preferred Stock shall be required to convert all of such holder’s shares of Series F Preferred Stock, should any such holder exercise his, her or its rights of conversion.

Note 6 - Related Party Transactions

As of December 31, 2023, the amount included within accrued liabilities related to payroll due to the Company’s form Chief Executive Officer, was $617,921, respectively. Effective June 30, 2024, the Company determined that the amount owing to its former Chief Executive Officer in the total amount of $$752,921 should be written off and such amount was included in the gain on write-off of debt for the year ended December 31, 2024.

Note 7 – Acquisitions; Change in Control

Effective October 8, 2024, a change in control of our company, in connection with our acquisitions (the Mexedia Acquisitions) of Mexedia, Inc., a Florida corporation with its operations headquartered in Miami, Florida (Telvantis Florida), and Mexedia DAC, an Ireland corporation now wholly owned by Telvantis Florida (Mexedia DAC) (Telvantis Florida and Mexedia DAC are referred to as the Mexedia Companies). Following these transactions, Mexedia SPA controls our company. However, it is intended that, as soon as possible and in keeping with applicable Italian corporate laws and applicable Euronext Growth Paris exchange rules, Mexedia SPA would distribute to its shareholders the control shares issued to it pursuant to the Acquisition Agreements.

Also In connection with the Mexedia Acquisitions, Jacob DiMartino resigned as the Sole Director and Officer of our company and the following persons were appointed: Daniel Contreras, Chief Executive Officer and Director; Orlando Taddeo, President and Director; and Daniel Gilcher, Chief Financial Officer, Secretary, Treasurer and Director.

Acquisitions of the Mexedia Companies. Pursuant to separate Share Exchange Agreements (the “Acquisition Agreements”), we acquired 100% ownership of Telvantis Florida by the issuance of 40,000 shares of Series F Preferred Stock to Mexedia SPA and 100% ownership of Mexedia DAC by the issuance of 35,000 shares of Series F Preferred Stock to Mexedia SPA. Except for the consideration paid under the Acquisition Agreements, the Acquisition Agreements are substantially identical and contain the following provisions, among other customary provisions:

Regulation A Offering. Should we fail to have filed an Offering Statement on Form 1-A pursuant to Regulation A of the Securities and Exchange Commission (the “Reg A Offering”), on or before October 28th, Mexedia SPA has the right, but not the obligation, to rescind the Acquisition Agreements. This condition subsequent has been waived by Mexedia SPA.

Reg A Offering Proceeds. Should we fail to have obtained the sum of $1,500,000 in proceeds from the Reg A Offering, on or before the date that is six (6) months from the date of the SEC’s qualification of the Reg A Offering, Mexedia SPA has the right, but not the obligation, to rescind the Acquisition Agreements. This condition subsequent has been waived by Mexedia SPA.

Divestiture. Should we fail to have divested of our pre-closing operations, which divestiture shall include all debts, other than the trade payables of our company, as of the closing date of the Mexedia Acquisitions, on or before December 31, 2024, Mexedia SPA shall have the right, but not the obligation, to rescind the Acquisition Agreements. This condition has been satisfied by our company.

Effective December 31, 2024, pursuant to a Share Exchange Agreement (the “Divestiture Agreement”), the company sold its pre-change-in-control operations to New Generation Consumer Group, Inc., a publicly-traded Delaware corporation (symbol: NGCG), in exchange for 100,000,000 shares, or approximately 7%, of NGCG’s common stock, which shares were valued at $0.0006 per share, the closing price of NGCG’s common stock on December 31, 2024, or $60,000, in the aggregate. However, for financial reporting purposes, we have assigned no value to such shares in the accompanying financial statements, given their restricted nature and expect two-year holding period. At the time of closing of the Divestiture Agreement, the sole officer and director of NCGC was Jacob DiMartino, the former officer and director of our company. No standard method of valuation was used in determining the number of shares of NGCG common stock that was issued by NGCG to our company.

Redemption Agreement. In connection with the Acquisition Agreements, our company and JanBella entered into the Redemption Agreement, pursuant to which JanBella sold 100% of the then-outstanding shares of Series E Preferred Stock to our company in exchange for the Redemption Note.

The principal amount of the Redemption Note is $540,000, with interest at 8% per annum and a maturity date of October 8, 2025. Under the Redemption Note, we are required to pay, on a monthly basis, 40% of the proceeds from the Reg A Offering that exceeds $100,000, until the principal and interest shall have been paid.

Following the date of payment in full of the principal balance of the Redemption Note (the “Balance Date”), we are to pay JanBella up to an additional $1,260,000 as additional principal (the “Additional Principal”), whether through monthly payments of 10% of Reg A Offering proceeds and/or, for a period of 18 months immediately following the issue date of the Redemption Note, 10% of funds obtained by our company from any third-party.

Pledge Agreement and Guaranty. In connection with the Acquisition Agreements, JanBella and Mexedia SPA entered into a pledge agreement (the “Pledge Agreement”) and a guaranty (“Guaranty”) with respect to our company’s obligations under the Redemption Note. Specifically, the Pledge Agreement and the Guaranty relate to our company’s timely payment of the $540,000 principal balance and accrued interest on the Redemption Agreement.

Share Cancellation Agreements. In connection with the Acquisition Agreements, our company entered into three separate share cancellation agreement (the “Share Cancellation Agreements”) with Dean Richards, Brenda Whitman and Christina Upham, respectively. Pursuant to the Share Cancellation Agreements, a total of 1,700,000,000 shares of our common stock were cancelled.

Note 8 – Fourth Quarter 2024 Transactions Affecting the Company’s Balance Sheet

Credit Facility. Effective October 31, 2024, Mexedia DAC, Phonetime and Matchcom became obligors under a $45 million credit facility (the “Fasanara Facility”) established to supplement the cash flow of Telvantis Florida (Mexedia DAC is only an administrative support entity). The liquidity provided by the Fasanara Facility is expected to facilitate sales growth of Telvantis Florida. Substantially all of the assets of the Mexedia Companies are pledged to securitize the Fasanara Facility. The credit facility agreement is with Fasanara Securitisation S.A. (“Fasanara”). An uncured default under the Fasanara Facility could result in our company’s losing ownership of the Mexedia Companies pursuant to a foreclosure action of Fasanarar. If such an event were to occur, our company would no longer have any business operations.

Share Cancellation Agreements. In connection with the Acquisition Agreements, our company entered into the Share Cancellation Agreements, pursuant to which a total of 1,700,000,000 shares of our common stock were cancelled in October 2024.

Settlement of Convertible Promissory Notes. During October and November 2024, we entered into settlement agreements with every holder of our outstanding convertible promissory notes, all of which had conversion rights at conversion prices averaging approximately 60% below market prices for our common stock. Pursuant to these agreements, we issued a total of 2,273,000,000 shares in payment of a total of approximately $1,053,817 of indebtedness, including default interest and penalties, represented by such convertible promissory notes.

Convertible Promissory Notes – December 2024.

In December 2024, the Company issued three convertible promissory notes to third parties, each with a principal amount of $27,500, a total principal amount of $82,500 (a total of $7,500 of OID), in consideration of three separate loans of $25,000, a total loan amount of $75,000. These notes bear interest at 8% per annum and are due in December 2025. These notes are convertible into Company common stock at any time during the period beginning on the earlier of (a) the day immediately following the SEC’s qualification of a Regulation A Offering of the Company and (b) the date that is 180 days immediately following their respective issue dates at a 25% discount to the then-market price of the Company’s common stock; provided, however, that, should the holders elect to convert into shares qualified in a Company Regulation A Offering, the conversion price shall be the fixed offering price for the Company’s common stock in such Regulation A Offering.

Note 9 – Subsequent Events

Waivers of Condition Subsequent. Pursuant to each of the Acquisition Agreements with respect to the Mexedia Companies, Mexedia SPA had a right of rescission, should the Company fail to have obtained the sum of $1,500,000 in proceeds from the Reg A Offering, on or before the date that is six (6) months from the date of the SEC’s qualification of the Company’s Reg A Offering. In February 2025, this condition subsequent was waived by Mexedia SPA. With the waivers and satisfaction of the conditions precedent in the Acquisition Agreements, the Company’s ownership of the Mexedia Companies has fully vested.

MEXEDIA, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(unaudited)

	June 30, 2024	December 31, 2023
ASSETS
NON-CURRENT ASSETS
Intangible assets, net	$11,692,611	$12,257,161
TOTAL NON-CURRENT ASSETS	11,692,611	12,257,161

CURRENT ASSETS
Prepaid expenses and other current assets	232,225	8,668
Accounts receivable, net	28,300,087	31,360,759
Cash	46,041	24,303
TOTAL CURRENT ASSETS	28,578,354	31,393,730
TOTAL ASSETS	$40,270,965	$43,650,891

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Deferred tax liability	$528,341	$528,341
Accounts payable	31,169,028	36,117,779
Accrued provider costs	1,776,864	---
Accrued expenses	973	155,768
TOTAL CURRENT LIABILITIES	33,475,206	36,801,888

NON-CURRENT LIABILITIES
Due to related party	6,252,327	5,675,040
TOTAL LIABILITIES	39,727,533	42,476,928

COMMITMENTS AND CONTINGENCIES
EQUITY	543,432	1,173,963
TOTAL LIABILITIES AND EQUITY	$40,270,965	$43,650,891

The accompanying notes are an integral part of these unaudited consolidated financial statements.

MEXEDIA, INC. AND SUBSIDIARIES

Consolidated Statement of Profit and Loss

For the Six Months Ended June 30, 2024 and 2023

(unaudited)

	Six Months Ended June 30,
	2024	2023

REVENUES, NET	$17,663,834	$100,000,366
COST OF SALES	(16,948,183)	(96,485,394)
GROSS PROFIT	715,651	3,514,972

OPERATING EXPENSES
Depreciation and amortization	564,000	-
Other expenses	-	23,428
General and administrative expenses	787,940	1,460,130
TOTAL OPERATING EXPENSES	1,352,490	1,483,558

OPERATING PROFIT (LOSS)	(636,839)	2,031,414

FINANCE COSTS	6,308	(855,448)

OTHER NON-OPERATING INCOME	-	120,433

OTHER NON-OPERATING EXPENSES	-	(18,930)

PROFIT (LOSS) BEFORE TAX EXPENSE	(630,531)	1,277,469

TAX EXPENSE	-	(6,000)

NET PROFIT (LOSS)	$(630,531)	$1,271,469

NET LOSS PER COMMON SHARE
Basic	$(6,305)	$12,715
Diluted	$(6,305)	$12,715

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	100	100
Diluted	100	100

The accompanying notes are an integral part of these unaudited consolidated financial statements.

MEXEDIA, INC. AND SUBSIDIARIES

Consolidated Statement of Changes in Equity

For the Six Months Ended June 30, 2024 and 2023

(unaudited)

	Common Stock	Retained Earnings (Accumulated Deficit)	Total

Balances at January 1, 2023	$100	$(159,120)	$(159,120)
Net profit (loss)	-	1,271,469	1,271,469
Balances at June 30, 2023	$100	$1,112,349	$1,112,349

Balances at January 1, 2024	$100	$1,173,963	$1,173,963
Net profit (loss)	-	(630,531)	(630,531)
Balances at June 30, 2024	$100	$543,432	$543,432

The accompanying notes are an integral part of these unaudited consolidated financial statements.

MEXEDIA, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2024 and 2023

(unaudited)

	Six Months Ended June 30,
	2024	2023

Statement of changes in cashflows
Net income (loss)	$(630,531)	$1,271,469
Adjustments:
Provision for doubtful accounts	-	-
Interest expense	-	-
Amortization of intangible assets	564,550	-
Provision for income taxes	-	-
Changes in operating assets and liabilities	-	-
Prepaid expenses and other current assets	(223,557)	1,323,566
Accounts receivable	3,060,671	21,411,300
Accounts payable	(4,948,751)	(24,236,719)
Accrued expenses	1,622,069	290,210
Net cash - operating activities	(555,549)	59,826

Cash acquired via business combination, net of cash paid of $250,000	-	1,171,875
Net cash - investing activities	-	1,171,875

Due to related party	577,287	-
Net cash - financing activities	577,287	-

Net change in cash	21,738	1,231,701
Cash - beginning of period	24,303	25,267
Cash - end of period	$46,041	$1,256,968

The accompanying notes are an integral part of these unaudited consolidated financial statements.

MEXEDIA, INC. AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements

June 30, 2024

1.ORGANIZATION AND DESCRIPTION OF BUSINESS

Mexedia, Inc. is a Florida Corporation organized in 2020. On January 1, 2023, Mexedia, Inc. acquired all the shares of Phonetime, Inc. and Matchcom Telecommunications, Inc. (collectively referred as the “Company”). The Company is a technology company in the areas of customer-management and telecom and provides retail and wholesale voice services and value-added platform services such as analytics, automation, and engagement.

The address of the Company’s registered office is 1680 Michigan Avenue, Suite 700, Miami Beach Florida 33139.

2.SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

The Company has a calendar year-end reporting date.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with International Financial Reporting Standards and International Accounting Standards as issued by the International Accounting Standards Board (IASB) and Interpretations (collectively IFRSs).

Functional and Presentation Currency

These consolidated financial statements are presented in United States dollars, which is the Company’s functional currency.

Liquidity

The Company’s primary source of liquidity are the cash flows generated from operations and advances from related parties. These sources of liquidity are needed to fund the operations of the Company and its working capital requirements. Management believes the existing sources of cash will be sufficient to support the Company’s existing operations through at least twelve months from the date of the report.

Use of Estimates

The preparation of consolidated financial statements in conformity with IFRS requires the use of certain accounting estimates. It also requires management to exercise its judgment in the process of applying the Company’s accounting policies. Although these estimations, based on management’s knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results, and those differences may be material,

Concentrations of Credit Risk

Cash

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash deposits in excess of the Federal Deposit Insurance Corporation (“FDIC”) insured limit of $250,000. The Company generally limits its exposure by placing its deposits with quality financial institutions located in the United States. However, at times, such cash balances may be in excess of insured amounts.

Revenues

The Company relies on a significant portion of its revenue from major customers. Revenues from two customers represented 30% of the Company’s revenues for the six-months ended June 30, 2024. An adverse change in the Company’s relationship with these customers could have a material effect on the Company’s business, financial position, and results of operations.

Accounts Receivable

As of June 30, 2024, two customers. each of which accounted for more than 10% of the Company’s accounts receivable, accounted for 55% of total accounts receivable in aggregate.

Revenue Recognition

The Company recognizes revenue when a customer obtains control of the promised goods or services. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five-step model in order to determine this amount: (t) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services the Company transfers to the customer. At contract inception, management reviews the contract to determine which performance obligations must be delivered and which of these performance obligations are distinct. The Company recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied.

Accounts Receivable

The Company records accounts receivable in the ordinary course of business related to its sale of telecommunication products and services. The Company grants credit to various businesses and individuals located primarily in the United States and Europe. Accounts receivables are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to valuation allowance based on historical experience and management’s assessment of the status of individual accounts. Balances that are still outstanding after management has made reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.

Accrued Revenue

Accrued revenue (unbilled accounts receivable) consists of revenue meeting the revenue recognition criteria but not yet invoiced at period end due to contract terms.

Goodwill and Intangible Assets

Goodwill represents the excess of the purchase price over the fair values underlying net assets acquired in an acquisition. Goodwill is allocated to a cash generating unit (CGU), or a group of CGUs, which cannot be larger than an operating segment before aggregation. A CGU is the smallest identifiable group of assets that generates largely independent cash flows.

Intangible assets with finite lives are amortized over the useful economic life and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortization period and the amortization method for an intangible asset with a finite useful life are reviewed at least at the end of each reporting period. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset are considered to modify the amortization period or method, as appropriate, and are treated as changes in accounting estimates. The amortization expense on intangible assets with finite lives is recognized in the statement of profit and loss in the caption amortization expense.

Goodwill is tested at least annually for impairment or more frequently if an impairment indicator is present. An impairment loss is measured as the difference between the carrying amount of the CGU, including goodwill, and its recoverable amount. The recoverable amount is the higher of fair value less cost of disposal or value in use. Any impairment loss for a CGU is allocated first to any goodwill and then pro rata to other assets in the CGU. However, no asset is written down to below its known recoverable amount. There was no impairment of goodwill for the year ended June 30, 2024.

Intangible assets are to be tested for impairment if there is an indicator of impairment during the course of or at the end of the reporting period. During the period ended June 30, 2024, management believes there was no indicator of impairment of the intangible assets.

Accounts Payables and Accrued Expenses

Liabilities for accounts payable and other amounts are normally settled on 30 - 90-day terms and carried at cost which is the fair value of the consideration to be paid for goods and services received.

Financial Instruments

Financial instruments are initially recorded at cost, and consist of cash, accounts receivable, due from/to related parties, and accounts payable and accrued expenses. As of June 30, 2024, the carrying value of these financial instruments approximates their fair value due to their short-term nature

Income Taxes

The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Unrecognized deferred tax assets are re-assessed at each reporting date and are recognized to the extent that it has become probable that future taxable profits will allow the deferred tax asset to be recovered. In assessing the recoverability of deferred tax assets, the Company relies on forecasted assumptions. Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realized or the liability is settled, based on tax rates that have been enacted or substantively enacted at the reporting date. Deferred tax relating to items recognized outside profit or loss is recognized outside profit or loss. Deferred tax items are recognized in correlation to the underlying transaction directly in equity. Tax benefits acquired as part of a business combination, but not satisfying the criteria for separate recognition at that date, are recognized subsequently if new information about facts and circumstances change. The adjustment is either treated as a reduction in goodwill (as long as it does not exceed goodwill) if it was incurred during the measurement period or recognized in profit or loss.

The Company offsets deferred tax assets and deferred tax liabilities if and only if it has a legally enforceable right to set off current tax assets and current tax liabilities and the deferred tax assets and deferred tax liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities which intend either to settle current tax liabilities and assets on a net basis, or to realize the assets and settle the liabilities simultaneously, in each future period in which significant amounts of deferred tax liabilities or assets are expected to be settled or recovered

Some judgment is required in determining the provision for income taxes. There are many transactions and calculations for which the ultimate tax determination is uncertain during the ordinary course of business. The Company recognizes liabilities for anticipated tax based on estimates of whether additional taxes will be due. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the income tax and deferred tax provisions in the period in which such determination is made,

Subsequent Events

The Company has evaluated subsequent events through August 15, 2024, which is the date the consolidated financial statements were available to be issued.

3.CRITICAL ACCOUNTING ESTIMATES AND JUDGEMENTS

Estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

The Company makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are as follows:

Accounts Receivable

The Company assesses at each consolidated statement of financial position date the impact of the IFRS 9 simplified approach used to measure expected credit losses using a lifetime expected credit loss provision for trade receivables. As of June 30, 2024, the Company had no provisions for expected credit loss.

Goodwill and Intangible Assets

Assumptions and estimates at arriving at goodwill and intangible assets including the fair value of the assets acquired and liabilities assumed, the fair value of consideration transferred, and the estimated useful lives of the intangible assets.

4.RELATED PARTY TRANSACTIONS

Mexedia, Ltd.

Due to Related Parties

The Company from time to time is advanced monies for operational purposes by Mexedia, Ltd., a related entity through common ownership. As of June 30, 2024, the Company owed Mexedia Ltd. $6,252,327. This balance carries no interest and is due on demand. However, the Company does not expect to repay these balances over the next twelve months and as such has classified the balance as non-current on the accompanying statement of financial position.

5.BUSINESS COMBINATIONS

On January 1, 2023, the Company acquired two separate businesses as part of a single transaction. The acquisition was accounted for as a business combination using the acquisition method of accounting.

The Company entered into a Purchase Agreement (the “Agreement”) to purchase all of the outstanding shares of Phonetime, Inc. and Matchcom Telecommunications, Inc. (collectively referred to as the “Sellers”). The initial aggregate purchase consideration on the date of acquisition transferred to the Sellers totaled $3,000,000. Subsequent to the acquisition date, but during the measurernent period, management became aware that certain account receivables that were contingent of the final payment of $2,500,000, were not collected. As a result, management believes the Company is not entitled to make that payment based on the terms of the contract. Additionally, management believes the second payment of $250,000, due twelve months after closing, is also not due since management believes that payment was also tied to the collection of the same receivables. Therefore, management has adjusted the consideration due and the related goodwill amount to account for foregoing these payments. As a result, the eventual purchase price subsequent to the measurement period adjustments amounted to $250,000.

The purchase price for the acquisition has been allocated to the tangible assets acquired and liabilities assumed based upon their estimated fair values as of the Closing Date. There were no identifiable intangible assets. The excess of the purchase price over the estimated fair value of the tangible acquired and liabilities assumed has been recorded as goodwill.

The fair value of the acquired accounts receivable above approximates the carrying value of accounts receivable due to the short-term nature of the expected timeframe to collect amounts due to the Company and the contractual cash flows, which are expected to be collected related to these receivables.

Acquisition-related expenses were expensed as incurred. The results of operations are included in the consolidated financial statements of the Company from the date of acquisition.

6.COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases office space in Miami Beach, Florida under a one-year operating lease through March 2025. The lease calls for monthly lease payments of approximately $3,500.

Litigation

In the ordinary course of business, the Company may become a party to various claims, legal actions and complaints. In the opinion of management, there were no matters that would have a material adverse effect on the consolidated financial condition of the Company as of June 30, 2024.

7.COMMON STOCK

As of June 30, 2024, the Company has authorized and issued 100 common stock shares with a par value of $1.00.

8.SUBSEQUENT EVENT

The Company has evaluated subsequent events through August 15, 2024, the date these consolidated financial statements were available to be issued.

MEXEDIA, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(unaudited)

	December 31, 2023	December 31, 2022
ASSETS
NON-CURRENT ASSETS
Intangible assets, net	$10,646,900	$	---
Goodwill	1,610,261		---
TOTAL NON-CURRENT ASSETS	12,257,161		---

CURRENT ASSETS
Prepaid expenses and other current assets	8,668		2,908
Accounts receivable, net	31,360,759		---
Cash	24,303		25,267
Loan to Phonetime, Inc.	---		2,550,000
Other assets, purchase deposit	---		250,137
TOTAL CURRENT ASSETS	31,393,730		2,578,175
TOTAL ASSETS	$43,650,891		$2,828,312

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Deferred tax liability	$528,341		$2,004
Accounts payable	12,961,856		24,775
Accrued expenses	23,311,691		---
TOTAL CURRENT LIABILITIES	36,801,888		26,779

NON-CURRENT LIABILITIES
Due to related party	5,675,040		2,692,387
TOTAL LIABILITIES	42,476,928		2,719,166

COMMITMENTS AND CONTINGENCIES
EQUITY	1,173,963		109,146
TOTAL LIABILITIES AND EQUITY	$43,650,891		$2,828,312

The accompanying notes are an integral part of these unaudited consolidated financial statements.

MEXEDIA, INC. AND SUBSIDIARIES

Consolidated Statement of Profit and Loss

For the Years Ended December 31, 2023 and 2022

(unaudited)

	Years Ended December 31,
	2023	2022

REVENUES, NET	$215,325,822	$276,535
COST OF SALES	207,738,077	---
GROSS PROFIT	7,587,745	276,535

OPERATING EXPENSES
Salaries and benefits	1,703,710	148,265
Professional fees	326,550	35,575
Bad debt expense	200,971	---
Amortization expense	1,129,100	---
Other operating expenses	437,459	255,430
TOTAL OPERATING EXPENSES	3,797,790	439,270

OPERATING PROFIT (LOSS)	3,789,955	(162,735)

FINANCE COSTS	(1,928,631)	---

PROFIT BEFORE TAX EXPENSE	1,861,324	(162,735)

TAX EXPENSE	(528,344)	---

PROFIT (LOSS)	$1,332,983	$(162,735)

NET LOSS PER COMMON SHARE
Basic	$13,330	$(1,627)
Diluted	$13,330	$(1,627)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	100	100
Diluted	100	100

The accompanying notes are an integral part of these unaudited consolidated financial statements.

MEXEDIA, INC. AND SUBSIDIARIES

Consolidated Statement of Changes in Equity

For the Years Ended December 31, 2023 and 2022

(unaudited)

	Common Stock	Retained Earnings (Accumulated Deficit)	Total

Balances at January 1, 2022	$-	$-	$-
Issuance of common stock	-	-	-
Net loss	-	-	-
Balances at December 31, 2022	$100	$(159,120)	$(159,020)
Net income	-	1,332,983	1,332,983
Balances at December 31, 2023	$100	$1,173,863	$1,173,863

The accompanying notes are an integral part of these unaudited consolidated financial statements.

MEXEDIA, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2023 and 2022

(unaudited)

	Years Ended December 31,
	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$1,322,983	$(162,735)
Adjustments to reconcile net income to net cash used in operating activities:
Provision for doubtful accounts	200,971	---
Interest expense	378,201	179,960
Amortization of intangible assets	1,129,100	---
Provision for income taxes	528,341	---
Changes in operating assets and liabilities
Prepaid expenses and other current assets	2,146,732	2,908
Accounts receivable	29,919,255	---
Accounts payable	(20,514,338)	---
Accrued expenses	(18,844,084)	137
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(3,722,839)	20,270

CASH FLOWS FROM INVESTING ACTIVITIES
Decrease in due from related party	2,950,000	---
Cash acquired via business combination, net of cash paid of $250,000	1,171,875	---
Purchase deposit for business combination	---	(250,000)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	4,121,875	(250,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Decrease in due to related party	(400,000)	2,692,387
Loan granted to commercial partner	---	(2,550,000)
NET CASH USED IN FINANCING ACTIVITIES	(400,000)	142,387

NET INCREASE (DECREASE) IN CASH	(964)	(87,343)
CASH, BEGINNING OF PERIOD	25,267	112,610
CASH, END OF PERIOD	$24,303	$25,267

The accompanying notes are an integral part of these unaudited consolidated financial statements.

MEXEDIA, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

1.ORGANIZATION AND DESCRIPTION OF BUSINESS

Mexedia, Inc. is a Florida Corporation organized in 2020. On January 1, 2023, Mexedia, Inc. acquired all the shares of Phonetime, Inc. and Matchcom Telecommunications, Inc. (collectively referred as the “Company”). The Company is a technology company in the areas of customer-management and telecom and provides retail and wholesale voice services and value-added platform services such as analytics, automation, and engagement.

The address of the Company’s registered office is 1680 Michigan Avenue, Suite 700, Miami Beach Florida 33139.

2.SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

The Company has a calendar year-end reporting date.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with International Financial Reporting Standards and International Accounting Standards as issued by the International Accounting Standards Board (IASB) and Interpretations (collectively IFRSs).

Functional and Presentation Currency

These consolidated financial statements are presented in United States dollars, which is the Company’s functional currency.

Liquidity

The Company’s primary source of liquidity are the cash flows generated from operations and advances from related parties. These sources of liquidity are needed to fund the operations of the Company and its working capital requirements. Management believes the existing sources of cash will be sufficient to support the Company’s existing operations through at least twelve months from the date of the report.

Use of Estimates

The preparation of consolidated financial statements in conformity with IFRS requires the use of certain accounting estimates. It also requires management to exercise its judgment in the process of applying the Company’s accounting policies. Although these estimations, based on management’s knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results, and those differences may be material,

Concentrations of Credit Risk

Cash

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash deposits in excess of the Federal Deposit Insurance Corporation (“FDIC”) insured limit of $250,000. The Company generally limits its exposure by placing its deposits with quality financial institutions located in the United States. However, at times, such cash balances may be in excess of insured amounts.

Revenues

The Company relies on a significant portion of its revenue from major customers. Revenues from two customers represented 30% of the Company’s revenues for the year ended December 31, 2023. An adverse change in the Company’s relationship with these customers could have a material effect on the Company’s business, financial position, and results of operations.

Accounts Receivable

As of December 31, 2023, two customers. each of which accounted for more than 10% of the Company’s accounts receivable, accounted for 55% of total accounts receivable in aggregate.

Revenue Recognition

Under IFRS 15, the Company recognizes revenue when a customer obtains control of the promised goods or services. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five-step model in order to determine this amount: (t) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iV) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services the Company transfers to the customer. At contract inception, once the contract is determined to be within the scope of IFRS 15, management reviews the contract to determine which performance obligations must be delivered and which of these performance obligations are distinct. The Company recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied.

The following is a description of the business units, from which the Company generates its revenues.

•Carrier sales - reflects the sales of Wholesale Voice over the Internet protocol (VoIP) traffic It consists of large sales volumes (minutes of traffic, destinations, and rates) of traffic exchanged with our customers. The Company is responsible for raising or “buying” the forecasted traffic to sell to its customers.

•SMS sales - Similarly as VoIP sales, SMS or “Short Messaging Services” includes the sale of messages on a wholesale basis to the Company’s customers, for termination within their network of suppliers.

•Late fees - amounts charged for delinquent accounts and contractual agreements.

The table below sets forth the Company’s revenue disaggregated within each business unit for the year ended December 31, 2023:

Carrier	$210,076,611
SMS	5,198,306
Late Fees	50,905
$215,325,822

Accounts Receivable

The Company records accounts receivable in the ordinary course of business related to its sale of telecommunication products and services. The Company grants credit to various businesses and individuals located primarily in the United States and Europe. Accounts receivables are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to valuation allowance based on historical experience and management’s assessment of the status of individual accounts. Balances that are still outstanding after management has made reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. Management has reserved approximately $95,000 towards the allowance for doubtful accounts as of December 31, 2023.

Accrued Revenue

Accrued revenue (unbilled accounts receivable) consists of revenue meeting the revenue recognition criteria but not yet invoiced at period end due to contract terms.

Business Combinations

The Company accounts for business combinations in accordance with IFRS 3, Business Combinations (“IFRS 3”), which requires that the Company allocates the purchase price to the tangible and intangible assets acquired and the liabilities assumed based on estimated fair values. This guidance requires the Company to make significant estimates and assumptions, including fair value estimates, as of the acquisition date and to adjust those estimates as necessary during the measurement period (defined as the period, not to exceed one year, in which the Company may adjust the provisional amounts recognized for an acquisition). Should the initial accounting for an acquisition be incomplete by the end of a reporting period that falls within the measurement period, the Company reports provisional amounts in its consolidated financial statements. During the measurement period, the Company adjusts the provisional amounts recognized at the acquisition date to reflect new information obtained about facts and circumstances that existed as of the acquisition date that, if known, would have affected the measurement of the amounts recognized as of that date, and the Company records those adjustments to its consolidated financial statements.

Goodwill and Intangible Assets

Goodwill represents the excess of the purchase price over the fair values underlying net assets acquired in an acquisition. Under International Accounting Standard (“IAS”) 36, goodwill is allocated to a cash generating unit (CGU), or a group of CGUs, which cannot be larger than an operating segment before aggregation. A CGU is the smallest identifiable group of assets that generates largely independent cash flows.

Intangible assets with finite lives are amortized over the useful economic life and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortization period and the amortization method for an intangible asset with a finite useful life are reviewed at least at the end of each reporting period. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset are considered to modify the amortization period or method, as appropriate, and are treated as changes in accounting estimates. The amortization expense on intangible assets with finite lives is recognized in the statement of profit and loss in the caption amortization expense.

Under IAS 36, goodwill is tested at least annually for impairment or more frequently if an impairment indicator is present. An impairment loss is measured as the difference between the carrying amount of the CGU, including goodwill, and its recoverable amount. The recoverable amount is the higher of fair value less cost of disposal or value in use. Any impairment loss for a CGU is allocated first to any goodwill and then pro rata to other assets in the CGU. However, no asset is written down to below its known recoverable amount. There was no impairment of goodwill for the year ended December 31, 2023

Intangible assets are to be tested for impairment if there is an indicator of impairment during the course of or at the end of the reporting period. During 2023, management believes there was no indicator of impairment of the intangible assets.

Accounts Payables and Accrued Expenses

Liabilities for accounts payable and other amounts are normally settled on 30 - 90-day terms and carried at cost which is the fair value of the consideration to be paid for goods and services received.

Financial Instruments

Financial instruments are initially recorded at cost, and consist of cash, accounts receivable, due from/to related parties, and accounts payable and accrued expenses. As of December 31, 2023, the carrying value of these financial instruments approximates their fair value due to their short-term nature

Income Taxes

The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Unrecognized deferred tax assets are re-assessed at each reporting date and are recognized to the extent that it has become probable that future taxable profits will allow the deferred tax asset to be recovered. In assessing the recoverability of deferred tax assets, the Company relies on forecasted assumptions. Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realized or the liability is settled, based on tax rates that have been enacted or substantively enacted at the reporting date. Deferred tax relating to items recognized outside profit or loss is recognized outside profit or loss. Deferred tax items are recognized in correlation to the underlying transaction directly in equity. Tax benefits acquired as part of a business combination, but not satisfying the criteria for separate recognition at that date, are recognized subsequently if new information about facts and circumstances change. The adjustment is either treated as a reduction in goodwill (as long as it does not exceed goodwill) if it was incurred during the measurement period or recognized in profit or loss.

The Company offsets deferred tax assets and deferred tax liabilities if and only if it has a legally enforceable right to set off current tax assets and current tax liabilities and the deferred tax assets and deferred tax liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities which intend either to settle current tax liabilities and assets on a net basis, or to realize the assets and settle the liabilities simultaneously, in each future period in which significant amounts of deferred tax liabilities or assets are expected to be settled or recovered

Some judgment is required in determining the provision for income taxes. There are many transactions and calculations for which the ultimate tax determination is uncertain during the ordinary course of business. The Company recognizes liabilities for anticipated tax based on estimates of whether additional taxes will be due. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the income tax and deferred tax provisions in the period in which such determination is made,

Offsetting

As of December 31, 2023, the Company offset a portion of accounts receivable and accounts payable, A right to offset is a debtor’s right, by contract or otherwise, to settle or otherwise eliminate all or a portion of an amount due to a creditor by applying against that amount an amount due from the creditor. Two conditions must exist for an entity to offset a financial liability (and thus present the net amount on the balance sheet). The entity must both: 1) Currently have a legally enforceable right to offset and 2) Intent either to settle on a net basis or to realize the asset and settle the liability simultaneously Management believes both of these conditions exist on December 31, 2023.

Offsetting of accounts receivable - As of December 31, 2023:

	Gross amounts of recognized assets	Gross amounts offset in the consolidated balance sheet	Net amounts of assets presented in the consolidated balance sheets
Accounts receivable	$ 36,513,193	$ (5,152,434)	$ 31,360,759

Offsetting of accounts payable - As of December 31, 2023:

	Gross amounts of recognized liabilities	Gross amounts offset in the consolidated balance sheet	Net amounts of assets presented in the consolidated balance sheets
Accounts payable	$ 18,114,290	$ (5,152,434)	$ 12,961,856

Foreign Currency

The Company’s functional currency is the U.S. dollar. Gains and losses from translation of foreign currency financial statements into U.S. dollars are included in current results of operations. Gains and Iosses resulting from foreign currency transactions are also included in current results of operations.

Standards, Amendments, and Interpretations to Existing Standards That are Not Yet Effective

The Company has not applied the following new or revised standards, amendments and interpretations to existing standards that have been issued but are not yet effective:

•Classification of liabilities as current or non-current and non-current liabilities with covenants (Amendments to IAS 1)

•Supplier finance arrangements (IAS 7 and IFRS 7)

•Lease liability in a sale and leaseback (Amendments to IFRS 16)

•Lack of exchangeability (Amendments to IAS 21)

The Company’s management does not expect that the adoption of these standards or interpretations in future periods will have a material impact on the financial statements of the Company.

Subsequent Events

The Company has evaluated subsequent events through March 18, 2024, which is the date the consolidated financial statements were available to be issued.

3.CRITICAL ACCOUNTING ESTIMATES AND JUDGEMENTS

Estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

The Company makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are as follows:

Accounts Receivable

The Company assesses at each consolidated statement of financial position date the impact of the IFRS 9 simplified approach used to measure expected credit losses using a lifetime expected credit loss provision for trade receivables. As of December 31, 2023, the Company has a provision for expected credit loss of approximately $95,000.

Goodwill and Intangible Assets

Assumptions and estimates at arriving at goodwill and intangible assets including the fair value of the assets acquired and liabilities assumed, the fair value of consideration transferred, and the estimated useful lives of the intangible assets.

4.ACCOUNTS RECEIVABLE

Accounts receivable consist of the following at December 31, 2023:

Billed accounts receivable, net	$18,904,934
Unbilled accounts receivable	12,455,825
$31,360,759

5.RELATED PARTY TRANSACTIONS

Mexedia, Ltd.

Due to Related Parties

The Company from time to time is advanced monies for operational purposes by Mexedia, Ltd., a related entity through common ownership. As of December 31, 2023, the Company owes Mexedia, Ltd. $5,675,040. This balance bears interest at 6.00% and is due on demand. However, the Company does not expect to repay these balances over the next twelve months and as such has classified the balance as non-current on the accompanying statement of financial position

Interest expense related to these advances totaled approximately $378,000 for the year ended December 31, 2023 and is included within the caption finance costs in the accompanying consolidated statement of profit and loss.

Accounts Receivable, net - Related Parties

As of December 31, 2023, $529,473 of unbilled accounts receivable were due from Mexedia, Ltd. This balance is included within the caption accounts receivable, net in the accompanying consolidated statement of financial position.

Accounts Payable - Related Parties

As of December 31, 2023, accounts payable to Mexedia, Ltd, total $2,758,303. This balance is included within the caption accounts payable in the accompanying consolidated balance sheet.

Sales - Related Parties

During 2023, the Company sold approximately $17,073,536 of services to Mexedia, Ltd.

Purchases- Related Parties

During 2023, the Company purchased approximately $5,313,000 of services from Mexedia, Ltd.

6.BUSINESS COMBINATIONS

On January 1, 2023, the Company acquired two separate businesses as part of a single transaction The acquisition was accounted for as a business combination using the acquisition method of accounting in accordance with IFRS 3, Business Combinations.

The Company entered into a Purchase Agreement (the “Agreement”) to purchase all of the outstanding shares of Phonetime, Inc. and Matchcom Telecommunications, Inc. (collectively referred to as the “Sellers”). The initial aggregate purchase consideration on the date of acquisition transferred to the Sellers totaled $3,000,000. Subsequent to the acquisition date, but during the measurernent period, management became aware that certain account receivables that were contingent of the final payment of $2,500,000, were not collected. As a result, management believes the Company is not entitled to make that payment based on the terms of the contract. Additionally, management believes the second payment of $250,000, due twelve months after closing, is also not due since management believes that payment was also tied to the collection of the same receivables. Therefore, management has adjusted the consideration due and the related goodwill amount to account for foregoing these payments. As a result, the eventual purchase price subsequent to the measurement period adjustments amounted to $250,000.

Cash deposit held in escrow:	$250,000
Twelve months from date of closing:	250,000
Should certain accounts receivable be collected as described in the purchase agreement:	2,500,000
Initial purchase price:	3,000,000
Measurement period adjustments:	(2,750,000)
Adjusted purchase price:	$250,000

The purchase price for the acquisition has been allocated to the tangible assets acquired and liabilities assumed based upon their estimated fair values as of the Closing Date. There were no identifiable intangible assets. The excess of the purchase price over the estimated fair value of the tangible acquired and liabilities assumed has been recorded as goodwill

Fair values of assets acquired, and liabilities assumed, net of measurement period adjustments of $2,750,000:

Customer relationships	$10,321,000
Goodwill	1,610,261
Tradenames	1,455,000
Goodwill and identifiable intangible assets acquired	13,386,261
Cash	1,421,875
Accounts receivable	61,480,985
Prepaid expenses and other current assets	1,902,492
Accounts payable and accrued expenses	(75,041,613)
Due to related parties	(2,900,000)
Net working capital deficit assumed	(2,900,000)
Purchase price	$250,000

The fair value of the acquired accounts receivable above approximates the carrying value of accounts receivable due to the short-term nature of the expected timeframe to collect amounts due to the Company and the contractual cash flows, which are expected to be collected related to these receivables.

Acquisition related expenses were expensed as incurred. The results of operations are included in the consolidated financial statements of the Company from the date of acquisition.

7.GOODWILL AND INTANGIBLE ASSETS

As of December 31, 2023, the Company has the following amounts related to goodwill and intangible assets:

	Goodwill		Customer relationships		Tradenames		Total
Cost
Balances at January 1, 2023	$	---	$	---	$	---	$	---
Acquisitions		1,610,261		10,321,000		1,455,000		13,386,261
Balances at December 31, 2023		$1,610,261		$10,321,000		$1,455,000		$13,386,261

Accumulated Amortization
Balances at January 1, 2023	$	---	$	---	$	---	$	---
Amortization		---		1,032,000		97,000		1,129,100
Balances at December 31, 2023		$1,610,261		$1,032,000		$97,000		$1,129,100
Carrying amounts at January 1, 2023	$	---	$	---	$	---	$	---
Carrying amounts at December 31, 2023		$1,610,261		$9,288,900		$1,358,000		$12,257,161

The Company’s estimated useful lives for its intangible assets is as follows:

Useful lives
Goodwill	Annual impairment test
Customer relationships	10
Tradenames	15

Amortization expense for the year ended December 31, 2023, totaled $1,129,100. The following table represents the total estimated amortization of intangible assets for the five succeeding years and thereafter:

For the Years Ending December 31,	Estimated Amortization
2024	1,129,100
2025	1,129,100
2026	1,129,100
2027	1,129,100
2028	1,129,100
Thereafter	5,001,400
Total	10,646,900

8.ACCRUED EXPENSES

Accrued expenses consists of the following at December 31, 2023:

Accrued telecommunication costs	$22,253,616
Other accrued expenses	1,058,075
$23,311,691

9.INCOME TAXES

The provision for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates that apply to taxable income in effect for the years in which those tax assets and liabilities are expected to be realized or settled. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Uncertain tax positions are recognized only when the Company believes it is more likely than not that the tax position will be upheld on examination by the taxing authorities based on the merits of the position. The Company has no material unrecognized tax benefits and no adjustments to its consolidated financial position, results of operations or cash flows were required as of December 31, 2023.

The Company’s tax return for the year ended December 31, 2023 remains subject to examination by federal and state tax jurisdictions. No income tax returns are currently under examination by taxing authorities. The Company recognizes interest and penalties, if any, related to uncertain tax positions in income tax expense. The Company did not have any accrued interest or penalties associated with uncertain tax positions as of December 31, 2023.

The federal and state income tax provision (benefit) is summarized as follows:

2023

Federal:	$437,765
Current	(42,738)
Deferred	385,027

State:	90,576
Current	(8,843)
Deferred	81,733

Change in valuation allowance of deferred tax assets	51,580
Income tax	$528,341

No benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2023, the Company had approximately $8,200 of net operating losses.

The components of the Company’s deferred tax assets are as follows:

	2023
Deferred income tax assets:
Related party interest expense		$95,855
Allowance for bad debts		24,148
Amortization		(27,208)
Net operating losses		1,726,600
		1,819,395

Valuation allowance of deferred tax assets		(1,819,395)
Net deferred tax asset	$	---

A reconciliation of the provision for income taxes with amounts determined by applying the statutory U.S. federal income tax rate to income before income taxes is as follows:

2023

Computed tax at the federal rate of 21%	$390,878
State taxes, net of federal benefit	80,875
Related party interest expenses	95,855
Allowance for bad debts	24,148
Amortization	(27,208)
Operating loss carryforwards	(41,215)
Permanent differences	5,008
Provision for income taxes	$528,341
Effective income tax rate	25.35%

At December 31, 2023, the Company has available unused net operating losses and investment tax credits carryforwards that may be applied against future taxable income and that expire as follows:

Year of Expiration	Net Operating Loss Carryforwards
Indefinite	$(8,225)

10.COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases office space in Miami Beach, Florida under a one-year operating lease through March 2024. The lease calls for monthly lease payments of approximately $3,500.

For the year ended December 31, 2023, total rent expense for the Company totaled approximately $3,000.

Management believes IFRS 16 did not have a material impact on the Company’s operations due the Company not having any material leases.

Litigation

In the ordinary course of business, the Company may become a party to various claims, legal actions and complaints. In the opinion of management, there were no matters that would have a material adverse effect on the consolidated financial condition of the Company as of December 31, 2023.

11.COMMON STOCK

As of December 31, 2023, the Company has authorized and issued 100 common stock shares with a par value of $1.00.

12.POST REPORTING DATE EVENTS

No post reporting date events have occurred between the reporting date and the date of authorization of these consolidated financial statements, which would require adjusting the consolidated financial statements.

13.AUTHORIZATION OF FINANCIAL STATEMENTS

For the year ended December 31, 2023, the consolidated financial statements of the Company were approved by Daniel Contreras, Chief Executive Officer, on March 18, 2024.

14.SUBSEQUENT EVENT

The Company has evaluated subsequent events through March 18, 2024, the date these consolidated financial statements were available to be issued.

During February 2024, in an effort to streamline operations and better serve its customer base, Phonetime, Inc. transferred substantially all of its customers contracts to Mexedia, Inc. and to Mexedia, Ltd. (also a related entity through common ownership).

MEXEDIA DESIGNATED ACTIVITY COMPANY

UNAUDITED STATEMENT OF FINANCIAL POSITION

AS AT JUNE 30, 2024

	June 30, 2024		December 31, 2023

Assets
Non-current assets
Property, plant and equipment		$52,547		$57,664
Goodwill		-		-
Other intangible assets		75,000		75,000
Investments in associates		-		-
Other non-current assets		9,752		9,751
Deferred taxes		-		-
		137,299		142,415

Current assets
Inventories		-		-
Trade receivables		39,552,279		40,702,777
Short-term loans		12,407,443		13,715,040
Taxes and other current assets		1,982,837		558,452
Cash and cash equivalents		82,067		98,617
Accruals		82,904		93,965
		54,107,530		55,168,851
Total assets		$54,244,829		$55,311,266

Equity and liabilities
Equity	$		$
Share capital		1,000		1,000
Other reserves		2,000,000		2,000,000
Translation difference		-		-
Retained earnings		(1,440,668)		(1,575,264)
Net profit (loss) for the financial period		(2,428,709)		1,585,133
Equity attributable to equity owners of the Group		(1,868,377)		2,010,869
Minority interests		-		-
		(1,868,377)		2,010,869

Non-current liabilities
Long-term borrowings		-		-
Financial debt on repurchase of minority interests		-		-
Deferred tax liabilities		-		-
Retirement benefits obligations		-		-
Provisions for other liabilities		12,000		12,000
Total non-current liabilities		12,000		12,000

Current liabilities
Short-term borrowings		41,791,319		41,821,898
Trade payables		9,584,136		7,488,264
Taxes payable		15,162		204,042
Other current liabilities		4,710,589		3,774,193
Accruals		-		-
Total current liabilities		56,101,206		53,288,397
Total equity and liabilities		$54,244,829		$55,311,266

The accompanying notes are an integral part of these unaudited financial statements.

MEXEDIA DESIGNATED ACTIVITY COMPANY

UNAUDITED STATEMENT OF COMPREHENSIVE INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2024

	June 30, 2024	June 30, 2023

Revenue	$19,290,476	$39,768,401
Cost of sales	(17,729,909)	(35,091,883)
Gross profit	1,560,567	4,676,519

General and administration	(630,898)	(1,596,106)
Other income	-	-
Other expenses	(40,757)	(39,255)
Depreciation and amortization	(5,117)	(82,029)
Operating profit (loss)	883,795	2,959,129

Finance income (costs)	(3,100,749)	(1,786,459)
Other non-operating income	80,812	3,466
Other non-operating expenses	(292,567)	(99,042)
Profit (loss) before taxation	(2,428,709)	1,077,093

Income taxes	-	(134,637)
Net profit (loss) for the financial period	$(2,428,709)	$942,456

The accompanying notes are an integral part of these unaudited financial statements.

MEXEDIA DESIGNATED ACTIVITY COMPANY

UNAUDITED STATEMENT OF CHANGES IN EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2024

	Notes	Share Capital	Revaluation Reserve	Profit and Loss Reserves	Total

Balance at 1 January 2023		$1,000	$2,000,000	$5,263,968	$7,264,968
Net profit (loss)		-	-	942,456	942,456
Balance at 30 June 2023		$1,000	$2,000,000	$6,206,424	$8,207,424

Balance at 1 January 2024		$1,000	$2,000,000	$11,431,955	$3,432,955
Net profit (loss)		-	-	(2,428,709)	(2,428,709)
Balance at 30 June 2024		$1,000	$2,000,000	$9,003,246	$1,004,246

The accompanying notes are an integral part of these unaudited financial statements.

MEXEDIA DESIGNATED ACTIVITY COMPANY

UNAUDITED STATEMENT OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2024

	June 30, 2024	June 30, 2023

A) Cash flows from current activities
Profit (loss) for the period	$(2,428,709)	$942,456
Income tax	-	134,637
Payable (receivable) interest	3,100,749	1,786,459
1) Profit (loss) for the year before income tax, interest, dividends and capital gains/losses from convenances	672,040	2,863,552
Adjustments to non monetary items that were not offset in the net working capital		-
Provisions	-	(3,000)
Other non-monetary items	67,298	134,587
Fixed asset depreciation/amortisation	5,117	82,029
Total adjustments for non-monetary items that were not offset in the net working capital	72,415	213,616
2) Cash flow before changing net working capital	744,455	3,077,168
Changes to the net working capital
Decrease/(increase) in trade receivables	(6,278,394)	(9,360,222)
Increase/(decrease) in trade payables	7,017,724	(1,664,151)
Decrease/(increase) from prepayments and accrued income	483,872	615,378
Increase/(decrease) from accruals and deferred income	-	-
Other decreases/(other increases) in net working capital	1,693,985	(4,612,428)
Total changes to net working capital	2,917,187	(15,021,423)
3) Cash flow after changes to net working capital	3,661,642	(11,944,255)
Other adjustments
Interest received/(paid)	(46)	(1,331,192)
(Var of reserves)
Total other adjustments	(46)	(1,331,192)
Cash flow from current activities (A)	3,661,596	(13,275,447)
B) Cash flows from investments
Tangible fixed assets
(Investments)	10,233	10,234
Intangible fixed assets
(Investments)	-	(75,000)
Financial fixed assets
(Investments)	-	-
Cash flows from investments (B)	10,233	(64,766)
C) Cash flows from financing activities
Loan capital
New loans	(2,018,761)	14,260,574
Equity
Capital increase payments	-	-
Cash flows from financing activities (C)		14,260,574
Increase (decrease) in liquid assets (A ± B ± C)	1,653,068	920,360
Liquid assets at the end of the year
Bank and post office deposits	79,922	918,215
Cash and valuables in hand	2,145	2,145
Total liquid assets at the end of the year	82,067	920,360

The accompanying notes are an integral part of these unaudited financial statements.

MEXEDIA DESIGNATED ACTIVITY COMPANY

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024

1Accounting policies

Company information

Mexedia Designated Activity Company is a limited company domiciled and incorporated in the Republic of Ireland. The registered office is 17 Clanwilliam Square, Grand Canal Quay, Dublin 2 and its company registration number is 601653.

1.1 Accounting convention

The financial statements are prepared in dollars; the functional currency of the company is euros. Monetary amounts in these financial statements are rounded to the nearest dollar.

The financial statements have been prepared under the historical cost convention. The principal accounting policies adopted are set out below.

1.2 Going concern

At the time of approving the financial statements, the directors have a reasonable expectation that the company has adequate resources to continue in operational existence for the foreseeable future. Thus the directors continue to adopt the going concern basis of accounting in preparing the financial statements.

1.3 Turnover

Turnover is recognized at the fair value of the consideration received or receivable for goods and services provided in the normal course of business, and is shown net of VAT and other sales related taxes. The fair value of consideration takes into account trade discounts, settlement discounts and volume rebates.

1.4 Intangible fixed assets other than goodwill

Intangible assets acquired separately from a business are recognized at cost and are subsequently measured at cost less accumulated amortization and accumulated impairment losses.

Intangible assets acquired on business combinations are recognized separately from goodwill at the acquisition date where it is probable that the expected future economic benefits that are attributable to the asset will flow to the entity and the fair value of the asset can be measured reliably; the intangible asset arises from contractual or other legal rights; and the intangible asset is separable from the entity.

Amortization is recognized so as to write off the cost or valuation of assets less their residual values over their useful lives on the following bases:

Software	Over 15 years
Development costs	Over 8 years

1.5 Tangible fixed assets

Tangible fixed assets are initially measured at cost and subsequently measured at cost or valuation, net of depreciation and any impairment losses.

Depreciation is recognized so as to write off the cost or valuation of assets less their residual values over their useful lives on the following bases:

Leasehold land and buildings	8 years
Fixtures and fittings	8 years
Computers	8 years

The gain or loss arising on the disposal of an asset is determined as the difference between the sale proceeds and the carrying value of the asset, and is credited or charged to profit or loss.

1.6 Impairment of fixed assets

Assets not measured at fair value are reviewed for any indication that the asset may be impaired at each statement of financial position date. If such indication exists, the recoverable amount of the asset, or the asset’s cash generating unit, is estimated and compared to the carrying amount. Where the carrying amount exceeds its recoverable amount, an impairment loss is recognized in profit or loss unless the asset is carried at a revalued amount where the impairment loss is a revaluation decrease.

1.7 Cash and cash equivalents

Cash and cash equivalents are basic financial assets and include cash in hand, deposits held at call with banks, other short-term liquid investments with original maturities of three months or less, and bank overdrafts. Bank overdrafts are shown within borrowings in current liabilities.

1.8 Financial instruments

Financial instruments are recognized in the company's statement of financial position when the company becomes party to the contractual provisions of the instrument.

Financial assets and liabilities are offset, with the net amounts presented in the financial statements, when there is a legally enforceable right to set off the recognized amounts and there is an intention to settle on a net basis or to realize the asset and settle the liability simultaneously.

Basic financial assets

Basic financial assets, which include debtors and cash and bank balances, are initially measured at transaction price including transaction costs and are subsequently carried at amortized cost using the effective interest method unless the arrangement constitutes a financing transaction, where the transaction is measured at the present value of the future receipts discounted at a market rate of interest.

Classification of financial liabilities

Financial liabilities and equity instruments are classified according to the substance of the contractual arrangements entered into. An equity instrument is any contract that evidences a residual interest in the assets of the company after deducting all of its liabilities.

Basic financial liabilities

Basic financial liabilities, including creditors, bank loans, loans from fellow group companies and preference shares that are classified as debt, are initially recognized at transaction price unless the arrangement constitutes a financing transaction, where the debt instrument is measured at the present value of the future payments discounted at a market rate of interest.

1.9 Equity instruments

Equity instruments issued by the company are recorded at the proceeds received, net of transaction costs. Dividends payable on equity instruments are recognized as liabilities once they are no longer at the discretion of the company.

1.10 Taxation

The tax expense represents the sum of the tax currently payable and deferred tax.

Current tax

The tax currently payable is based on taxable profit for the year. Taxable profit differs from net profit as reported in the income statement because it excludes items of income or expense that are taxable or deductible in other years and it further excludes items that are never taxable or deductible. The company’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the reporting end date.

Deferred tax

Deferred tax liabilities are generally recognized for all timing differences and deferred tax assets are recognized to the extent that it is probable that they will be recovered against the reversal of deferred tax liabilities or other future taxable profits. Such assets and liabilities are not recognized if the timing difference arises from goodwill or from the initial recognition of other assets and liabilities in a transaction that affects neither the tax profit nor the accounting profit.

The carrying amount of deferred tax assets is reviewed at each reporting end date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered. Deferred tax is calculated at the tax rates that are expected to apply in the period when the liability is settled or the asset is realized. Deferred tax is charged or credited in the income statement, except when it relates to items charged or credited directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when the company has a legally enforceable right to offset current tax assets and liabilities and the deferred tax assets and liabilities relate to taxes levied by the same tax authority.

1.11 Employee benefits

The costs of short-term employee benefits are recognized as a liability and an expense, unless those costs are required to be recognized as part of the cost of stock or fixed assets.

The cost of any unused holiday entitlement is recognized in the period in which the employee’s services are received.

Termination benefits are recognized immediately as an expense when the company is demonstrably committed to terminate the employment of an employee or to provide termination benefits.

1.12 Foreign exchange

Transactions in currencies other than euros are recorded at the rates of exchange prevailing at the dates of the transactions. At each reporting end date, monetary assets and liabilities that are denominated in foreign currencies are retranslated at the rates prevailing on the reporting end date. Gains and losses arising on translation in the period are included in profit or loss.

2Judgements and key sources of estimation uncertainty

In the application of the company’s accounting policies, the directors are required to make judgements, estimates and assumptions about the carrying amount of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised where the revision affects only that period, or in the period of the revision and future periods where the revision affects both current and future periods.

Critical judgements

The following judgements (apart from those involving estimates) have had the most significant effect on amounts recognized in the financial statements.

Going Concern

The directors have prepared budgets and cash flows for a period of at least twelve months from the date of the approval of the financial statements which demonstrate that there is no material uncertainty regarding the company’s ability to meet its liabilities as they fall due, and to continue as a going concern. On this basis the directors consider it appropriate to prepare the financial statements on a going concern basis. Accordingly, these financial statements do not include any adjustments to the carrying amounts and classification of assets and liabilities that may arise if the company was unable to continue as a going concern.

Useful lives of Tangible Fixed Assets

Long-lived assets comprising primarily of property, plant and machinery and fixtures and fittings represent a significant portion of total assets. The annual depreciation charge depends primarily on the estimated lives of each type of asset and, in certain circumstances, estimates of residual values. The directors regularly review these useful lives and change them if necessary to reflect current conditions. In determining these useful lives management consider technological change, patterns of consumption, physical condition and expected economic utilization of the assets. Changes in the useful lives can have a significant impact on the depreciation charge for the financial year.

3Interest payable and similar expenses

	Six Months Ended June 30,
	2024	2023

Finance interest	$2,516,418	$1,977,970
Other interest	4,735	15,903
	$2,521,153	$1,993,872

4Debtors

	June 30, 2024	June 30, 2023
Amounts falling due with one year:

Trade debtors	$42,991,609	$40,040,852
Corporation tax recoverable	2,155,259	455,408
Amounts owed by group undertakings	13,035,264	10,799,952
Other debtors	13,486,351	1,406,286
Prepayments	682,925	2,867,501
	$72,351,408	$55,569,999

5Creditors: amounts falling due within one year

	June 30, 2024	June 30, 2023

Trade creditors	$8,532,680	$3,088,035
Amounts owed to group undertakings	16,304	16,129
Corporation tax	0	0
VAT	2,628,310	0
PAYE and social security	4,758	3,134
Other creditors	48,149,823	45,259,245
Accruals	0	0
	$59,331,877	$48,366,544

6Related party transactions

Included in debtors are various balances owed to Mexedia DAC from connected parties, these may be summarized as follows:

Amounts due:

Heritage Ventures Limited (common director) – At 6/30/24: $3,949,855

Mexedia Inc (group company) - At 6/30/24: $5,702,588

Amounts owed:

Heritage Ventures Limited (common director) shares - At 6/30/24: $16,304

Heritage Ventures Limited (common director) security deposit - At 6/30/24: $3,260

Mexedia Spa (group company) - At 6/30/24: $5,091,840

7Subsequent events

In October 2024, the company was acquired by Raadr, Inc., a U.S. publicly-traded corporation.

MEXEDIA DESIGNATED ACTIVITY COMPANY

UNAUDITED STATEMENT OF FINANCIAL POSITION

AS AT DECEMBER 31, 2023

	Notes	2023	2022

Fixes assets
Intangible assets	9	$1,712,500	$1,827,083
Tangible assets	10	67,275	79,249
		1,779,775	1,906,332

Current assets
Debtors	11	54,722,747	38,028,150
Cash at bank and in hand		68,040	2,307,680
		54,790,787	40,335,830

Creditors: amounts falling due within one year	12	(53,137,607)	(34,977,194)

Net current assets		1,653,180	5,358,636

Net assets		$3,432,955	$7,264,968

Capital and reserves
Called up share capital presented as equity	13	$1,000	$1,000
Revaluation reserve	14	2,000,000	2,000,000
Profit and loss reserves	15	1,431,955	5,263,968

Total equity		$3,432,955	$7,264,968

The accompanying notes are an integral part of these unaudited financial statements.

MEXEDIA DESIGNATED ACTIVITY COMPANY

UNAUDITED STATEMENT OF COMPREHENSIVE INCOME

FOR THE YEAR ENDED DECEMBER 31, 2023

The income statement has been prepared on the basis that all operations are continuing operations.

	Notes	2023	2022

Turnover		$112,626,233		$140,871,413
Cost of sales		(102,949,336)		(127,696,740)

Gross profit		9,676,897		13,714,673

Administrative expenses		(3,823,761)		(4,107,763)
Other operating income/(expenses)		170,798		(2,982)

Operating profit	3	6,023,934		9,063,928

Interest payable and similar expenses	6	(4,402,570)		(3,042,846)

Profit before taxation		1,621,364		6,021,082
			$
Tax on profit	7	(190,055)		(757,759)

Profit for the financial year		$1,431,309		$5,263,323

The accompanying notes are an integral part of these unaudited financial statements.

MEXEDIA DESIGNATED ACTIVITY COMPANY

UNAUDITED STATEMENT OF CHANGES IN EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2023

	Notes	Share Capital	Revaluation Reserve	Profit and Loss Reserves	Total

Balance at 1 January 2022		$1,000	$2,000,000	$2,915,946	$4,916,946

Year ended 31 December 2022:
Profit and total comprehensive income		-	-	5,263,323	5,263,323
Dividends	8	-	-	(2,915,301)	(2,915,301)

Balance at 31 December 2022		1,000	2,000,000	5,263,968	7,264,968

Year ended 31 December 2023:
Profit and total comprehensive income		-	-	1,431,309	1,431,309
Dividends	8	-	-	(5,263,322)	(5,263,322)

Balance at 31 December 2023		$1,000	$2,000,000	$11,431,955	$3,432,955

The accompanying notes are an integral part of these unaudited financial statements.

MEXEDIA DESIGNATED ACTIVITY COMPANY

UNAUDITED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2023

	Notes	2023	2022

Cash flows from operating activities
Cash generated from operations	19	$8,474,652	$3,121,505
Interest paid		(4,402,570)	(3,042,846)
Income taxes paid		(1,010,900)	(284,109)

Net cash inflow/(outflow) from operating activities		3,061,182	(205,450)

Investing activities
Purchase of intangible assets		(37,500)	(37,500)
Purchase of tangible fixed assets		-	(991)
Proceeds from disposal of subsidiaries		-	85

Net cash used in investing activities		(37,500)	5,358,636

Financing activities
Dividends paid		(5,263,322)	(2,915,301)

Net cash used in financing activities		(5,263,322)	(2,915,301)

Net decrease in cash and cash equivalents		(2,239,640)	(3,159,157)

Cash and cash equivalents at beginning of year		2,307,680	5,466,837

Cash and cash equivalents at end of year		$68,040	$2,307,680

The accompanying notes are an integral part of these unaudited financial statements.

MEXEDIA DESIGNATED ACTIVITY COMPANY

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2023

1Accounting policies

Company information

Mexedia Designated Activity Company is a limited company domiciled and incorporated in the Republic of Ireland. The registered office is 17 Clanwilliam Square, Grand Canal Quay, Dublin 2 and its company registration number is 601653.

1.1 Accounting convention

These financial statements have been prepared in accordance with FRS 102 “The Financial Reporting Standard applicable in the UK and Republic of Ireland” (“FRS 102”) and the requirements of the Companies Act 2014.

The financial statements are prepared in euros, which is the functional currency of the company. Monetary amounts in these financial statements are rounded to the nearest dollar.

The financial statements have been prepared under the historical cost convention. The principal accounting policies adopted are set out below.

1.2 Going concern

At the time of approving the financial statements, the directors have a reasonable expectation that the company has adequate resources to continue in operational existence for the foreseeable future. Thus the directors continue to adopt the going concern basis of accounting in preparing the financial statements.

1.3 Turnover

Turnover is recognized at the fair value of the consideration received or receivable for goods and services provided in the normal course of business, and is shown net of VAT and other sales related taxes. The fair value of consideration takes into account trade discounts, settlement discounts and volume rebates.

1.4 Intangible fixed assets other than goodwill

Intangible assets acquired separately from a business are recognized at cost and are subsequently measured at cost less accumulated amortization and accumulated impairment losses.

Intangible assets acquired on business combinations are recognized separately from goodwill at the acquisition date where it is probable that the expected future economic benefits that are attributable to the asset will flow to the entity and the fair value of the asset can be measured reliably; the intangible asset arises from contractual or other legal rights; and the intangible asset is separable from the entity.

Amortization is recognized so as to write off the cost or valuation of assets less their residual values over their useful lives on the following bases:

Software	Over 15 years
Development costs	Over 8 years

1.5 Tangible fixed assets

Tangible fixed assets are initially measured at cost and subsequently measured at cost or valuation, net of depreciation and any impairment losses.

Depreciation is recognized so as to write off the cost or valuation of assets less their residual values over their useful lives on the following bases:

Leasehold land and buildings	8 years
Fixtures and fittings	8 years
Computers	8 years

The gain or loss arising on the disposal of an asset is determined as the difference between the sale proceeds and the carrying value of the asset, and is credited or charged to profit or loss.

1.6 Impairment of fixed assets

Assets not measured at fair value are reviewed for any indication that the asset may be impaired at each statement of financial position date. If such indication exists, the recoverable amount of the asset, or the asset’s cash generating unit, is estimated and compared to the carrying amount. Where the carrying amount exceeds its recoverable amount, an impairment loss is recognized in profit or loss unless the asset is carried at a revalued amount where the impairment loss is a revaluation decrease.

1.7 Cash and cash equivalents

Cash and cash equivalents are basic financial assets and include cash in hand, deposits held at call with banks, other short-term liquid investments with original maturities of three months or less, and bank overdrafts. Bank overdrafts are shown within borrowings in current liabilities.

1.8 Financial instruments

The company has elected to apply the provisions of Section 11 ‘Basic Financial Instruments’ and Section 12 ‘Other Financial Instruments Issues’ of FRS 102 to all of its financial instruments.

Financial instruments are recognized in the company’s statement of financial position when the company becomes party to the contractual provisions of the instrument.

Financial assets and liabilities are offset, with the net amounts presented in the financial statements, when there is a legally enforceable right to set off the recognized amounts and there is an intention to settle on a net basis or to realise the asset and settle the liability simultaneously.

Basic financial assets

Basic financial assets, which include debtors and cash and bank balances, are initially measured at transaction price including transaction costs and are subsequently carried at amortized cost using the effective interest method unless the arrangement constitutes a financing transaction, where the transaction is measured at the present value of the future receipts discounted at a market rate of interest.

Classification of financial liabilities

Financial liabilities and equity instruments are classified according to the substance of the contractual arrangements entered into. An equity instrument is any contract that evidences a residual interest in the assets of the company after deducting all of its liabilities.

Basic financial liabilities

Basic financial liabilities, including creditors, bank loans, loans from fellow group companies and preference shares that are classified as debt, are initially recognized at transaction price unless the arrangement constitutes a financing transaction, where the debt instrument is measured at the present value of the future payments discounted at a market rate of interest.

1.9 Equity instruments

Equity instruments issued by the company are recorded at the proceeds received, net of transaction costs. Dividends payable on equity instruments are recognized as liabilities once they are no longer at the discretion of the company.

1.10 Taxation

The tax expense represents the sum of the tax currently payable and deferred tax.

Current tax

The tax currently payable is based on taxable profit for the year. Taxable profit differs from net profit as reported in the income statement because it excludes items of income or expense that are taxable or deductible in other years and it further excludes items that are never taxable or deductible. The company’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the reporting end date.

Deferred tax

Deferred tax liabilities are generally recognized for all timing differences and deferred tax assets are recognized to the extent that it is probable that they will be recovered against the reversal of deferred tax liabilities or other future taxable profits. Such assets and liabilities are not recognized if the timing difference arises from goodwill or from the initial recognition of other assets and liabilities in a transaction that affects neither the tax profit nor the accounting profit.

The carrying amount of deferred tax assets is reviewed at each reporting end date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered. Deferred tax is calculated at the tax rates that are expected to apply in the period when the liability is settled or the asset is realized. Deferred tax is charged or credited in the income statement, except when it relates to items charged or credited directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when the company has a legally enforceable right to offset current tax assets and liabilities and the deferred tax assets and liabilities relate to taxes levied by the same tax authority.

1.11 Employee benefits

The costs of short-term employee benefits are recognized as a liability and an expense, unless those costs are required to be recognized as part of the cost of stock or fixed assets.

The cost of any unused holiday entitlement is recognized in the period in which the employee’s services are received.

Termination benefits are recognized immediately as an expense when the company is demonstrably committed to terminate the employment of an employee or to provide termination benefits.

1.12 Foreign exchange

Transactions in currencies other than euros are recorded at the rates of exchange prevailing at the dates of the transactions. At each reporting end date, monetary assets and liabilities that are denominated in foreign currencies are retranslated at the rates prevailing on the reporting end date. Gains and losses arising on translation in the period are included in profit or loss.

2Judgements and key sources of estimation uncertainty

In the application of the company’s accounting policies, the directors are required to make judgements, estimates and assumptions about the carrying amount of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised where the revision affects only that period, or in the period of the revision and future periods where the revision affects both current and future periods.

Critical judgements

The following judgements (apart from those involving estimates) have had the most significant effect on amounts recognized in the financial statements.

Going Concern

The directors have prepared budgets and cash flows for a period of at least twelve months from the date of the approval of the financial statements which demonstrate that there is no material uncertainty regarding the company’s ability to meet its liabilities as they fall due, and to continue as a going concern. On this basis the directors consider it appropriate to prepare the financial statements on a going concern basis. Accordingly, these financial statements do not include any adjustments to the carrying amounts and classification of assets and liabilities that may arise if the company was unable to continue as a going concern.

Useful lives of Tangible Fixed Assets

Long-lived assets comprising primarily of property, plant and machinery and fixtures and fittings represent a significant portion of total assets. The annual depreciation charge depends primarily on the estimated lives of each type of asset and, in certain circumstances, estimates of residual values. The directors regularly review these useful lives and change them if necessary to reflect current conditions. In determining these useful lives management consider technological change, patterns of consumption, physical condition and expected economic utilization of the assets. Changes in the useful lives can have a significant impact on the depreciation charge for the financial year.

3Operating profit

	2023	2022
Operating profit for the year is stated after charging:

Exchange losses	$11,768	$82,310
Fees payable to the company’s auditor for the audit of the company’s financial statements	22,765	19,950
Depreciation of owned tangible fixed assets	11,974	11,965
Amortization of intangible assets	$152,083	$152,084

4Employees

The average monthly number of persons (including directors) employed by the company during the year was:

	2023 Number	2022 Number

Directors	1	1
Other	2	2
Total	3	3

Their aggregate remuneration comprised:

	2023	2022

Wages and salaries	$145,691	$160,851
Social security costs	26,943	18,352
	$172,634	$179,203

5Directors’ Remuneration

	2023	2022

Remuneration for qualifying services	$77,000	$77,000

6Interest payable and similar expenses

	2023	2022

Finance interest	$4,373,361	$3,004,658
Other interest	29,209	38,188
	$4,402,570	$3,042,846

7Taxation

	2023	2022
Current tax
Corporation tax on profits for the current period	$190,055	$757,759

	2023	2022

Profit before taxation	$1,621,364	$6,021,082

Expected tax charge based on standard rate of corporation tax of 12.50% (2022: 12.50%)	$202,671	$752,635
Tax effect of expenses that are not deductible in determining taxable profit	3,651	18,899
Tax effect of income not taxable in determining taxable profit	(75)	(75)
Permanent capital allowances in excess of depreciation	(36,255)	(35,669)
Depreciation on assets not qualifying for tax allowances	3,565	1,496
Amortization on assets not qualifying for tax allowances	19,010	19,011
Other non-reversing timing differences	-	1,462

Taxation charge for the year	$192,567	$757,759

Taxation charge in the financial statements	$190,055	$757,759

Reconciliation - the current year tax charge does not reconcile to the above analysis. Please review figures in the database.	$2,512	$-

8Dividends

	2023	2022

Final paid/outstanding	$5,263,322	$2,915,301

9Intangible fixed assets

	Software	Development Costs	Total

Cost
At 1 January 2023	$2,000,000	$187,500	$2,187,500
Additions - internally developed	-	37,500	37,500

At 31 December 2023	2,000,000	225,000	2,225,000

Amortization and impairment
At 1 January 2023	266,667	93,750	360,417
Amortization charged for the year	133,333	18,750	152,083

At 31 December 2023	400,000	112,500	512,500

Carrying amount
At 31 December 2023	1,600,000	112,500	1,712,500

At 31 December 2022	$1,733,333	$93,750	$1,827,083

10Tangible fixed assets

	Leasehold land and buildings	Fixtures and fittings	Computers	Total

Cost
At 1 January 2023 and 31 December 2023	$13,925	$75,948	$5,921	$95,794

Depreciation
At 1 January 2023	2,573	13,023	949	16,545
Depreciation charged in the year	1,741	9,493	740	11,974

at 31 December 2023	4,314	22,516	1,689	28,519

Carrying amount
At 31 December 2023	9,611	53,432	4,232	67,275

At 31 December 2022	$11,352	$6,295	$4,972	$79,249

11Debtors

	2023	2022
Amounts falling due with one year:

Trade debtors	$40,654,524	$28,587,750
Corporation tax recoverable	159,572	-
Amounts owed by group undertakings	9,212,143	4,871,520
Other debtors	3,674,842	4,020,446
Prepayments	1,021,666	548,434
	$54,722,747	$38,028,150

Amounts receivable from group companies are unsecured, interest-free, have no fixed date of repayment and are repayable on demand.

12Creditors: amounts falling due within one year

	2023	2022

Trade creditors	$7,488,256	$3,897,599
Amounts owed to group undertakings	3,682,134	1,233,301
Corporation tax	-	661,273
VAT	-	22,568
PAYE and social security	8,374	12,119
Other creditors	41,891,469	29,150,424
Accruals	67,374	(90)
	$53,137,607	$34,977,194

Amounts owed to group companies are unsecured, interest-free, have no fixed date of repayment and are repayable on demand.

Other creditors: Included in other creditors are loan balances which have been advanced to the company by Lenderwize Limited. The total outstanding at the year end to Lenderwize Limited was $41,791,319 (2022 - $29,048,069). Interest charged by Lenderwize Limited in the current year was $4,373,334 (2022 - $3,000,863).

13Share capital

	2023 Number	2022 Number	2023	2022
Ordinary share capital Authorized equity Issued and fully paid
Ordinary shares of $1 each	1,000	1,000	$1,000	$1,000

14Revaluation reserve

	2023	2022

At the beginning and end of the year	$2,000,000	$2,000,000

15Profit and loss reserves

	2023	2022

At the beginning of the year	$5,263,968	$2,915,946
Profit for the year	1,431,309	5,263,323
Dividends declared and paid in the year/outstanding at year end	(5,263,322)	(2,915,301)
	$1,431,955	$5,263,968

16Events after the reporting date

There are no post balance sheet adjustments which require disclosure.

17Related party transactions

Included in debtors are various balances owed to Mexedia DAC from connected parties, these may be summarized as follows:

Amounts due:

Heritage Ventures Limited (common director) - $4,039,855 (2022: $2,027,855)

Mexedia Inc (group company) - $5,172,288 (2022: $2,843,665)

Amounts owed:

Heritage Ventures Limited (common director) shares - $15,000 (2022: $15,000)

Heritage Ventures Limited (common director) security deposit - $3,000 (2022: $3,000)

Mexedia Spa (group company) - $3,644,134 (2022: $1,215,301)

Trade debtor intercompany balances:

Mexedia Inc (group company) - $558,002 (2022: $206,377)

Mexedia Spa (group company) - $12,492 (2022: $Nil)

Opt1mize Technologies Limited (common control) - $591,826 (2022: $584,763)

18Ultimate controlling party

Mexedia Limited is a wholly owned subsidiary of Mexedia SPA S.B, an Italian company. The majority shareholder in Mexedia SPA S.B, via a holding company structure, is Mr Orlando Taddeo who may be regarded as the ultimate controlling party of Mexedia Limited.

19Cash generated from operations

	2023	2022

Profit for the year after tax	$1,431,309	$5,263,323

Adjustments for:
Taxation charged	190,055	757,759
Finance costs	4,402,570	3,042,846
Amortization and impairment of intangible assets	152,083	152,084
Depreciation and impairment of tangible fixed assets	11,974	11,965

Movements in working capital:
Increase in debtors	(16,535,025)	(13,733,710)
Increase in creditors	18,821,686	7,627,238

Cash generated from operations	$8,474,652	$3,121,505

20Analysis of changes in net funds

	1 January 2023	Cash flows	31 December 2023

Cash at bank and in hand	$2,307,680	$(2,239,640)	$68,040

21Approval of financial statements

The directors approved the financial statements on 11 March 2024.

PART III EXHIBITS

Exhibit No.	Description of Exhibit

2. Charter and Bylaws
2.1*	Articles of Incorporation
2.2*	Certificate of Change (Increase Authorized) dated June 19, 2018
2.3*	Certificate of Designation (Creation of Series A Preferred) dated January 3, 2013
2.4*	Certificate of Amendment (Name Change to Pitooey!, Inc.) dated January 18, 2013
2.5*	Certificate of Amendment (Name Change to Raadr, Inc.) dated June 29, 2015
2.6*	Certificate of Designation (Creation of Series E Preferred) dated January 27, 2016
2.7*	Certificate of Amendment (Increase in Authorized) dated March 21, 2016
2.8*	Certificate of Amendment (Increase in Authorized) dated May 9, 2016
2.9*	Certificate of Amendment (Increase in Authorized) dated May 3, 2017
2.10*	Certificate of Amendment (Increase in Authorized) dated August 4, 2017
2.10.1*	Certificate of Amendment (Increase in Authorized) dated May 6, 2022
2.10.2*	Certificate of Amendment (Reverse Split: 1-for-1,000) dated August 31, 2022
2.10.3*	Certificate of Amendment (Reverse Split: 1-for-100) dated September 28, 2022
2.10.4+	Certificate of Amendment (Increase in Authorized) dated December 1, 2022
2.10.5+	Certificate of Designation (Creation of Series F Preferred) dated October 8, 2024
2.11*	Bylaws

3. Instruments Defining the Rights of Securityholders
3.1*	Promissory Note issued by the Company to JanBella Group, LLC and Guaranty between JanBella Group, LLC and Jacob DiMartino
3.2+	Secured Promissory Note dated October 8, 2024, principal amount $540,000.00, in favor of JanBella Group, LLC
3.3+	Convertible Promissory Note dated November 15, 2024, $50,000 principal amount, issued in favor of Daniel Contreras
3.4+	Convertible Promissory Note dated November 15, 2024, $300,000 principal amount, issued in favor of Orlando Taddeo
3.5+	Convertible Promissory Note dated November 15, 2024, $200,000 principal amount, issued in favor of OTUS, LLC
3.6+	Convertible Promissory Note dated November 15, 2024, $300,000 principal amount, issued in favor of Orlando Taddeo
3.7+	Convertible Promissory Note dated November 15, 2024, $200,000 principal amount, issued in favor of OTUS, LLC
3.8+	Convertible Promissory Note dated July 15, 2024, $60,000 principal amount, issued in favor of Newlan Law Firm, PLLC
3.9+	Convertible Promissory Note dated July 15, 2024, $40,000 principal amount, issued in favor of Newlan Law Firm, PLLC
3.10+	Amendment No. 1 to the Promissory Note dated November 18, 2022, in favor of Boot Capital, LLC
3.11+	Second Amendment to Senior Secured Convertible Promissory Note dated July 29, 2021, in favor of Leonite Fund I, LP
3.12+	Convertible Promissory Note dated October 1, 2024, $25,000 principal amount, issued in favor of FirstFire Global Opportunity Fund, LLC
3.13#	Amended and Restated Convertible Promissory Note, $50,000 principal amount, issued in favor of Daniel Contreras
3.14#	Amended and Restated Convertible Promissory Note, $300,000 principal amount, issued in favor of Orlando Taddeo
3.15#	Amended and Restated Convertible Promissory Note, $200,000 principal amount, issued in favor of OTUS, LLC
3.16#	Amended and Restated Convertible Promissory Note, $300,000 principal amount, issued in favor of Orlando Taddeo
3.17#	Amended and Restated Convertible Promissory Note, $200,000 principal amount, issued in favor of OTUS, LLC
3.18#	Amended and Restated Convertible Promissory Note, $25,000 principal amount, issued in favor of FirstFire Global Opportunities Fund, LLC
3.19#	Convertible Promissory Note, dated December 5, 2025, $27,500 principal amount, issued in favor of GW Capital Ventures, LLC
3.20#	Convertible Promissory Note, dated December 11, 2025, $27,500 principal amount, issued in favor of Leonite Fund I, LP

3.21#	Convertible Promissory Note, dated December 9, 2025, $27,500 principal amount, issued in favor of FirstFire Global Opportunities Fund, LLC
3.22#	Amended and Restated Convertible Promissory Note, $27,500 principal amount, issued in favor of FirstFire Global Opportunities Fund, LLC
3.23#	Amended and Restated Convertible Promissory Note, $27,500 principal amount, issued in favor of GW Capital Ventures, LLC
3.24#	Amended and Restated Convertible Promissory Note, $27,500 principal amount, issued in favor of Leonite Fund I, LP

4. Subscription Agreement
4.1#	Form of Subscription Agreement

6. Material Agreements
6.1*	Forbearance Agreement between the Company and Dean Richards
6.2*	Forbearance Agreement between the Company and Tina Upham
6.3*	Forbearance Agreement between the Company and Brenda Whitman
6.4+	Stock Cancellation Agreement between the Company and Dean Richards
6.5+	Stock Cancellation Agreement between the Company and Tina Upham
6.6+	Stock Cancellation Agreement between the Company and Brenda Whitman
6.7+	Redemption Agreement between the Company and JanBella Group, LLC
6.8+	Pledge Agreement between Mexedia S.p.A. S.B. and JanBella Group, LLC
6.9+	Guaranty of Mexedia S.p.A. S.B.
6.10+	Settlement Agreement between the Company and FirstFire Global Opportunities Fund, LLC
6.11+	Settlement Agreement between the Company and FirstFire Global Opportunities Fund, LLC
6.12+	Global Settlement Agreement between the Company and Leonite Fund I, LP
6.13+	Global Settlement Agreement between the Company and IBH Capital, LLC
6.14+	Settlement Agreement between the Company and GW Holdings Group, LLC
6.15+	Legal Services Agreement between the Company and Newlan Law Firm, PLLC
6.16+

Facility Agreement among Mexedia, DAC, Matchcom Telecommunication Inc. and Phonetime Inc., as Borrowers/Obligors, and Fasanara Securitisation S.A., Acting for and on Behalf of its Compartment H, as Lender

6.17+	Settlement Agreement between the Company and Boot Capital, LLC
6.18+	Employment Agreement between Mexedia, Inc. a Daniel Contreras
6.19+	Employment Agreement between Mexedia, Inc. and Maickel Abdou
6.20+	Letter Agreement between Mexedia, Inc. and Sonya Maggi
6.21#	Securities Purchase Agreement dated December 9, 2024, between the Company and FirstFire Global Opportunities Fund, LLC
6.22#	Securities Purchase Agreement dated December 5, 2024, between the Company and GW Capital Ventures, LLC
6.23#	Securities Purchase Agreement dated December 11, 2024, between the Company and Leonite Fund I, LP

7. Plan of acquisition, reorganization, arrangement, liquidation or succession
7.1+	Share Exchange Agreement among the Company, Mexedia, Inc. and Mexedia S.p.A. S.B.
7.1.1+	Amendment No. 1 to Share Exchange Agreement among the Company, Mexedia, Inc. and Mexedia S.p.A. S.B.
7.2+	Share Exchange Agreement among the Company, Mexedia DAC and Mexedia S.p.A. S.B.
7.2.1+	Amendment No. 1 to Share Exchange Agreement among the Company, Mexedia, DAC and Mexedia S.p.A. S.B.
7.3+	Stock Purchase Agreement between the Company and New Generation Consumer Group, Inc.

11. Consents
11.1+	Consent of Newlan Law Firm, PLLC (see Exhibit 12.1)

12. Opinion re: Legality
12.1+	Opinion of Newlan Law Firm, PLLC

__________________________

# Filed herewith.

+ Filed previously.

* Incorporated by reference as indicated.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami Beach, State of Florida, on March 3, 2025.

RAADR, INC.

By:	/s/ Daniel Contreras
Daniel Contreras
Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Daniel Contreras
Daniel Contreras	March 3, 2025
Chief Executive Officer (Principal
Executive Officer) and Director

/s/ Orlando Taddeo
Orlando Taddeo	March 3, 2025
President and Director

/s/ Daniel Gilcher
Daniel Gilcher	March 3, 2025
Chief Financial Officer (Principal Accounting Officer),
Secretary, Treasurer and Director